SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
      -------------------------------------------------------------------

                               SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934
                                   (Amendment No. 2)


                            Filed by the Registrant  [X]

                     Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:

          [X]  Preliminary Proxy Statement     [ ] Definitive Proxy Statement
          [ ]  Definitive Additional Materials [ ] Soliciting Materials
          [ ]  Confidential, for use               Pursuant to S.240.14a-
               of the Commission                   11(c) or S.240.14a-12
               Only (as permitted
               by Rule 14a-6(e)(2))


                                THE LION BREWERY, INC.
          -----------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

          -----------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [ ]  No fee required.

          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

             1)  Title of each class of securities to which transaction applies:
                         ----------------------------------------------
             2)  Aggregate number of securities to which transaction
                 applies:
                         ----------------------------------------------
             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                        -------------------------------
             4)  Proposed maximum aggregate value of transaction:
                                                                 ------
             5)  Total fee paid:
                                ---------------------------------------
          [X]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)  Amount Previously Paid:
                                          -----------------------------
               2)  Form, Schedule or Registration Statement No.:
                                                                -------
               3)  Filing Party:
                                ---------------------------------------
               4)  Date Filed:
                              -----------------------------------------

                                PRELIMINARY COPY
                  (LOGO OF THE LION BREWERY, INC. APPEARS HERE)

                             THE LION BREWERY, INC.
                          700 NORTH PENNSYLVANIA AVENUE
                        WILKES BARRE, PENNSYLVANIA 18703

                                                           December ___, 1998


Dear Stockholder:

You are invited to attend a Special Meeting of Stockholders of The Lion Brewery,
Inc. (the "Company") to be held at                  , New York, New York     on
                                   ----------------                      ----
December    , 1998 at 10:00 a.m., local time.
         ---


At the Special Meeting you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of Malt Acquiring, Inc., a Pennsylvania corporation (the "Purchaser"), with and into the Company following which the separate corporate existence of the Purchaser will cease. The Purchaser is owned by a group led by members of the Company's senior operating management, including the Company's chief executive officer. Upon the consummation of the Merger, each share of common stock of the Company ("Common Stock") outstanding immediately prior to the Merger will be converted into the right to receive $4.70 in cash.



Pursuant to a Voting Agreement dated as of September 17, 1998 among Lion Partners Company, L.P., Weston Presidio Offshore Capital C.V., Quincy Partners and Northwood Ventures LLC (the "Voting Agreement"), stockholders holding an aggregate of 1,720,184 shares of Common Stock, or approximately 44.3% of the outstanding shares, have granted to the Purchaser a proxy to vote such shares in favor of the Merger and to vote against any competing transaction that might be proposed by a third party prior to the Merger. Of the 1,720,184 shares of Common Stock subject to the Voting Agreement, 1,545,184 of such shares are controlled by Donald J. Sutherland, the Chairman of the Board of Directors of the Company. The Purchaser intends to vote all shares subject to the Voting Agreement in favor of the Merger. A copy of the Voting Agreement is attached to the enclosed Proxy Statement as Annex C.


Tucker Anthony Incorporated, the investment banking firm retained by the Board of Directors of the Company in connection with the Merger, has rendered its opinion dated September 17, 1998 that, as of such date, the $4.70 per share of Common Stock in cash to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair to such holders. A copy of the opinion is attached to the enclosed Proxy Statement as Annex B and should be read in its entirety.

YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE TRANSACTIONS RELATED THERETO AND HAS DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, YOUR BOARD OF

DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE MERGER AGREEMENT AND THE MERGER AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.


Certain members of the Board of Directors have conflicts of interest with respect to the Merger. See "SPECIAL FACTORS--Conflicts of Interest" in the enclosed Proxy Statement.


If the Merger is consummated, holders of Common Stock who do not vote in favor of approval of the Merger Agreement and the Merger and who otherwise comply with the requirements of Subchapter D of Chapter 15 of the Business Corporation Law of Pennsylvania will be entitled to statutory appraisal rights.


Certain shareholders of the Company commenced a lawsuit in Pennsylvania (Court of Common Pleas, Luzerne County) purportedly on behalf of the Company seeking, among other things, to enjoin the consummation of the Merger. After a three-day hearing, the Court denied the plaintiff's application for a preliminary injunction in its entirety. The Court also found that the plaintiffs were not fair and adequate representatives of the Company's stockholders and should not be permitted to bring a derivative action on their behalf.



In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by stockholders of the Company at the Special Meeting and a proxy card. The Proxy Statement more fully describes the proposed Merger and includes information about the Company and the Purchaser. Stockholders are urged to read carefully the Proxy Statement and Notice and to consider the information included therein carefully. The Company, the Purchaser and certain members of the Company's senior operating management have filed a Schedule 13E-3 with the Securities and Exchange Commission. Stockholders are also urged to read carefully the Schedule 13E-3 and to consider the information therein carefully.


ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                                             Sincerely,


                                             Donald J. Sutherland

                                             Chairman of the Board of Directors

                             [THE LION BREWERY LOGO]
                             The Lion Brewery, Inc.
                          700 North Pennsylvania Avenue
                        Wilkes Barre, Pennsylvania 18703

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER    , 1998
                                              ---


                                                     Wilkes Barre, Pennsylvania

                                                     December    , 1998
                                                              ---


To the Stockholders of The Lion Brewery, Inc.:


NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of The Lion Brewery, Inc., a Pennsylvania corporation (the "Company"),
will be held at                     ,                     , New York, New York
                --------------------  --------------------
       , on        , December    , 1998, at 10:00 a.m., local time, for the
-------     -------           ---
following purposes as more fully described in the accompanying Proxy Statement:


                  (i) To consider and act upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated September 17, 1998 between Malt Acquiring, Inc., a Pennsylvania corporation (the "Purchaser"), and the Company, providing for the merger of the Purchaser with and into the Company (the "Merger"), whereupon the separate corporate existence of the Purchaser shall cease, the Company will continue as the surviving corporation, and the shareholders of the Company will receive cash consideration of $4.70 per share, without interest; and

                  (ii) To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.


Only stockholders of record at the close of business on December 8, 1998, are entitled to notice of and to vote at the Special Meeting and any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of the common stock of the Company (the "Common Stock") entitled to vote at the Special Meeting, in person or by proxy, is required to approve the Merger Agreement and the Merger. If the Merger is consummated, holders of Common Stock who do not vote in favor of approval of the Merger Agreement and the Merger and who otherwise comply with the requirements of Subchapter D of Chapter 15 of the Business Corporation Law of Pennsylvania shall be entitled to statutory appraisal rights.


A complete list of stockholders entitled to vote at the Special Meeting will be available for examination at the Company's principal executive offices, located at 700 North Pennsylvania Avenue, Wilkes Barre, Pennsylvania 18703, for any purpose germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting and will also be available for inspection at the Special Meeting.

                                    IMPORTANT


YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.


PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME.




                                         ----------------------------------
                                         Donald J. Sutherland
                                         Chairman of the Board of Directors




                                          -------------------------------------
                                          Charles E. Lawson, Jr.
                                          President and Chief Executive Officer

Wilkes Barre, Pennsylvania

December    , 1998
         ---

                             [THE LION BREWERY LOGO]

                             THE LION BREWERY, INC.
                          700 North Pennsylvania Avenue
                        Wilkes Barre, Pennsylvania 18703

              ----------------------------------------------------
                                 PROXY STATEMENT
              ----------------------------------------------------

                         SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON DECEMBER    , 1998
                                               ---




This Proxy Statement is being furnished to the holders of shares of common stock, $.01 par value (the "Common Stock"), of The Lion Brewery, Inc., a Pennsylvania corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be
held on           , December    , 1998, at 10:00 a.m., local time, at
        ----------           ---
           ,                , New York, New York         and at any
-----------  ---------------                     -------
postponements or adjournments thereof.



This solicitation of proxies is made by and on behalf of the Board of Directors. In addition to mailing copies of this Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and proxy to all stockholders of record on December 8, 1998 (the "Record Date"), the Company will request brokers, custodians, nominees and other fiduciaries to forward copies of this material to persons for whom they hold Common Stock in order that such shares may be voted. Solicitation may also be made by the Company's officers and regular employees personally or by telephone. In addition, while the Company has no present intention to retain anyone to assist in soliciting proxies, the Company may do so if it deems such action necessary. The cost of the solicitation of proxies will be borne by the Company.



At the Special Meeting, the Company's stockholders will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated September 17, 1998 (the "Merger Agreement"), between the Company and Malt Acquiring, Inc., a Pennsylvania corporation (the "Purchaser"), and the transactions contemplated thereby. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A. The Purchaser is owned by a group of members of the Company's senior operating management, including the Company's chief executive officer. The Merger Agreement provides for the merger of the Purchaser with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"): (i) the separate corporate existence of the Purchaser will cease, (ii) the Company will continue as the surviving corporation, and (iii) each share of Common Stock outstanding immediately prior to the Merger (other than shares of Common Stock held by the Company or by stockholders who have perfected and not withdrawn their right to seek appraisal of their shares under applicable

Pennsylvania law) will be converted into the right to receive $4.70 per share in cash. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conversion and Cancellation of Common Stock" and "SPECIAL FACTORS--Appraisal Rights." In addition, each holder of an employee stock option to acquire shares of Common Stock will, immediately after the Effective Time, become entitled to receive a cash payment equal to $4.70 less the per share exercise price under the option for each share of Common Stock covered by such option. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Treatment of Stock Options."


Any proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a proxy will have the effect of revoking that proxy.


The information contained in this Proxy Statement is qualified in its entirety by the Annexes hereto, each of which is important and should be carefully reviewed in its entirety.


This Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the accompanying proxy are first being mailed to stockholders of the Company
on or about December    , 1998.
                     ---


THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


            The date of this Proxy Statement is December    , 1998.
                                                         ---

                              AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov.


The Company, the Purchaser, Charles E. Lawson, Jr. and Patrick E. Belardi have filed with the SEC a Rule 13e-3 Transaction Statement (including any amendments thereto, the "Schedule 13E-3") under the Exchange Act with respect to the Merger. This Proxy Statement does not contain all of the information set forth in the Schedule 13E-3 and exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

                                      INDEX


PROXY STATEMENT............................................................1
      AVAILABLE INFORMATION................................................3

SUMMARY....................................................................4
      Special Meeting of the Stockholders..................................4
      The Merger...........................................................5

INTRODUCTION..............................................................14

PARTIES TO THE MERGER.....................................................14
      The Lion Brewery....................................................14
      Malt Acquiring, Inc.................................................15

VOTING AND PROXIES........................................................15
      Date, Time and Place of Special Meeting.............................15
      Record Date and Outstanding Shares..................................15
      Voting Proxies......................................................16
      Vote Required.......................................................16
      Solicitation of Proxies; Expenses...................................17

SPECIAL FACTORS...........................................................17
      Background of the Merger............................................17
      Reasons for and Fairness of the Merger..............................21
      Position of the Purchaser, Mr. Lawson and
         Mr. Belardi as to the Fairness of the
         Merger; Purpose of the Merger....................................23
      Opinion of Financial Advisor to the Company.........................24
      Certain Projections.................................................31
      Conflicts of Interest...............................................35
      Certain Effects of the Merger.......................................36
      Treatment of Stock Options..........................................38
      Voting Agreement....................................................38
      Appraisal Rights....................................................39
      Federal Income Tax Considerations...................................43
      Regulatory Approvals................................................43

CERTAIN PROVISIONS OF THE MERGER AGREEMENT................................44
      Effective Time of the Merger........................................44
      Conversion and Cancellation of Common Stock.........................44
      Purchaser Stock.....................................................44
      Treatment of Stock Options..........................................45
      Exchange Procedures.................................................45
      Interim Operations of the Company; Conduct Pending Merger...........46
      Alternative Proposals...............................................47

      Indemnification.....................................................48
      Conditions to the Merger............................................49
      Termination.........................................................52
      Expenses and Termination Fees.......................................53
      Amendment...........................................................54

FINANCING OF THE MERGER...................................................54
      Terms of the Senior Debt............................................54
      Terms of the Subordinated Debt......................................55
      Expenses of the Merger..............................................56

THE PURCHASER.............................................................57

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..................59

SELECTED FINANCIAL DATA...................................................60

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS.................................................62
      Overview............................................................63
      Results of Operations...............................................64
      Nine Months Ended June 30, 1998 and 1997............................65
         Gross Sales and Excise Taxes.....................................65
         Net Sales........................................................66
         Gross Margin.....................................................66
         Delivery Expense.................................................66
         Selling, Advertising and Promotional Expenses....................66
         General and Administrative Expenses..............................66
         Operating Income.................................................67
         Interest Income..................................................67
         Provision for Income Taxes.......................................67
      Years Ended September 30, 1997 and 1996.............................67
         Gross Sales and Excise Taxes.....................................67
         Net Sales........................................................67
         Gross Margin.....................................................68
         Delivery Expense.................................................68
         Selling, Advertising and Promotional Expenses....................68
         General and Administrative Expenses..............................68
         Operating Income.................................................68
         Interest (Income) Expense........................................68
         Provision For Income Taxes.......................................69
         Extraordinary Item...............................................69
      Years Ended September 30, 1996 and 1995.............................69
         Gross Sales and Excise Taxes.....................................69

         Net Sales........................................................69
         Gross Margin.....................................................70
         Delivery Expense.................................................70
         Selling, Advertising and Promotional Expenses....................70
         General and Administrative Expenses..............................70
         Operating Income.................................................70
         Interest Expense.................................................71
         Provision for Income Taxes.......................................71
         Extraordinary Item...............................................71
      Liquidity and Capital Resources.....................................71
      Impact of Year 2000.................................................72

BUSINESS..................................................................73
      General.............................................................73
      Company History and Industry Background.............................74
      Business Strategy...................................................75
      Products............................................................76
      Specialty Soft Drinks...............................................79
      Brewing Operations..................................................80
      Product Distribution................................................82
      Sales and Marketing.................................................83
      Competition.........................................................83
      Customer Contracts..................................................84
      Regulation..........................................................85
      Trademarks..........................................................86
      Employees...........................................................87
      Properties:  Brewing Facility.......................................87
      Legal Proceedings...................................................88

MANAGEMENT OF THE COMPANY.................................................88

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT.........................................................89

INDEPENDENT PUBLIC ACCOUNTANTS............................................93

OTHER MATTERS.............................................................93

1999 ANNUAL MEETING OF STOCKHOLDERS.......................................93

INDEX TO FINANCIAL STATEMENTS.............................................F-1

Annex A:        Agreement and Plan of Merger
Annex B:        Opinion Letter of Financial Advisor
Annex C:        Voting Agreement
Annex D:        Dissenters Rights Provisions of the Pennsylvania Business
                Corporation Law Subchapter D - Dissenters Rights:
                Section 1571 et.seq.

                                     SUMMARY

This Proxy Statement relates to the proposed merger (the "Merger") of the Purchaser with and into the Company. The following is intended as a summary of the information contained in this Proxy Statement, is not intended to be a complete statement of all material features of the proposal to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement. Capitalized terms used but not defined in this summary have the meaning given to them elsewhere in this Proxy Statement.



SPECIAL MEETING OF THE STOCKHOLDERS


Date, Time and Place...........    The Special Meeting will be held on         ,
                                                                       --------
                                   December    , 1998, at 10:00 a.m., local
                                            ---
                                   time, at             ,             , New
                                            ------------  ------------
                                   York, New York      .
                                                  -----



Record Date....................    Only holders of record of shares of Common
                                   Stock at the close of business on December 8, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and at any postponements or adjournments thereof.


Purpose of the
Meeting........................    The purpose of the Special Meeting is to
                                   consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby. The Merger Agreement provides that, at the Effective Time, the separate corporate existence of the
                                   Purchaser will cease, the Company will
                                   continue as the surviving corporation, and each outstanding share of Common Stock
                                   (other than shares owned by the Company, and shares as to which appraisal rights are properly perfected and not withdrawn) will be converted into the right to receive
                                   $4.70 in cash, without interest.

Outstanding Shares.............    At the close of business on the Record Date,
                                   there were 3,885,051 shares of Common Stock outstanding, and each such share is entitled to one vote.



Vote Required..................    Approval of the Merger Agreement and the
                                   transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of Common
                                   Stock entitled to vote at the Special
                                   Meeting.  Certain stockholders of the
                                   Company, holding in the aggregate

                                   1,720,184 shares of the Common Stock, or approximately 44.3% of the outstanding shares on the Record Date, have entered into a Voting Agreement with the Purchaser pursuant to which the Purchaser has been granted a proxy to vote such shares in favor of the Merger and to vote against any competing transaction that might be proposed by a third party prior to consummation of the Merger, and will vote in favor of the Merger. Of the 1,720,184 shares of Common Stock subject to the Voting Agreement, 1,545,184 of such shares are controlled by the Chairman of the Board of Directors of the Company. At least 226,227 of the 2,164,867 shares of Common Stock outstanding that are not subject to the Voting Agreement must be voted in favor of the Merger in order for the Merger to be approved by the stockholders. The approval of a majority of holders of Common Stock that are unaffiliated with the Purchaser is not required. All of the members of the Company's Board of Directors and all executive officers have indicated their present intention to vote their shares in favor of the Merger. Between the Voting Agreement and these expressed intentions, an aggregate of 1,753,558 shares will be voted in favor of the Merger. See "SPECIAL FACTORS--Voting Agreement."



Voting and Proxies.............    When a proxy card is returned properly signed
                                   and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Abstentions and broker non-votes will be counted and will have the same effect as a vote against the Merger. IF A STOCKHOLDER RETURNS A SIGNED
                                   PROXY CARD AND A CHOICE IS NOT SPECIFIED,
                                   THE SHARES REPRESENTED BY THAT PROXY CARD
                                   WILL BE VOTED IN FAVOR OF THE MERGER.  See
                                   "VOTING AND PROXIES."



THE MERGER





The Company....................    The Company produces and bottles brewed
                                   beverages, including malta, specialty beers and specialty soft drinks. The Company's
                                   Common Stock is traded on the Nasdaq National
                                   Market under the symbol "MALT".  The
                                   principal executive offices of the Company are located at 700 North Pennsylvania

                                   Avenue, Wilkes Barre, Pennsylvania 18703, and the telephone number at that address is
                                   (717) 823-8801.  The Company is a
                                   filing person of the Schedule 13E-3.  See
                                   "AVAILABLE INFORMATION"





The Purchaser..................    The Purchaser was formed by the senior
                                   operating management of the Company,
                                   including the Company's chief executive
                                   officer, on September 15, 1998 for the
                                   purpose of effecting the Merger.  The
                                   Purchaser has no prior business or
                                   operating history, and shall cease to exist as a separate corporate entity upon the consummation of the Merger. The principal executive offices and telephone number of the Purchaser are the same as those of the Company.


General........................    Pursuant to the terms of the Merger
                                   Agreement, at the Effective Time (i) the
                                   Purchaser will be merged with and
                                   into the Company and will cease to exist as a separate entity; (ii) the Company, as the surviving corporation in the Merger (the
                                   "Surviving Corporation"), will continue; and
                                   (iii) each outstanding share of Common Stock
                                   (other than shares owned by the Company, and shares as to which appraisal rights are properly perfected and not withdrawn) will be converted into the right to receive
                                   $4.70 in cash, without interest (the "Merger
                                   Consideration").

Background of the Merger;
The Company's Reasons for
the Merger.....................    Management of the Company made an initial bid
                                   to acquire the Company in August 1997 for $3.75 per share. The Company's Board of
                                   Directors engaged Tucker Anthony Incorporated
                                   ("Tucker Anthony") as financial advisor in September 1997, and explored, with the assistance of Tucker Anthony, a number of bids for the Company ranging from $4.20 to $5.00 per share. Management has raised its bid to $4.70 per share, fully financed.




                                   The Company's Board of Directors, acting through an independent special committee of the Board (the "Special Committee"), believes that the Merger Agreement and the Merger are fair to, and in the best interests of the Company and its stockholders, employees and customers, and has unanimously approved the Merger Agreement and the Merger. In reaching this conclusion, the Special Committee has considered a number of factors relating to the business and prospects of the Company, the industry it serves and its customers, the advice of its advisors, and the terms of the Merger Agreement. For a more detailed discussion of these matters, see "SPECIAL FACTORS--Background of the Merger," "--Reasons for and Fairness of the Merger" and "--Opinion of Financial Advisor to the Company."





Recommendation of the
Company's Board of Directors...    THE BOARD OF DIRECTORS ACTING THROUGH THE
                                   SPECIAL COMMITTEE RECOMMENDS THAT THE
                                   STOCKHOLDERS OF THE COMPANY VOTE IN
                                   FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT
                                   AND THE MERGER.  SEE "SPECIAL FACTORS--
                                   Conflicts of Interest."


Opinion of Financial
Advisor........................    Tucker Anthony has delivered its written
                                   opinion to the Board of Directors of the Company that, as of September 17, 1998, the $4.70 in cash per share of Common Stock to be received by the holders of shares of Common
                                   Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view.




                                   The full text of the written opinion of
                                   Tucker Anthony, which sets forth assumptions
                                   made, matters considered and limitations
                                   on the review undertaken in connection with
                                   the opinion, is attached hereto as Annex B
                                                                      -------
                                   and is incorporated herein by reference.
                                   HOLDERS OF SHARES OF COMMON STOCK ARE
                                   URGED TO, AND SHOULD, READ SUCH OPINION IN
                                   ITS ENTIRETY. See "SPECIAL FACTORS--Opinion of Financial Advisor to the Company."





Effective Time.................    The Effective Time will be the later of the
                                   time and date when the Articles of Merger are accepted for filing by the Department of State of the Commonwealth of Pennsylvania and the Merger thereby becomes effective or such later time established by the Articles of

                                   Merger.  See "CERTAIN PROVISIONS OF THE
                                   MERGER AGREEMENT--Effective Time of the
                                   Merger," "--Conditions to the Merger" and "--Regulatory Approvals."





Conditions to the Merger.......    The respective obligations of the Company
                                   and the Purchaser to consummate the Merger are subject to certain conditions, including, among others, the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. See "CERTAIN PROVISIONS
                                   OF THE MERGER AGREEMENT--Conditions to the
                                   Merger."





Additional Agreements
between the Company and
the Purchaser..................    In the Merger Agreement, the Company has
                                   agreed, among other things, that (i) the Company will conduct business only in the ordinary and usual course and (ii) the Company will not, nor will the Company permit its officers, directors, employees, agents and representatives to, initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of any equity securities of, the Company or all or any significant portion of the assets of the Company (an "Alternative Proposal");
                                   provided, however, that the Board of
                                   Directors of the Company is not prohibited from (A) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide Alternative Proposal which would yield to the Company's stockholders a net price of not less than $4.85 per share in cash, which is not subject to the arrangement of financing and that the Board of Directors of the Company determines, in good faith, represents a financially superior transaction for the stockholders of the Company as compared to the Merger (a "Qualifying
                                   Alternative Proposal"), if, and only to the extent that, (1) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (2) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (3) subject to the same fiduciary standards as in the preceding clause (1), the Company keeps the Purchaser informed of the status and all material information with respect to any such discussions or negotiations; and (B) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. See
                                   "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--
                                   Interim Operations of the Company; Conduct
                                   Pending Merger" and "--Alternative
                                   Proposals."





Termination and
Amendment......................    The Merger Agreement may be terminated at any
                                   time prior to the Effective Time, before or after the approval of the Merger Agreement by the stockholders of the Company, by mutual consent of the Company and the Purchaser or by either the Company or the Purchaser if, among other things, (i) the Merger has not been consummated by December 31, 1998, (ii) a United States federal or state court of competent jurisdiction issues an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree has become final, or
                                   (iii) the approval of the Merger by the
                                   stockholders has not been obtained at the Special Meeting.


                                   The Company may terminate the Merger
                                   Agreement if (i) there is an uncured or
                                   uncurable material breach or nonperformance by the Purchaser which has resulted in or could reasonably be expected to result in a failure of a condition to closing under the Merger Agreement, or (ii) there is a Qualifying Alternative Proposal and the Board of Directors of the Company in good faith determines (in consultation with its financial advisors) that such Qualifying Alternative Proposal represents a superior proposal for the stockholders of the Company and in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of the Company determines that such termination is required by reason of such Qualifying Alternative Proposal being made.

                                   In addition, the Merger Agreement may be terminated by the Purchaser if, among other things, (i) there is an uncured or incurable material breach or nonperformance by the Company which has or could reasonably be expected to have resulted in a failure of a condition to closing under the Merger Agreement, or (ii) the Board of Directors of the Company withdraws or modifies in a manner materially adverse to the Purchaser the Board's approval or recommendation of the Merger or recommends an Alternative Proposal to the Company's stockholders. The Merger Agreement may be amended by action taken by their respective Board of Directors of the Company and the Purchaser. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT-- Termination" and "--Amendment."

Termination Fee................    The Company has agreed to pay to the
                                   Purchaser in cash a termination fee of
                                   $800,000 (the "Termination Fee") if any
                                   person shall have made an Alternative
                                   Proposal and thereafter the Merger Agreement is terminated, (i) by the Company in response to a Qualifying Alternative Proposal,
                                   (ii) by the Purchaser if the Board of
                                   Directors of the Company withdraws or
                                   modifies in a manner materially adverse
                                   to the Purchaser the Board's approval or recommendation of the Merger or recommends an Alternative Proposal to the Company's stockholders, or (iii) for any other reason
                                   (other than a breach of the Merger Agreement by the Purchaser) if in the case of this clause (iii) the transaction contemplated by the Alternative Proposal is consummated within one year after such termination. See
                                   "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--
                                   Expenses and Termination Fees."

Conflicts of Interest..........    In considering the recommendation of the
                                   Board of Directors of the Company with
                                   respect to the Merger, stockholders
                                   should be aware that certain officers and directors of the Company have interests in connection with the Merger. Specifically, the President and Chief Executive Officer and the Vice President and Chief Financial
                                   Officer of the Company, both of whom are also directors of the Company, are officers of and substantial equity holders in the Purchaser. These officers intend to use, among other financing sources, (i) cash bonuses payable by the Company upon a sale of the Company at a price in excess of $4.00 per share and (ii) $188,928 received by the President and Chief Executive Officer in respect of a stock option granted in 1994 at an exercise price of $1.40 per share.
                                   However, no member of the Special Committee has any interest in connection with the Merger, other than as a stockholder of the Company (or through the general partner of a principal stockholder). See "SPECIAL
                                   FACTORS--Conflicts of Interest."


Financing of the Merger........    Financing of the Merger will require
                                   approximately $20.5 million to pay the Merger consideration of $4.70 per share and to pay the fees and expenses in connection with the Merger and such financing. These funds are expected to be provided through (i) up to $10.5 million of senior secured debt consisting of $7.5 million in senior term financing (the "Term Loan") and a revolving line of credit (the "Revolver") not to exceed
                                   $3.0 million (the Term Loan and the Revolver, collectively, the "Senior Debt") to be provided by a bank in the ordinary course of its business, (ii) up to $6.6 million of senior subordinated notes (the
                                   "Subordinated Debt") to be purchased by
                                   American Capital Strategies, Ltd. ("ACS"),
                                   (iii) approximately $2.9 million of cash of the Company (of which there was approximately
                                   $3.8 million at September 30, 1998), and
                                   (iv) $575,000 of cash equity from senior management, a substantial portion of which will derive from management bonuses to be paid by the Company upon the closing of the Merger and from the conversion of shares of Common Stock in the Merger received by senior management upon the exercise of stock options. See "FINANCING OF THE
                                   MERGER."





Federal Income Tax
Consequences...................    In general, each stockholder, including
                                   stockholders who exercise appraisal rights, will recognize gain or loss per share equal to the difference between the cash received for the stockholder's shares and the stockholder's tax basis per share in the Common Stock. Such gain or loss generally will be treated as capital gain or loss if a stockholder's shares of Common
                                   Stock were held as capital assets at the time of the Merger. THE FOREGOING TAX DISCUSSION
                                   IS BASED UPON PRESENT LAW.  EACH STOCKHOLDER
                                   SHOULD CAREFULLY REVIEW THE MORE DETAILED
                                   DESCRIPTION CONTAINED IN "SPECIAL
                                   FACTORS--FEDERAL INCOME TAX CONSIDERATIONS"
                                   AND CONSULT SUCH STOCKHOLDER'S OWN TAX
                                   ADVISOR AS TO THE SPECIFIC TAX
                                   CONSEQUENCES OF THE MERGER TO SUCH
                                   STOCKHOLDER.  See "SPECIAL FACTORS--Federal
                                   Income Tax Considerations."


Certain Effects of the Merger..    As a result of the Merger, the Company's
                                   stockholders will cease to have any ownership interest in the Company and will cease to participate in future earnings and growth, if any, of the Company. Moreover, if the Merger is consummated, public trading of the Company Common Stock will cease, the Company Common Stock will cease to be quoted on the Nasdaq National Market, the registration of the Company Common Stock under the Exchange Act will be terminated and the Company will cease filing reports with the SEC. See "SPECIAL FACTORS--Certain
                                   Effects of the Merger".


Treatment of Stock Options.....    Each holder of Company stock options shall be
                                   entitled to receive immediately after the Effective Time, an amount in cash equal to the Merger Consideration minus the per share exercise price. There are 238,431 options outstanding under the Company's 1996 Employee
                                   Stock Option Plan, all of which have an
                                   exercise price of $6.00 per share and
                                   therefore such option holders will not be entitled to any portion of the Merger
                                   Consideration.  In addition, Mr. Lawson
                                   has an option granted to him in 1994 to
                                   acquire 57,251 shares at an exercise price of $1.40 per share and will receive $188,928 in respect of this option upon the Merger.


Appraisal Rights...............    Stockholders who do not vote in favor of the
                                   Merger and who have fully complied with the applicable provisions of Subchapter D of Chapter 15 of the Business Corporation Law of Pennsylvania ("PBCL") may have the right to require the Surviving Corporation to purchase the shares of Common Stock held by them for cash at the fair value of those shares as determined in accordance with the PBCL. See "SPECIAL FACTORS--Appraisal
                                   Rights."





Recent Market Price of
Company Common Stock...........    On September 17, 1998, the last full trading
                                   day prior to public announcement of the
                                   signing of the Merger Agreement, the closing price per share reported on the Nasdaq
                                   National Market for the Common Stock was
                                   $4.00. The average daily closing price per share reported on the Nasdaq National
                                   Market for the Common Stock during the month of August 1998 was $3.92. On December 1,
                                   1998, the closing price per share reported on the Nasdaq National Market for the Common
                                   Stock was $4.50.

                                  INTRODUCTION


         This Proxy Statement is furnished in connection with the solicitation by the Company of proxies to be voted at a Special Meeting of Stockholders of
the Company to be held on         , December    , 1998 (the "Special Meeting").
                          --------           ---
This Proxy Statement is first being mailed to stockholders of the Company on or
about December    , 1998.
               ---



         The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated September 17, 1998 (the "Merger Agreement"), between the Company and the Purchaser pursuant to which, among other things, (a) the Purchaser will be merged with and into the Company (the "Merger") and the separate corporate existence of the Purchaser will cease, (b) the Company will continue as the Surviving Corporation, and (c) each share of Common Stock outstanding immediately prior to the Merger (other than shares held by the Company or by stockholders who have perfected and not withdrawn their rights to seek appraisal of their shares under applicable Pennsylvania law) will be converted into the right to receive $4.70 in cash, without interest. In addition, each holder of an employee stock option to acquire shares of Common Stock will, immediately after the Effective Time, become entitled to receive a cash payment equal to $4.70 less the per share exercise price under the option for each share of Common Stock covered by such option. Upon the consummation of the Merger, the separate corporate existence of the Purchaser will cease, all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of the Purchaser will be vested in the Company and the Company will continue as the surviving corporation. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT." The Purchaser is owned by a group led by the Company's senior operating management, including the Company's chief executive officer.



THE BOARD OF DIRECTORS OF THE COMPANY, ACTING THROUGH THE SPECIAL COMMITTEE, HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE REASONABLE, FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY APPROVE THE MERGER AGREEMENT AND THE MERGER. Certain members of the Board of Directors, have conflicts of interest with respect to the Merger. See "SPECIAL FACTORS -- Conflicts of Interest."


                              PARTIES TO THE MERGER

THE LION BREWERY

         The Lion Brewery, Inc. ("Lion Brewery" or the "Company") is a producer and bottler of brewed beverages, including malta, specialty beers and specialty soft drinks. The Lion Brewery was incorporated in Pennsylvania on April 5, 1933. The Company is the dominant producer of malta in the continental United States. Specialty beers, generally known as craft beers, are brewed by the Company both for sale under its own label and on a contract basis. Craft beers are distinguishable from other domestically produced beers by their fuller flavor and adherence to traditional European brewing styles. The Company produces flavored alcoholic malt beverages and specialty soft drinks, including all-natural brewed ginger beverages, on a contract basis for third parties. The Lion Brewery also brews beer for sale under traditional Company owned labels for the local market at popular prices. The Company's traditional beers - Stegmaier Gold Medal, 1857 Premium Lager, Liebotschaner Cream Ale and Stegmaier Porter - are reminiscent of the Company's rich beer brewing heritage. The Lion Brewery is the beneficiary of a long brewing tradition. The brewhouse was built at the turn of the century in Wilkes Barre, Pennsylvania. The Company's flagship line of specialty craft beers are marketed under the Brewery Hill name. The Company currently produces seven styles of beer under the Brewery Hill label, two of which are seasonal flavors. The Company established its reputation as a quality leader in the rapidly growing craft beer market by winning three Gold Medals at the Great American Beer Festival. The Lion Brewery's 1857 Premium Lager was voted Best American Premium Lager in 1994 and Liebotschaner Cream Ale won back to back gold medals in the American Lager Cream Ale Category in 1994 and 1995. In 1997, the Company has also received the following awards at the World Beer
Championships:



                  Brewery Hill Caramel Porter             Gold Medal
                  Stegmaier Porter                        Gold Medal
                  Brewery Hill Centennial Lager           Silver Medal
                  Brewery Hill Honey Amber                Silver Medal
                  Brewery Hill Pocono Raspberry           Silver Medal
                  Stegmaier 1857 Premium Lager            Silver Medal
                  Liebotschaner Cream Ale                 Silver Medal
                  Brewery Hill Pale Ale                   Bronze Medal


         Brewery Hill Caramel Porter and Stegmaier Porter were also awarded Gold medals by Beer Connoisseur Magazine. In addition, craft beers and specialty soft drinks brewed by the Company under contract have won several awards.

MALT ACQUIRING, INC.

         The Purchaser was formed by the senior operating management of the Company on September 15, 1998 to effect the Merger and has had no prior business or operating history. Upon consummation of the Merger, the Purchaser will be merged with and into the Company, and the Purchaser's separate corporate existence will thereupon cease.


                               VOTING AND PROXIES

DATE, TIME AND PLACE OF SPECIAL MEETING


         The Special Meeting is scheduled to be held at 10:00 a.m., local time,
on         , December    , 1998, at                    , New York, New York.
   --------           ---           -------------------


RECORD DATE AND OUTSTANDING SHARES


         Only holders of record of shares of Common Stock at the close of business on December 8, 1998 (the "Record Date") are entitled to notice of, and may vote at, the Special Meeting or at any adjournments or postponements thereof. As of the Record Date, there were 3,885,051 shares of Common Stock outstanding, the only class of securities of the Company entitled to vote at the
Special Meeting, held by approximately     stockholders of record. Each
                                       ---
stockholder is entitled to one vote for each share registered in the stockholder's name on the Record Date.


VOTING PROXIES

         Many of the Company's stockholders may be unable to attend the Special Meeting. Therefore, the Company's Board of Directors is soliciting proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Special Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. However, if a stockholder does not return a signed proxy card, his or her shares will not be voted by the proxies. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. IF A STOCKHOLDER RETURNS A SIGNED PROXY CARD AND A CHOICE IS NOT SPECIFIED, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED IN FAVOR OF THE MERGER AND MAY ALSO BE VOTED IN THE PROXY HOLDER'S DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, EXCEPT THAT SHARES REPRESENTED BY PROXIES WHICH HAVE BEEN VOTED "AGAINST" THE MERGER AGREEMENT AND THE MERGER WILL NOT BE USED TO VOTE "FOR" POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING FOR THE PURPOSE OF ALLOWING ADDITIONAL TIME FOR SOLICITING ADDITIONAL VOTES "FOR" THE MERGER AGREEMENT AND THE MERGER. See "--Vote Required" and "Other Matters."

         Stockholders of the Company who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked (i) by duly executing and delivering a later proxy prior to the exercise of such proxy, (ii) by giving notice of revocation in writing to the Secretary of the Company prior to the meeting at 700 North Pennsylvania Avenue, Wilkes Barre, Pennsylvania 18703, or (iii) by attending the Special Meeting and voting in person.

VOTE REQUIRED

         A quorum for the transaction of business at the meeting consists of holders of the majority of the outstanding shares of the Company's Common Stock, present in person or by proxy. In the event that less than a majority of the outstanding shares are present at the Special Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Special Meeting from time to time without further notice, other than announcement at the Special Meeting, until a quorum shall be present or represented.

         The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date is required to approve and adopt the Merger Agreement and the transactions contemplated thereby. The Purchaser, Lion Partners Company L.P., Weston Presidio Offshore Capital C.V., Quincy Partners and Northwood Ventures, LLC, holding in the aggregate 1,720,184 shares of Common Stock, or approximately 44.3% of the outstanding shares on the Record Date, have entered into a Voting Agreement with the Purchaser pursuant to which the Purchaser has been granted a proxy to vote such shares in favor of the Merger and to vote against any competing transaction that might be proposed by a third party prior to the consummation of the Merger, and will vote in favor of the Merger. Of the 1,720,184 shares of Common Stock subject to the Voting Agreement, 1,545,184 of such shares are controlled by the Chairman of the Board of Directors of the Company. A copy of the Voting Agreement is attached to this Proxy Statement as Annex C. At least 226,227 shares of the 2,164,867 shares of Common Stock outstanding that are not subject to the Voting Agreement must be voted in favor of the Merger in order for the Merger to be approved by the stockholders. The approval of a majority of holders of Common Stock that are unaffiliated with the Purchaser is not required. Under the PBCL, in determining whether the proposal regarding the adoption of the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against such proposal.


SOLICITATION OF PROXIES; EXPENSES

         The cost of solicitation, including the cost of preparing and mailing the Notice of the Special Meeting of Stockholders and this Proxy Statement, will be borne by the Company. Solicitation will be made primarily by mailing this Proxy Statement to all stockholders entitled to vote at the Special Meeting. In addition, the Company will request brokers, custodians, nominees and other fiduciaries to forward copies of such materials to persons for whom they hold Common Stock in order that such shares may be voted. Proxies may be solicited by officers and regular employees, personally or by telephone, but at no compensation in addition to their regular compensation as employees. The Company may reimburse brokers, custodians, nominees and other fiduciaries holding shares in their names for third parties, for the cost of forwarding Proxy Statements to and obtaining proxies from third parties. In addition, while the Company has no present intention to retain anyone to assist in soliciting proxies, the Company may do so if it deems such action necessary.


                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER


         As early as November 1996, as a result of the decline in stock prices for both the Company and other craft beer brewers, the Board of Directors of the Company began to consider strategic alternatives, including a stock buyback, in order to maximize value for stockholders. As a member of the Board of Directors, Charles E. Lawson, Jr., the Company's President and Chief Executive Officer, was a party to those discussions. Among the strategic alternatives which were considered by the Board were acquiring craft beer brands which had achieved greater prominence than the Company's brands, acquiring brewing capacity for malta in other regions, engaging a public relations firm to expand knowledge of the Company in the investment community, a stock buy-back program and paying cash dividends. These alternatives were rejected for two principal reasons: the market for craft beers had deteriorated because of increased competition and more restricted distribution opportunities and the Company needed a strong balance sheet with little debt in view of the continuous risks it faced due to customer concentration.



         In early August 1997, in anticipation of an offer from the Company's senior management to acquire the Company, the Board of Directors established a Special Committee in order to evaluate strategic alternatives. The Special Committee was comprised of every member of the Board of Directors, except for Messrs. Lawson, Belardi and Thomas S. Ablum, namely Donald J. Sutherland, George
W. Peck, IV, Carlo A. von Schroeter and Henry T. Wilson. On August 13, 1997, the Chairman of the Board of Directors (the "Chairman") of the Company received an offer for 100% of the Common Stock of the Company at $3.75 per share from a group comprised of Messrs. Lawson and Belardi and a third-party investor affiliated with Thomas S. Ablum, an outside director of the Company. The August 13 offer lapsed. During late August, a sub-committee of the Board of Directors interviewed several investment banks in order to select a firm to facilitate the sale process. On September 25, 1997, the Special Committee engaged Tucker Anthony as its financial advisor in connection with the possible sale of the Company. The Special Committee also engaged the law firm of Haythe & Curley to provide it with legal advice with respect to the sale process.


         Shortly after Tucker Anthony was retained, the Board of Directors advised management that bonuses would be given to management upon the closing of a sale of the Company at a price in excess of $4.00 per share.

         As a result of its engagement by the Special Committee, Tucker Anthony, with the Company's assistance, prepared a Confidential Information Memorandum, financial model, including estimates of Company performance for fiscal year 1998, and conducted research on over 250 potential buyers, of which over 212 were contacted and 100 signed confidentiality agreements and received copies of such Confidential Information Memorandum.


         During mid-December 1997, Tucker Anthony received preliminary indications of interest from potential acquirers. In January 1998, seven potential buyers met with management and conducted plant tours of the Company. On January 29, 1998, bid letters were sent to interested parties with a February 10, 1998 reply date. On February 10, 1998, Tucker Anthony received on behalf of the Company four bids to purchase the Company, ranging from $4.20 to $5.00 per share. One of those bids was from a group comprised of Messrs. Lawson and Belardi and a third-party investor affiliated with Mr. Ablum.


         On March 3, 1998, the Company signed a letter of intent with one of the non-management bidders for a sale of the Company for $5.00 per share. The bidder had extended to management an offer to participate in the ownership of the acquiring entity. In mid May 1998, after performing due diligence, the bidding party adjusted its offer downward to $4.50 per share. Reasons cited for reducing the bid included significant required capital expenditures relating to the Company's facility, significant concentration of revenues with one customer and the dependence of the Company on an uncertain supply of recycled glass bottles.

         During the next several months, the Company experienced a number of alterations in the manner in which it historically operated. More specifically, the supply of recycled glass (which supply provided the Company with a competitive cost advantage) was reduced because a major supplier was in the process of being acquired. In addition, the possibility was raised by management that the supply of recycled glass could be impacted materially should the acquirer of the Company's supplier decide to use returnable as opposed to non-returnable (recyclable) bottles. The bidder decided to withdraw its offer until the Company resolved this glass supply issue.

         In late April 1998, American Maple Leaf Financial Corporation ("Maple Leaf") contacted Tucker Anthony regarding its interest, on behalf of a client, in acquiring the Company. On May 5, 1998, Maple Leaf executed a Confidentiality Agreement and was provided the Confidential Information Memorandum. On or about May 27, 1998, Maple Leaf, together with its client, microbrewer and brewpub operator, Red Bell Brewing Company ("Red Bell"), visited the Company's headquarters in Wilkes Barre, Pennsylvania and toured the facility.

         On June 10, 1998, Maple Leaf, as financial advisor to Red Bell, submitted a preliminary indication of interest for the Company at $3.42 per fully diluted share in cash at closing, plus an additional $1.52 per fully diluted share in cash ($4.94 in the aggregate) payable on the first anniversary of the closing, such additional payment to be made contingent on the absence of any reduction in the Company's supply of recycled glass. Tucker Anthony informed Red Bell on July 1, 1998 of the Special Committee's decision that the contingent payment structure of its bid was unacceptable. On July 14, 1998, Red Bell submitted a revised offer of $16.0 million, or approximately $4.06 per share, subject to various conditions, including completion of due diligence and Red Bell's obtaining financing for its offer; Red Bell's revised offer also was unclear as to the treatment of the Company's cash.


         In general, the Special Committee participated in the negotiations related to the Merger through the Chairman, assisted by a representative of Tucker Anthony. The Chairman reported on the status of the negotiations to the Special Committee either in individual conversations with members of the Special Committee or at meetings of the full Committee. The Special Committee then provided the Chairman with instructions as to how he should proceed in the negotiations.



         On July 17, 1998, the Chairman and a representative of Tucker Anthony met with Messrs. Lawson and Belardi and representatives of their financial advisor, Mellon Financial Markets, Inc., to discuss management's interest in making their bid, as well as preliminary discussions with financing sources for management's bid. The Chairman indicated that a financing commitment would be an important consideration in the evaluation of any bid. At the meeting, the Company's senior management submitted a bid of $4.20 per share, which bid reflected the uncertainty surrounding the Company's supply of recycled glass, as well as substantial and necessary capital expenditures. By this time, the management group no longer included the affiliate of Mr. Ablum, who had joined the Special Committee.


         On July 28, 1998, the Chairman and a representative of Tucker Anthony met with representatives from Red Bell to clarify Red Bell's offer and, specifically, to clarify the treatment of cash on the Company's balance sheet. Red Bell indicated that cash remaining after deductions for capital expenditures, expenses and working capital would accrue to the Company's shareholders. Red Bell stated that, after giving effect to the remaining cash, the net price to be received by shareholders pursuant to their offer would be $17.0 million or $4.31 per fully diluted share.


         Shortly thereafter, Messrs. Lawson and Belardi were advised by Tucker Anthony that there was a competing bid and that they would need to raise their bid to remain competitive. Messrs. Lawson and Belardi subsequently increased their offer to $4.40 per share. At a meeting of the Special Committee, the Special Committee decided to proceed with the group consisting of Messrs. Lawson and Belardi. The Special Committee's decision to proceed with the group consisting of Messrs. Lawson and Belardi reflected the higher economic value of management's bid as well as the Board's belief that Messrs. Lawson and Belardi were more familiar with the Company's business and potential due diligence issues than any other potential bidder. On August 11, 1998, the Company executed a letter of intent with Messrs. Lawson and Belardi at $4.40 per fully diluted share, net in cash to the shareholders.



         On August 11, 1998, the Special Committee informed Red Bell that its $17.0 million bid was not accepted and that it had executed a letter of intent with another bidder. In a subsequent conversation with Red Bell and its advisors, Tucker Anthony informed them that such letter of intent contained a "no-shop/no-solicitation" clause.


         On August 27, 1998, Red Bell submitted a bid letter for the purchase of the Company at $19.0 million, or $4.82 per fully diluted share ($4.89 based on primary shares).


         On September 4, 1998, the Special Committee conferred with Tucker Anthony and the Special Committee's legal counsel, and determined that it would explore Red Bell's offer and terminate management's exclusivity. On September 8, 1998, the Special Committee notified Messrs. Lawson and Belardi in writing that, pursuant to the 10-day notification requirement in their letter of intent, the Special Committee was terminating Messrs. Lawson and Belardi's exclusivity as of September 18, 1998. During this 10-day notification period, and in accordance with the letter of intent, discussions were had with Messrs. Lawson and Belardi and they proceeded to secure commitments for the financing required to consummate the transaction.



         On September 17, 1998, the Special Committee received a fully financed bid from Messrs. Lawson and Belardi at $4.70 per fully diluted share in cash and executed the Merger Agreement. In determining to reject Red Bell's higher offer, the Special Committee considered that Red Bell's offer was subject to a 30-day due diligence period and a 90-day period to obtain financing, and that there could be no certainty that such financing would be obtained, particularly in light of unsettled financial markets. The Special Committee also considered that after performing due diligence, at least one other bidder had first reduced its bid and then withdrew its offer, primarily due to the recycled glass supply issue described above, as well as the substantial capital expenditures required to be undertaken by the Company. In that connection, the Special Committee was concerned that if Red Bell reduced or withdrew its offer after a lengthy process there could be no assurance that Messrs. Lawson and Belardi's offer or its financing sources would still be available to the stockholders. In addition, the

Special Committee did not want to incur the risk of a withdrawal of the Red Bell offer after proprietary information had already been disclosed to Red Bell, a perceived competitor of the Company, during the due diligence process. Finally, the Special Committee considered and gave weight to communications it had received from employees and customers of the Company indicating that the interests of these groups would be better served by effecting the Merger than by entering into a transaction with Red Bell.



REASONS FOR AND FAIRNESS OF THE MERGER



         The Company's Board of Directors, acting through the Special Committee, believes that the Merger Agreement and the Merger are advisable and fair to and in the best interests of the Company and its unaffiliated stockholders and has unanimously approved the Merger Agreement and the Merger. The Merger was unanimously approved by the directors of the Company who are not employees of the Company. ACCORDINGLY, THE BOARD OF DIRECTORS ACTING THROUGH THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. SEE "--CONFLICTS OF INTEREST."



         In reaching its unanimous determination that the Merger Agreement and the Merger are in the best interests of the Company and its stockholders, the Special Committee considered a number of factors, including, without limitation, the following:

(i) the relationship of the Merger Consideration to the current market stock price and the historical stock price for the Common Stock, and that the price represents a substantial premium over the trading range of the Common Stock of the Company over the prior two-year period (see "--Opinion of Financial Advisor to the Company--Analysis of Purchase Price");

(ii) information relating to the financial condition and results of operations of the Company including net book value and management's estimates of the prospects of the Company including its going concern value, which, in the Special Committee's view, supported a determination that the Merger Consideration for the Common Stock was fair to the Company's unaffiliated stockholders;

(iii) that approximately 40% of the outstanding Common Stock is held by entities controlled by the Chairman of the Company, and hence there is not an active trading market for the Company's Common Stock and, consequently, there is generally a lack of liquidity for the Company's stockholders;

(iv) that increasingly larger companies in the domestic brewing industry with greater marketing and production resources are gaining greater opportunities for retail sales;

(v) the opinion of Tucker Anthony, who were retained by the Special Committee (which consists entirely of directors who are not employees of the Company nor participants in the

                  Purchaser) for the purpose of preparing a report concerning the fairness of the Merger, that, as of September 17, 1998, the $4.70 per share of Common Stock in cash to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair to such holders;

(vi) the interests of the Company's employees and customers in continuing with the current operating management of the Company as compared to having an outside third party acquire control of the Company;

(vii) the risks associated with the business of the Company, including the possible unavailability of recycled glass;

(viii)            increased competition in the craft-brewing segment; and

(ix) the Special Committee's view that the terms of the Merger Agreement, as reviewed by the Special Committee with its legal advisors and Tucker Anthony, are advisable and fair to the Company and its stockholders in the light of the nature of the transaction with the Purchaser and provide the Company and its stockholders with the flexibility to, under certain circumstances, accept a superior Alternative Proposal for a competing transaction and terminate the Merger Agreement.



         The main negative factor considered by the Special Committee was that the stockholders of the Company would not have a continuing interest in the Company and thus would not be able to participate in any future growth or financial success of the Company. In addition, as described under "-- Background of the Merger" above, the Special Committee considered, and rejected, alternative transactions to the Merger such as the offer from Red Bell. See "--Background of the Merger" for a discussion of these alternative transactions and the reasons for their rejection.



         The Special Committee did not consider relevant the price of $7.16 per share of Common Stock paid to certain subordinated noteholders of the Company in May of 1996 because the price was set over two years prior to the Special Committee's consideration of the Merger. Similarly, the Special Committee did not consider it important that the Merger be structured so that approval of at least a majority of the unaffiliated holders be required because the Company, under certain circumstances, has the flexibility to accept a superior Alternative Proposal for a competing transaction and terminate the Merger Agreement and because substantially all the outstanding Common Stock is held by persons who are not employees of the Company or otherwise affiliated with the Purchaser. The Special Committee did not consider the liquidation value or net book value because the going concern value far exceeded both measures. The Special Committee did not conduct a specific analysis of each of the foregoing supporting and detracting factors. The members of the Special Committee are experienced financial investors who are knowledgeable of the Company's business and in the purchasing and sale of companies. Since members of the Board of Directors are substantial equity holders in the Company, they were properly incentivized to seek maximum value for all stockholders consistent with the members' fiduciary duties to all constituencies of the Company.

         The Special Committee was aware of and considered the interests of Messrs. Lawson and Belardi in the Merger as described under "-- Conflicts of Interest" below. For the reasons noted above, the Special Committee did not consider these interests to be an unfavorable factor in evaluating the Merger. See "-- Background of the Merger." The Special Committee did not consider the tax consequences of the Merger to shareholders as a factor in evaluating the Merger since the alternative acquisition proposals would all have had comparable tax consequences. The Special Committee did not perform its own valuation or analysis of the Company.



         The foregoing discussion of the information and factors discussed by the Special Committee is not meant to be exhaustive, but includes material factors considered by the Special Committee. The Special Committee did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of the Company and its stockholders.



         No unaffiliated representative was retained by the Special Committee to act on behalf of unaffiliated stockholders. The Special Committee determined that this was not necessary in light of the fact that all of the members of Special Committee are non-employee directors. Each of these non-employee directors has voted in favor of the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby.



POSITION OF THE PURCHASER, MR. LAWSON AND MR. BELARDI AS TO THE FAIRNESS OF THE MERGER; PURPOSE OF THE MERGER



     Neither Messrs. Lawson nor Belardi, the controlling persons of the Purchaser, participated in the deliberations of the Special Committee of the Company regarding, or received advice from the Company's financial advisor as to the fairness to the Company's stockholders of, the Merger. As a result, the Purchaser, Mr. Lawson and Mr. Belardi are not in a position to specifically adopt the conclusions of the Special Committee with respect to such matters. However, considering

     (a) the current and historical market prices for shares of Company Common Stock,
     (b) the premium of the cash Merger Consideration over the closing price on September 17, 1998,

     (c) the extent of the sale process described in "Background of the Merger,"

     (d) the unanimous recommendation of the Board of the Directors, including directors who are not employees of the Company,

     (e) the agreement of certain principal stockholders to vote their shares of Company Common Stock in favor of the Merger Agreement and the transactions contemplated thereby,

     (f) the receipt by the Board of Directors of the written opinion of its independent financial advisor,

     (g) information relating to the financial condition and results of operations of the Company, including net book value, and estimates of Messrs. Lawson and Belardi of the prospects of the Company, including its going concern value (liquidation value was not considered), and

     (h) the arm's-length nature of the negotiations between the Company and the Purchaser,

each of the Purchaser, Mr. Lawson and Mr. Belardi believes that the Merger is fair to the unaffiliated stockholders of the Company. This belief should not, however, be construed as a recommendation to the Company's stockholders by the Purchaser, Mr. Lawson or Mr. Belardi to vote to approve the Merger Agreement. Neither the Purchaser, Mr. Lawson nor Mr. Belardi considered relevant to their respective determinations as to the fairness of the Merger (i) conflicts of interest, because the Special Committee had no conflicts of interest, (ii) tax consequences, because any alternative acquisition proposal would have had comparable tax consequences, (iii) that the transaction was not structured to require the approval of at least a majority of unaffiliated stockholders, because the voting power of Messrs. Lawson and Belardi was so insignificant (up to 60,251 and 1,000 shares, respectively), (iv) that the Special Committee did not retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders, because the Special Committee is comprised of non-employee directors, or (v) any prior purchase prices paid for the Common Stock by the Company or Messrs. Lawson or Belardi, since such purchases occurred over two years prior to any discussion of the Merger. The main disadvantages of the transaction to unaffiliated stockholders is that unaffiliated stockholders will not have a continuing interest in the Company and thus will not be able to participate in any future growth or financial success of the Company.



         Neither the Purchaser, Mr. Lawson nor Mr. Belardi has undertaken any formal evaluation of the fairness of the Merger to the stockholders of the Company or has assigned specific relative weights to the factors considered by them. A substantial portion of the equity to be invested in the Purchaser by senior management will be derived from management bonuses to be paid by the Company upon the closing of the Merger and from the conversion of shares of Common Stock in the Merger received by senior management upon the exercise of stock options. See "--Conflicts of Interest."


OPINION OF FINANCIAL ADVISOR TO THE COMPANY

         GENERAL

         On September 25, 1997, the Board of Directors of the Company engaged Tucker Anthony to act as financial advisor in connection with a possible sale, merger or other form of business combination involving the Company (the "Transaction"). As financial advisor, Tucker Anthony was engaged to: assist in developing an overall strategy for any potential Transaction; manage the preparation of an information memorandum designed to introduce the Company to prospective acquirers or merger partners; identify and screen potential acquirers, and initiate contact with potential acquirers on a confidential basis; assist in the evaluation of any offers made with regard to a Transaction, including preparation and review of documents related thereto; assist in the structuring, negotiating and closing of a Transaction; and assist the Company and its counsel in preparing any necessary documents pertaining to a Transaction. (See "--Background of the Merger"). Tucker Anthony subsequently was engaged to render a fairness opinion with respect to the Merger.



         Tucker Anthony delivered a written opinion to the Company's Board of Directors on September 17, 1998 (the "Opinion") which concluded, based on and subject to the assumptions and qualifications set forth therein, that the Merger Consideration of $4.70 in cash per share of Common Stock of the Company to be received by the stockholders of the Company pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders as of the date thereof. THE FULL TEXT OF THE OPINION, SETTING FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE REVIEW UNDERTAKEN BY TUCKER ANTHONY, IS ATTACHED HERETO AS ANNEX B. HOLDERS OF COMMON STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE OPINION IS DIRECTED TO THE COMPANY'S BOARD OF DIRECTORS ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. Tucker Anthony has consented to the use of the Opinion in this Proxy Statement.



         The Company and Tucker Anthony agreed that they do not believe that any person other than the Company's Board of Directors has the legal right to rely on the Opinion and that, absent any controlling precedent, the Company and Tucker Anthony would resist any assertion otherwise. The engagement letter between the Company and Tucker Anthony contains an express disclaimer of the ability of any party other than the Board of Directors to rely on the Opinion. The Company and Tucker Anthony are not aware of any controlling precedent that would create a statutory or common law right for persons other than the Board of Directors to rely on the Opinion. The Company and Tucker Anthony base their belief that no such person may rely on the Opinion on the limited nature of Tucker Anthony's contractual duty and the absence of such controlling precedent. In the absence of such controlling precedent, the ability of a stockholder to rely on the Opinion would be resolved by a court of competent jurisdiction. Resolution of the question of a stockholder's ability to rely on the Opinion will have no effect on the rights and responsibilities of the Board under applicable state law or on the rights and responsibilities of either Tucker Anthony or the Board under federal securities laws.


         ANALYSES OF TUCKER ANTHONY

         In rendering the Opinion, Tucker Anthony, among other things: (i) reviewed the Merger Agreement; (ii) reviewed certain historical financial and other information concerning the Company for the five fiscal years ended September 30, 1997 and for the quarter and nine months ended June 30, 1998, including the Company's reports on Forms 10-K and 10-Q; (iii) held discussions with the senior management of the Company with respect to its past and current financial performance, financial condition and future prospects; (iv) reviewed certain internal financial data, projections and other information of the Company, including financial projections provided by the Company, and performed a discounted cash flow analysis using such projections; (v) analyzed certain publicly available information of selected publicly traded companies that operate in similar industries or were deemed otherwise relevant to its inquiry, and compared the Company from a financial point of view with certain of these companies; (vi) reviewed the consideration received by stockholders in selected publicly announced merger and acquisition transactions involving companies that operate in similar industries or were deemed otherwise relevant to its inquiry;
(vii) reviewed historical trading activity of the Common Stock and considered the prospects for dividends and price movement; and (viii) conducted such other financial studies, analyses and investigations and reviewed such other information as it deemed appropriate to enable it to render the Opinion. In its review, Tucker Anthony also took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters. The Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date thereof, and the information made available to Tucker Anthony through the date thereof.

         No limitations were imposed by the Board of Directors of the Company upon Tucker Anthony with respect to the investigations made or procedures followed by Tucker Anthony in its review and analysis. In its review and analysis and in arriving at its opinion, Tucker Anthony assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to it by the Company, and did not attempt to verify any of such information. Tucker Anthony assumed (i) that the financial projections of the Company provided to it were prepared on a basis reflecting the best available estimates and judgments of the Company's management as to the future financial performance and results of the Company, and (ii) that such forecasts and estimates would be realized in the amounts and in the time periods estimated. Tucker Anthony did not make or obtain any independent valuations or appraisals of any assets or liabilities of the Company, and did not verify any of the Company's books or records.

         On September 17, 1998, Tucker Anthony made a presentation to the Company's Board of Directors and subsequently issued the Opinion. Set forth below is a summary of the principal elements of the financial analyses performed by Tucker Anthony in connection with rendering the Opinion. This summary does not purport to be a complete description of the analyses performed by Tucker Anthony or of the presentation by Tucker Anthony to the Company's Board of Directors on September 17, 1998. Tucker Anthony believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete or misleading view of the process underlying its Opinion.

         Analysis of Publicly Traded Reference Companies. Tucker Anthony compared selected financial data and financial ratios of the Company to the corresponding data and ratios of selected publicly traded companies that operate in similar industries or were deemed otherwise relevant to its inquiry. Specifically, the companies included in Tucker Anthony's review were: Boston Beer Company, Inc., Genesee Corporation, Pyramid Breweries, Inc., Redhook Ale Brewery, Inc., Cott Corporation, National Beverage Corporation, and Todhunter International, Inc. (the "Public Reference Companies"). In the selection of the Public Reference Companies, consideration also was given to total revenues and market capitalization.

         Tucker Anthony compared multiples for the Merger implied by the Merger Consideration and certain financial data of the Company to the corresponding implied trading multiples of the Public Reference Companies. In this portion of its analysis, Tucker Anthony focused on (i) enterprise value (market value of equity plus net debt) as a multiple of estimated revenues for the twelve months ended June 30, 1998, (ii) enterprise value as a multiple of estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") for the twelve months ended June 30, 1998, (iii) enterprise value as a multiple of estimated earnings before interest and taxes ("EBIT") for the twelve months ended June 30, 1998, (iv) market value of equity as a multiple of projected 1998 earnings, based on information for calendar 1998 from First Call Corporation and independent research analysts and (v) market value of equity as a multiple of book value.


         The implied multiples for the Merger based on the Merger Consideration and the Company's financial data compare as follows with the mean (adjusted to exclude the high and low values) multiples for the Public Reference Companies (the "Mean") using closing share prices as of September 8, 1998: (i) enterprise value to estimated fiscal 1998 revenue of 0.5x for the Merger versus 0.6x for the Mean, (ii) enterprise value to estimated fiscal 1998 EBITDA of 3.4x for the Merger versus 6.3x for the Mean, (iii) enterprise value to estimated fiscal 1998 EBIT of 4.3x for the Merger versus 9.0x for the Mean, and (iv) market value of equity to book value of 2.6x for the Merger versus 1.1x for the Mean. None of the implied multiples for the Merger was above the Mean for the Multiples derived from the Public Reference Companies. While taken alone, the multiples for the Merger do not support an opinion of fairness. However, Tucker Anthony does not believe the analysis of Publicly Traded Reference Companies to be a relevant indicator of fairness.


         The group of imputed transaction multiples as a whole was not considered sufficiently conclusive to be an important element of Tucker Anthony's analysis for several reasons. Principally, (i) most of the Public Reference Companies displayed only limited comparability to the Company; and
(ii) many of the Public Reference Companies exhibited either no or limited profitability which reduced the number of available multiples to which the value of the Merger could be compared.

         It should be noted, however, that Tucker Anthony compared the implied multiples for the Merger with the multiples for Todhunter International, Inc. because Todhunter was more comparable in terms of lines of business than the other Public Reference Companies. Specifically, like the Company, the majority of Todhunter's business involves the manufacture of beverages under contract for others, whereas most of the other Public Reference Companies are branded beverage companies with larger geographic presence, or produce beer as their principal business (whereas less than 30% of the Company's revenues is derived from beer production).

         The implied multiples for the Merger based on the Merger Consideration and the Company's financial data compare as follows with the multiples for Todhunter International, Inc. using closing share prices as of September 8, 1998: (i) enterprise value to estimated fiscal 1998 revenue of 0.5x for the Merger versus 1.1x for Todhunter, (ii) enterprise value to estimated fiscal 1998 EBITDA of 3.4x for the Merger versus 6.6x for Todhunter, (iii) enterprise value to estimated fiscal 1998 EBIT of 4.3x for the Merger versus 10.1x for Todhunter,
(iv) market value of equity to book value of 2.6x for the Merger versus 0.9x for Todhunter, (v) market value of equity to latest twelve months' earnings of 8.9x for the Merger versus 8.1x for Todhunter, (vi) market value of equity to estimated 1998 earnings of 10.2x for the Merger versus 8.1x for Todhunter, and
(vii) market value of equity to estimated 1999 earnings of 13.0x for the Merger versus 7.8x for Todhunter.

         Analysis of Reference Transactions. Tucker Anthony reviewed the consideration received by stockholders in selected publicly announced merger and acquisition transactions (the "Reference Transactions") announced since January 1, 1993 in which the target companies operate in similar industries or were deemed otherwise relevant to its inquiry. The transactions reviewed by Tucker Anthony were: Canandaigua Wine Co., Inc.'s acquisition of Barton Inc., Todhunter International Inc.'s acquisition of Virgin Islands Rum Industries, Canandaigua's acquisition of United Distillers (domestic), Cott Corporation's acquisition of Texas Beverage Packers Inc., Triarc Companies, Inc.'s acquisition of Cable Car Beverage, Saratoga Beverage Group Inc.'s pending acquisition of Fresh Juice Co., Inc., Gambrinus Company's acquisition of Pete's Brewing Company, Fortune Brands, Inc.'s acquisition of Geyser Peak Winery, and Northland Cranberries, Inc.'s pending acquisition of Seneca Foods Corporation juice division.

         Tucker Anthony compared multiples for the Merger implied by the Merger Consideration and certain financial data of the Company to the corresponding multiples in the selected merger and acquisition transactions. In this portion of its analysis, Tucker Anthony focused on (i) enterprise value for the respective transaction as a multiple of revenues for the latest twelve months preceding the transaction, (ii) enterprise value as a multiple of EBITDA for the last twelve months preceding the respective transaction, (iii) enterprise value as a multiple of EBIT for the last twelve months preceding the respective transaction and (iv) market value of equity as a multiple of earnings for the last twelve months preceding the respective transaction.


         The implied multiples for the Merger based on the Merger Consideration and the Company's estimated financial data for the twelve months ended September 30, 1998 compare as follows with the mean (adjusted to exclude the high and low values) multiples for the Reference Transactions (the "Mean"): (i) enterprise value to estimated fiscal 1998 revenue of 0.5x for the Merger versus 1.0x for the Mean, (ii) enterprise value to estimated fiscal 1998 EBITDA of 3.4x for the Merger versus 6.2x for the Mean, and (iii) enterprise value to estimated fiscal 1998 EBIT of 4.3x for the Merger versus 8.9x for the Mean. None of the implied multiples for the Merger was above the Mean of the multiples derived from the Reference Transactions. While taken alone, the multiples for the Merger do not support an opinion of fairness. However, Tucker Anthony does not believe the analysis of Reference Transactions to be a relevant indicator of fairness.


         While a number of transactions were identified for which transaction value and at least one relevant operating statistic were reported, the group of imputed transaction multiples as a whole was not considered sufficiently conclusive to be an important element of Tucker Anthony's analysis because of the relatively low number of operating statistic data points.

         Discounted Cash Flow Analysis. Tucker Anthony developed a discounted cash flow analysis of the Company based on projected financial statements for the fiscal year ending September 30, 1999 through the fiscal year ending September 30, 2003. For the purpose of the analysis, Tucker Anthony utilized the Company's projections which assumed, among other things, (i) that the year-over-year increases in revenue for the years ending September 30, 1999 through 2003 would range from 2.1% to 4.1%, and (ii) that the operating margin (operating income as a percentage of revenues) for the years ending September 30, 1999 through 2003 would range from 8.5% to 9.2%.

         The projected cash flows consisted of the after-tax free cash flow for the fiscal years ending September 30, 1999 through 2003 plus a terminal value at September 30, 2003. In estimating the appropriate terminal value at September 30, 2003, Tucker Anthony applied a range of multiples of 4.0x to 9.0x to estimated EBIT in fiscal year 2003. Specifically, this range was chosen to reflect a range of multiples with the high end of the range corresponding to the adjusted mean EBIT multiples for the Public Reference Companies and the adjusted mean EBIT multiples paid in Reference Transactions, with the low end of the range approximating the EBIT multiple being paid in the Merger. Acquisition and trading multiples from time to time fluctuate considerably, and no assurance can be made that future trading multiples will be comparable to historical levels.


         The present value of the stream of projected cash flows was obtained by discounting the cash flows to September 30, 1998 using a range of weighted average costs of capital ("WACC") of 20% to 30% estimated with particular reference to the capital structure of the Public Reference Companies, the estimated cost of equity for the Public Reference Companies, and a range of cost of equity considered to reflect the small market capitalization of the Company compared to the Public Reference Companies and the relative illiquidity of the Company's shares. Ibbotson's Cost of Capital Quarterly (1997 yearbook) uses a
                             -------------------------
WACC of 25.9% for small capitalization beverage companies which WACC accounts for the small size and relative illiquidity of companies similar to the Company. The foregoing analysis resulted in a range of estimated present values of $2.96 to $5.06 per share of Common Stock. If a narrower range of terminal EBIT multiples of approximately 8x to 10x was used and a tighter discount range of 22% to 30% was used as well, the per share values would be $3.71 to $5.03, with a midpoint value of $4.31 per share, well below the $4.70 per share offered in this transaction. Tucker Anthony considers the present value of future cash flows to be an important factor in determining the fair value of the Company. Specifically, since neither Publicly Traded Reference Companies nor Reference Transactions provided true comparability or sufficient data points to be relevant, the use of a discounted cash flow analysis provides the best theoretical value for the Company.



         Stock Trading History. Tucker Anthony examined the historical trading prices and volume of the Common Stock, and compared the historical trading prices of the Common Stock in relation to movements in certain stock indices, specifically an index of the Public Reference Companies, the Nasdaq Composite Index and the Standard & Poor's 500 Composite Index. It was noted that during the twelve months ended September 4, 1998, the highest closing price for the Common Stock was $4.375 and the lowest closing price was $2.875. Thus, the proposed Merger Consideration of $4.70 in cash per share is in excess of any closing price reached by the Common Stock during the past 12 months.


         Premium to Market Price. Tucker Anthony reviewed summary statistics relating to the historical premia to the market price of the target paid in acquisitions. According to the 1998 Mergerstat Review, the average of the median premium offered in all acquisitions over the three year period 1995-1997 (1,142 transactions) was 28.0%.


         Based on the closing price of the Company's stock on September 29, 1997 (the day before the Board of Directors announced the retention of investment bankers) of $3.625 per share, the proposed consideration of $4.70 per share represents a premium of 28.3%. However, Tucker Anthony noted the relative illiquidity of the Common Stock as compared to many publicly traded companies (using total market capitalization, number of shares actively traded and historical trading volume as points of reference), when considering the market price of the Common Stock as an indicator of value. Thus, while the premium to market is comparable in this transaction to that paid in other reported transactions, Tucker Anthony realizes that the relative illiquidity of the Company's shares may subject the market price to levels that are above or below those which would prevail in a more liquid security.



         The foregoing is a summary of the principal elements of the financial analyses performed by Tucker Anthony, but it does not purport to be a complete description of such analyses. In performing its analyses, Tucker Anthony made numerous assumptions, many of which are beyond the control of the Company. With respect to industry performance, Tucker Anthony assumed that growth in the craft beer business would moderate substantially from the double-digit growth experienced in the mid-1990's, and further assumed that the over-capacity in the contract beverage manufacturing business would remain for the next 3-5 years. With respect to the general business and economic environment, Tucker Anthony assumed that conditions would remain substantially unchanged. Further, Tucker Anthony utilized projections supplied by the Company which contained certain assumptions regarding growth rates and margin performance in the future. Those assumptions are described in the Discounted Cash Flow Analysis section. The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances based upon experience and judgment. Accordingly, notwithstanding the separate factors summarized above, Tucker Anthony believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying Tucker Anthony's opinion.


         In reaching its conclusion that the Merger Consideration was fair from a financial point of view, Tucker Anthony attached significance to the fact that over 200 potential buyers were contacted over more than six months. Of those contacted, over 100 reviewed confidential information regarding the Company and its business. The bid from the entity controlled by management was the highest fully financed offer received. Tucker Anthony also took into account the fact that certain of its financial analyses, including the Analysis of Publicly Traded Reference Companies and Analysis of Reference Transactions, were determined not to be meaningful because of the limited comparability of the reference companies or reference transactions to the Company and the Merger.

         ENGAGEMENT TERMS

         As compensation for its services as financial advisor, the Company has agreed to pay Tucker Anthony a total of approximately $350,000 (to be finally calculated at the time of the Closing) plus expenses, of which amount $25,000 has been paid as of the date hereof with the balance payable at the Closing. Tucker Anthony also received $125,000 for the issuance of the Opinion, which fee was not contingent upon the closing of the Transaction. The Company also has agreed to reimburse Tucker Anthony for its expenses and to indemnify Tucker Anthony against certain liabilities arising out of its services.

         The Company selected Tucker Anthony for a variety of reasons including its familiarity with the Company and its business and Tucker Anthony's experience and reputation in the area of valuation and financial advisory work generally. Tucker Anthony is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Tucker Anthony may actively trade the securities of the Company for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.


CERTAIN PROJECTIONS



         The Company does not as a matter of policy make public forecasts or projections as to future performance or earnings. However, in connection with the sale of the Company, the Company prepared projections of its anticipated future operating performance for the five fiscal years ending September 30, 2003.



         Such projections were prepared assuming that the sale had not occurred and upon estimates and assumptions (including with respect to industry performance, general economic and business conditions, taxes, and other matters) that inherently are subject to material uncertainties and risk, all of which are difficult to quantify and many of which are beyond the control of the Company. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts and are included herein only because such information was provided to potential acquirors. The Company's internal operating projections are, in general, prepared solely for internal use in connection with capital budgeting and other management decisions and are subjective in many respects and thus susceptible to various interpretations. Certain assumptions on which the projections were based related to the achievement of strategic goals, objectives, and targets over the applicable periods. There can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections. Neither the Company's independent auditors, nor any other independent accountants or financial advisors, have compiled, examined, or performed any procedures with respect to the projections contained herein, nor have they expressed any opinion or any form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the projections. The inclusion of the projections should not be regarded as an indication that the Company, or any other person who received such information, considers it an accurate prediction of future events. The Company does not intend to update, revise, or correct such projections if they become inaccurate (even in the short term).



         The projections below constitute forward looking statements and involve numerous risks and uncertainties. The Company's actual results may differ materially from the results anticipated from the projections discussed herein as a result of various factors, including, but not limited to, general economic conditions and growth rates in the malt beverage, soft drink and related industries, competitive factors and pricing pressure, changes in the Company's product mix, the timely development and acceptance of new products, inventory risks due to shifts in market demands, supply of recycled glass and other constraints and shortages. There can be no assurance that the Company will achieve the results anticipated from the projections discussed herein.

                       PROJECTED INCOME STATEMENTS ($000S)
--------------------------------------------------------------------------------

                                                 Fiscal Year Ended September 30,
                                                  ------------------------------
                                                    1999       2000      2001
                                                    ----       ----      ----


Net Sales                                         28,263     28,858    29,707
% increase in Net Sales                                -       2.1%      2.9%

Cost of Sales                                     21,944     22,408    23,147
                                                  ------------------------------

Gross Profit                                       6,319      6,450     6,560
Gross profit %                                     22.4%      22.4%     22.1%

Selling, General and Administrative Expenses
     (excluding Depreciation & Amortization)       2,795      2,923     3,118
                                                  ------------------------------


EBITDA                                             3,524      3,527     3,442
EBITDA %                                           12.5%      12.2%     11.6%

Depreciation                                         767        783       743
Amortization                                         164        164       164
                                                  ------------------------------

EBIT                                               2,593      2,580     2,535
EBIT %                                              9.2%       8.9%      8.5%

Interest Expense / (Income), net                    (302)      (402)     (502)
                                                  ------------------------------

Income before Taxes                                2,895      2,982     3,037

Provision (credit) for income taxes                1,187      1,223     1,245
                                                  ------------------------------

Net Income                                         1,708      1,759     1,792
                                                  ==============================


                                               Fiscal Year Ended September 30,
                                               -------------------------------
                                                 2002      2003    Assumptions
                                                 ----      ----    -----------

Net Sales                                       30,889    32,150
% increase in Net Sales                           4.0%      4.1%

Cost of Sales                                   24,019    24,951
                                              ------------------

Gross Profit                                     6,870     7,199
Gross profit %                                   22.2%     22.4%

Selling, General and Administrative
     Expenses (excluding Depreciation
     & Amortization)                            3,268      3,425
                                              ------------------


EBITDA                                           3,602     3,774
EBITDA %                                         11.7%     11.7%

Depreciation                                       765       789
Amortization                                       164       164
                                              ------------------

EBIT                                             2,673     2,821
EBIT %                                            8.7%      8.8%

Interest Expense / (Income), net                  (602)     (702)
                                              ------------------

Income before Taxes                              3,275     3,523

Provision (credit) for income taxes              1,343     1,444   41% Tax Rate
                                              ------------------

Net Income                                       1,932     2,079
                                              ==================

                       PROJECTED BALANCE SHEET ($000S) (1)
-------------------------------------------------------------------------------
                                             As of September 30,
                                                    1998
                                             -------------------

CURRENT ASSETS
Cash                                                     3,847
Accounts receivable                                      3,152
Inventories                                              2,423
Prepaid expenses                                            75
Other current assets                                         -
                                            ----------------------

       Total Current assets                              9,497
                                            ......................

PROPERTY &EQUIPMENT, AT COST
Property and equipment                                   7,595
Accumulated Depreciation                               (2,902)
                                            ----------------------
       Total property and                                4,693
       equipment, net
                                            ......................

GOODWILL
Goodwill, gross                                          8,653
Amortization                                            (2,902)
                                            ----------------------
Amortization, net                                        5,751
                                            ......................

Other noncurrent assets                                      4
                                            ----------------------

       TOTAL ASSETS                                     19,945
                                            ======================

CURRENT LIABILITIES
Revolver                                                     -
Accounts payable                                         1,941
Accrued expenses                                         1,237
Refundable deposits                                        311
Income taxes payable                                       292
Net pension liability                                      341
Deferred income taxes                                       54
                                            ----------------------

       Total Liabilities                                 4,176
                                            ......................

STOCKHOLDERS' EQUITY
Preferred stock                                              -
Common stock                                                39
Additional Paid In Capital                              10,492
Retained earnings                                        5,238
(Accumulated deficit)
                                            ----------------------
       Total Stockholders'                              15,769
       equity
                                            ......................

       TOTAL LIABILITIES &
           STOCKHOLDERS'                                19,945
           EQUITY
                                            ======================


(1)  Balance sheet as of June 30, 1998 used as a proxy for September 30, 1998.

                     PROJECTED CASH FLOW STATEMENTS ($000S)
-------------------------------------------------------------------------------
                                As of and for the Year Ended September 30,
                          ------------------------------------------------------
                             1999        2000      2001      2002       2003
                             ----        ----      ----      ----       ----

 Net Income                 1,708        1,759     1,792     1,932      2,079

Depreciation expense          767          783       743       765        789
Amortization                  164          164       164       164        164
Capital expenditures       (1,000)        (400)     (400)     (400)      (400)



CONFLICTS OF INTEREST



         In considering the recommendation of the Special Committee with respect to the Merger, stockholders should be aware that certain officers and directors of the Company, including Charles E. Lawson, Jr., the President and Chief Executive Officer and a director of the Company, and Patrick E. Belardi, the Vice President, Chief Financial Officer and Treasurer and a director of the Company, are officers of and substantial equity holders in the Purchaser. These officers intend to use, among other financing sources, (i) cash bonuses payable by the Company upon the sale of the Company at a price in excess of $4.00 per share (which aggregate $263,928 for Messrs. Lawson and Belardi) and (ii) $188,928 to be received by Mr. Lawson in respect of a stock option granted in 1994 at an exercise price of $1.40 per share. However, no member of the Special Committee has any interest in connection with the Merger, other than as a stockholder of the Company. As of November 30, 1998, Mr. Lawson beneficially owned 131,151 shares of Common Stock and Mr. Belardi beneficially owned 33,201 shares of Common Stock, representing 3.3% and less than 1%, respectively, of the total outstanding shares of Common Stock and neither of Messrs. Lawson or Belardi participated in any of the negotiations related to the Merger on behalf of the Company.

         Charles E. Lawson, Jr., the President and Chief Executive Officer and a director of the Company and the President of the Purchaser, has pledged his options (the "Lawson Options") to purchase 57,251 shares of the Company's Common Stock at an exercise price of $1.40 per share to secure the Purchaser's obligation to effect the Merger in the event that (a) all conditions to the Purchaser's obligation have been fulfilled prior to the Termination Date, and
(b) but the Purchaser fails or refuses to effect the Merger (unless such failure or refusal is caused solely by the Purchaser's financing sources being unwilling to fund their commitments in amounts necessary for the Purchaser to effect the Merger). THE PURCHASER IS A NEWLY FORMED CORPORATION WITHOUT SUBSTANTIAL ASSETS. EXCEPT FOR THE LIMITED RECOURSE TO THE LAWSON OPTIONS DESCRIBED ABOVE, THE COMPANY AND ITS STOCKHOLDERS MAY BE UNABLE TO RECOVER ANY DAMAGES IN THE EVENT THAT THE PURCHASER BREACHES ITS OBLIGATION TO EFFECT THE MERGER.

         The Purchaser has agreed that after the Effective Time of the Merger it will, and will cause the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company to the full extent such persons may be indemnified by the Company pursuant to the Company's Articles of Incorporation and Bylaws as in effect on the date of the Merger Agreement for acts and omissions occurring at or prior to the Effective Time of the Merger. The Purchaser has also agreed not to amend such indemnification provisions for a period of six years from the Effective Time and to use reasonable commercial efforts to maintain in effect for six years from the Effective Time directors' and officers' "tail" liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to existing coverage. See "-- Indemnification."


         While the Special Committee does not consider ownership by certain of its members or their affiliates of shares of Common Stock as raising a conflicts of interest issue, stockholders in their evaluation of the recommendation of the Board of Directors acting through the Special Committee may want to consider such ownership and the benefits realizable from the cash consideration to be received from the disposition of such ownership as a result of the Merger. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT".


CERTAIN EFFECTS OF THE MERGER


         If the Merger is consummated, the Company's stockholders (other than those stockholders who have perfected and have not withdrawn their right to seek appraisal of their shares under applicable Pennsylvania law) will have the right to receive $4.70 in cash, without interest, for each share of Company Common Stock held immediately prior to the Effective Time. As a result of the Merger, such stockholders will cease to have any ownership interest in the Company and will cease to participate in future earnings and growth, if any, of the Company. Moreover, if the Merger is consummated, public trading of the Company Common Stock under the Exchange Act will be terminated. Since the Company will no longer be a reporting company under the Exchange Act, it will not be subject to the periodic reporting obligations of the Exchange Act, the short swing profit provisions of Section 16 of the Exchange Act and the going-private disclosure obligations of Rule 13e-3 under the Exchange Act.



         Among the benefits to the Company and its affiliates is that it will not be required to incur the expenses of filing periodic reports under the Exchange Act, or to comply with other reporting obligations, including under
Section 16, which currently aggregate, on an annual basis, approximately $40,000. Other expenses that the Company will no longer incur are the $50,000 annual management fee payable to Quincy Partners and fees for transfer agents, Nasdaq listing, printing and similar fees aggregating approximately $40,000 per year. Similarly, the Company will not be required to purchase directors and officers insurance, which currently costs the Company $90,000 per year, although it will be required to pay approximately $35,000 per year in "tail" premiums. An additional benefit to the affiliates of the Company who are also equity holders of the Purchaser, specifically Messrs. Lawson and Belardi, is that future earnings and growth of the Company will be for the benefit of the Purchaser and its shareholders and not for the current public shareholders of the Company. The detriments to the Company and its affiliates who are also equity holders of the Purchaser are the lack of liquidity for the common stock of the Purchaser and the incurrence of $17.1 million of indebtedness to fund the Merger.

         The only benefit to unaffiliated holders of Common Stock is the right to receive the Merger Consideration. The detriments are that such stockholders will cease to participate in future earnings and growth, if any, of the Company and that the receipt of the Merger Consideration will be a taxable transaction for federal income tax purposes. Each stockholder's gain or loss per share will be equal to the difference between $4.70 and the stockholder's tax basis per share in the Common Stock. If a stockholder holds Common Stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. The gain or loss will be long term if the stockholder's holding period is more than one year. See "--Federal Income Tax Considerations."



         As a result of the Merger, management of the Company will receive bonuses aggregating $339,000. No other "change of control," termination, resignation or similar payments will be made. No options will be exercisable as a direct result of the Merger but Mr. Lawson will receive $188,928 from an option received in 1994 to acquire 57,251 shares at $1.40 per share.

         The Merger Agreement provides that the current directors of the Company will be replaced by the directors of the Purchaser. It is currently anticipated that the Surviving Corporation will be operated after the Merger in a manner substantially the same as the Company's current operations.




         Based on the Purchaser's and Messrs. Lawson and Belardi's current aggregate percentage of ownership of 1.6% of the outstanding Common Stock (which excludes currently exercisable options having an exercise price of $6.00 per share), their aggregate interest in the Company's net book value was approximately $223,000 at September 30, 1997 and $245,000 at June 30, 1998. Mr. Lawson's and Mr. Belardi's current percentage of ownership is 1.5% and 0.1% respectively of the outstanding Common Stock and their interest in the Company's net book value was approximately $220,000 and $4,000 at September 30, 1997 and $241,000 and $4,000 at June 30, 1998, respectively. The Purchaser's and Messrs. Lawson and Belardi's aggregate interest in the Company's net earnings was approximately $28,000 for the year ended September 30, 1997 and $22,000 for the nine months ended June 30, 1998. Mr. Lawson's and Mr. Belardi's interest in the Company's net earnings was approximately $27,000 and $1,000 for the year ended September 30, 1997 and $21,000 and $1,000 for the nine months ended June 30, 1998, respectively.



         Assuming the Merger had occurred on September 30, 1997 and June 30 , 1998, respectively, and the Purchaser had owned all the Company's outstanding Common Stock as of such date, the Purchaser's pro forma interest in the Company's net book value at September 30, 1997 and June 30, 1998 would have been $6.0 million and $6.6 million, respectively. Mr. Lawson's and Mr. Belardi's pro forma interest in the Company's net book value would be approximately $3.0 million each at September 30, 1997 and $3.3 million each at June 30, 1998. The Purchaser's pro forma interest in the Company's net earnings would be approximately $767,000 for the year ended September 30, 1997 and $584,000 for the nine months ended June 30, 1998. Mr. Lawson's and Mr. Belardi's pro forma interest in the Company's net earnings would be approximately $388,000 and $379,000 for the year ended September 30, 1997 and $295,000 and $289,000 for the nine months ended June 30, 1998, respectively.

         At the effective time, the Purchaser will contribute $575,000 to the Company and will own 46% percent of the equity interest in the Company.



     The purpose of the transaction for the Company is to maximize shareholder value. See "--Background of the Merger."



         The purposes of the transaction for Messrs. Lawson and Belardi is to make an investment in and gain control of the Company.



TREATMENT OF STOCK OPTIONS



         Each holder of Company stock options shall be entitled to receive immediately after the Effective Time, an amount in cash equal to the Merger Consideration minus the per share exercise price. There are 238,431 options outstanding under the Company's 1996 Employee Stock Option Plan, all of which have an exercise price of $6.00 per share and therefore such option holders will not be entitled to any portion of the Merger Consideration. In addition, Mr. Lawson has an option granted to him in 1994 to acquire 57,251 shares at an exercise price of $1.40 per share.


VOTING AGREEMENT


         The Purchaser, Lion Partners Company, L.P., Weston Presidio Offshore Capital C.V., Quincy Partners and Northwood Ventures LLC (for purposes of this paragraph only, the "Stockholders") entered into a Voting Agreement (the "Voting Agreement") dated as of September 17, 1998, a copy of which is attached hereto as Annex C. Pursuant to the Voting Agreement, the Stockholders have agreed to restrict their ability to sell or otherwise transfer their shares; and the Stockholders have further agreed to appoint the Purchaser as their attorney and proxy to vote such shares at, among other things, every special meeting of the Company's stockholders (i) in favor of the adoption of the Merger Agreement and approval of the Merger, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement and
(iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement.



         The Voting Agreement covers a total of 1,720,184 shares representing approximately 44.3% of the outstanding shares on the Record Date. Of the 1,720,184 shares of Common Stock subject to the Voting Agreement, 1,545,184 of such shares are controlled by the Chairman of the Board of Directors of the Company. The Purchaser intends to vote such shares in favor of the Merger. The Voting Agreement terminates upon the termination of the Merger Agreement pursuant to Article 7 thereof (i.e. if the Company terminates the Merger Agreement in accordance within its terms).

APPRAISAL RIGHTS

         For purposes of this section, the term "Company" will be deemed to refer also to the Surviving Corporation with respect to actions taken after the Effective Time.

         Pursuant to the Merger Agreement and the PBCL, the owners of Common Stock will have dissenters rights in connection with the Merger under Sections 1571 through 1580 of Subchapter 15D of the PBCL (hereinafter "Subchapter 15D"), a copy of which (as well as a copy of Section 1930 of the PBCL) is included in this Proxy Statement as Annex D, and may object to the Merger Agreement and demand in writing that the Company pay the fair value of their Common Stock.


         If any holders of Common Stock properly exercise dissenters rights of appraisal in connection with the Merger under Subchapter 15D of the PBCL (a "Dissenting Shareholder"), any shares held by such holders will not be converted into the right to receive $4.70 per share, but instead will be converted into the right to receive the "fair value" of such shares pursuant to Subchapter D of Chapter 15 of the PBCL. THE FOLLOWING SUMMARY SETS FORTH ALL MATERIAL PROCEDURES TO BE FOLLOWED BY HOLDERS OF COMMON STOCK WISHING TO DEMAND APPRAISAL OF THEIR SHARES UNDER THE PBCL. THE FOLLOWING SUMMARY OF THE PROVISIONS OF SUBCHAPTER 15D IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUBCHAPTER 15D, A COPY OF WHICH (AS WELL AS A COPY OF SECTION 1930 OF THE PBCL) IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX D AND INCORPORATED HEREIN BY REFERENCE. The Company will not give any notice of the following requirements other than as described in this Proxy Statement and as required by the PBCL.


         General. Any holder of Common Stock who has duly demanded the payment of the fair value of his or her shares under Subchapter 15D will not, after the Effective Time, be a shareholder of the Company for any purpose or be entitled to the payment of dividends or other distributions on any such Common Stock; moreover, the Common Stock of any Dissenting Shareholder will be converted into the right to receive either (i) the fair value of such Common Stock, determined in accordance with Subchapter 15D, or (ii) the right to receive $4.70 per share, if any Dissenting Shareholder effectively withdraws his or her demand for appraisal rights.


         SHAREHOLDERS OF THE COMPANY SHOULD NOTE THAT, UNLESS ALL THE REQUIRED PROCEDURES FOR CLAIMING DISSENTERS RIGHTS ARE FOLLOWED WITH PARTICULARITY, DISSENTERS RIGHTS WILL BE LOST. VOTING AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, WHETHER IN PERSON OR BY PROXY, IS NOT SUFFICIENT NOTICE TO PERFECT DISSENTERS RIGHTS. A VOTE TO APPROVE THE MERGER WILL EFFECTIVELY WAIVE A SHAREHOLDER'S APPRAISAL RIGHTS.


         Filing Notice of Intention to Demand Fair Value. Before any shareholder vote is taken on the Merger Agreement, a Dissenting Shareholder must deliver to the Company a written notice of his or her intention to demand the fair value of

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


his or her Common Stock if the Merger is effected. Such written notice may be sent to Donald J. Sutherland, c/o The Lion Brewery, Inc., 700 North Pennsylvania Avenue, Wilkes Barre, Pennsylvania 18703. Neither the return of a proxy by the Dissenting Shareholder with instructions to vote the Common Stock represented thereby against the approval and adoption of the Merger Agreement nor a vote against the approval and adoption of the Merger Agreement or an abstention from voting on the approval and adoption of the Merger Agreement is sufficient to satisfy the requirement of delivering a written notice to the Company. In addition, the Dissenting Shareholder must not effect any change in the beneficial ownership of his or her Common Stock from the date of filing the notice with the Company through the Effective Time, and the Dissenting Shareholder must not vote his or her Common Stock for which payment of fair value is sought in favor of the approval and adoption of the Merger Agreement. The submission of a signed blank proxy will serve to waive appraisal rights if not revoked, but a failure to vote, a vote against or an abstention from voting on the approval and adoption of the Merger Agreement will not waive such rights. Proper revocation of a signed blank proxy or a signed proxy instructing a vote for approval and adoption of the Merger Agreement will also preserve dissenters rights under the PBCL. Failure by a Dissenting Shareholder to comply with any of the foregoing will result in such Dissenting Shareholder's forfeiting any right to payment of the fair value of such Dissenting Shareholder's Common Stock.


         Record and Beneficial Owners. A record holder of Common Stock may assert dissenters rights as to fewer than all the Common Stock of the same class or series registered in his or her name only if the holder dissents with respect to all the Common Stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he or she dissents. A beneficial owner of Common Stock who is not the record holder may assert dissenters rights with respect to Common Stock held on his or her behalf if such Dissenting Shareholder submits to the Company the written consent of the record holder not later than the time of assertion of dissenters rights. The beneficial owner may not dissent with respect to less than all the Common Stock he or she owns, whether or not such Common Stock is registered in the beneficial owner's name.

         Notice to Demand Payment. If the Merger is approved by the requisite vote at the Special Meeting, the Company shall mail to all Dissenting Shareholders who gave due notice of their intention to demand payment of fair value and who refrained from voting in favor of the Merger a notice stating where and when a demand for payment must be sent, and stock certificates representing the Common Stock held by the Dissenting Shareholder must be deposited to obtain payment. The notice shall be accompanied by a copy of Subchapter 15D of the PBCL and include a form for demanding payment, which form shall have a request for certification of the date that beneficial ownership of the Common Stock was acquired by the Dissenting Shareholder or the person on whose behalf the Dissenting Shareholder dissents. The time set for the receipt of a demand and the Dissenting Shareholder's stock certificates shall not be less than 30 days from the mailing of the notice. Failure by a Dissenting Shareholder to timely demand payment and deposit the stock certificates pursuant to such notice will cause such Dissenting Shareholder to lose all right to receive payment of the fair value of his or her Common Stock. All mailings to the Company are at the risk of the dissenter. However, the Company recommends that the Notice of Intention to Dissent, the Demand Form and the holder's stock certificates be sent by certified mail. If the Merger has not been effected within 60 days after the date set for demanding payment and depositing stock certificates, the Company shall return any stock certificates that have been deposited. The Company, however, may at any later time send a new notice regarding demand for payment and deposit of stock certificates with like effect.

         Payment of Fair Value of Common Stock. Promptly after the Effective Time, or upon timely receipt of demand for payment if the Merger has already been effected, the Company shall either remit to Dissenting Shareholders who have made demand and deposited their stock certificates the amount the Company estimates to be the fair value of the Common Stock or give written notice that no remittance will be made under Section 1577 of the PBCL. Such remittance or notice shall be accompanied by:

          (i) the Company's closing balance sheet and statement of income for a fiscal year ending not more than 16 months prior to the date of remittance or notice, together with the latest available interim financial statements;

          (ii) a statement of the Company's estimate of the fair value of the Common Stock; and

          (iii) a notice of the right of a Dissenting Shareholder to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D of the PBCL.

         If the Company does not remit the amount of its estimate of the fair value of the Common Stock, it will return all stock certificates that have been deposited and may make a notation thereon that a demand for payment has been made. If shares carrying such notation are thereafter transferred, each new stock certificate issued therefor will bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by such transfer any rights in the Company other than those which the original dissenter had after making demand for payment of their fair value.

         Estimate by Dissenting Shareholder of Fair Value of Common Stock. If a Dissenting Shareholder believes that the amount estimated or paid by the Company for his or her Common Stock is less than their fair value, the Dissenting Shareholder may send to the Company his or her own estimate of the fair value, which shall be deemed a demand for payment of the amount of the deficiency. If the Dissenting Shareholder does not file his or her own estimate of the fair value within 30 days after such remittance or notice has been mailed by the Company, the Dissenting Shareholder will be entitled to no more than the amount estimated in the notice or remitted by the Company.


         Valuation Proceedings. Within 60 days after the latest of (i) the Effective Time, (ii) timely receipt of any demands for payment or (iii) timely receipt of any Dissenting Shareholder estimates of fair value, if any demands for payment remain unsettled, the Company may file in court an application for relief requesting that the fair value of the Common Stock be determined by the court. The Court of Common Pleas, Luzerne County, Pennsylvania, would have jurisdiction over any appraisal proceedings. Each Dissenting Shareholder whose demands have not been settled will be made a party to the proceeding and will be entitled to recover the amount by which the fair value of such Dissenting Shareholder's Common Stock is found to exceed the amount, if any, previously remitted. Such Dissenting Shareholder will also be entitled to interest on such amount from the Effective Time until the date of payment. There is no assurance, however, that the Company will file such an application. If the Company fails to file an application within the 60-day period, any Dissenting Shareholder who has not settled his or her claim may do so in the Company's name within 30 days after the expiration of the 60-day period. If a Dissenting Shareholder does not file an application within such 30-day period, each Dissenting Shareholder entitled to file an application shall be paid no more than the Company's estimate of the fair value of the Common Stock and may bring an action to recover any amount not previously remitted.


         In determining the fair value of the Common Stock, a court will take into account all relevant factors, including proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court, but excluding any appreciation or depreciation in the Common Stock in anticipation of the Merger. Some factors which courts have previously used in determining fair value of stock include: (1) the net asset value; (2) the investment value; and (3) the market value. A court may determine that the fair value of the Common Stock is more than, less than or equal to the Merger Consideration.


         Costs and Expenses of Valuation Proceedings. The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against the Company, except that any part of such costs and expenses may be assessed as the court deems appropriate against all or some of the Dissenting Shareholders whose action in demanding supplemental payment is found by the court to be dilatory, obdurate, arbitrary, vexatious or in bad faith. The court may also assess the fees and expenses of counsel and experts for any or all of the Dissenting Shareholders against the Company if it fails to comply substantially with Subchapter 15D or acts in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. The court can also assess any such fees or expenses incurred by the Company against any Dissenting Shareholder if such Dissenting Shareholder is found to have acted in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. If the court finds that the services of counsel for any Dissenting Shareholder were of substantial benefit to the other Dissenting Shareholders and should not be assessed against the Company, it may award to such counsel reasonable fees to be paid out of the amounts awarded to the Dissenting Shareholders who were benefited.

         Under the PBCL, a shareholder of the Company has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the Merger, nor any right to valuation and payment of the fair value of the holder's shares because of the Merger, except to the extent provided by the dissenters rights provisions of Subchapter 15D. The PBCL also provides that absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.

         The foregoing description of the rights of dissenters under Subchapter 15D should be read in conjunction with Annex D to this Proxy Statement, and is qualified in its entirety by reference to the provisions of Subchapter 15D.

         The Board of Directors recommends that shareholders vote "FOR" the proposal to approve and adopt the Merger Agreement.

FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes the material federal income tax considerations relevant to the Merger that are generally applicable to holders of Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Company's stockholders as described herein.

         The receipt by the stockholders of cash, in the Merger or through the exercise of appraisal rights, for shares of Common Stock will be a taxable transaction for federal income tax purposes. Each stockholder's gain or loss per share will be equal to the difference between $4.70 and the stockholder's tax basis per share in the Common Stock. If a stockholder holds Common Stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long term if the stockholder's holding period is more than one year.

         Shares of Common Stock which were acquired through the exercise of employee stock options and which have not been held for a period of two years since the option was granted and a period of one year since the option was exercised are not treated as capital assets and gain on such shares will be subject to federal income tax at ordinary income tax rates.


         THE FOREGOING TAX DISCUSSION IS BASED UPON PRESENT LAW. EACH STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS. SPECIAL RULES APPLY TO COMMON STOCK RECEIVED PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION.


REGULATORY APPROVALS

         Neither the Company nor the Purchaser is aware of any regulatory approvals that must be obtained in order to consummate the Merger.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT



         The discussion in this Proxy Statement of the Merger and the description of all the material terms of the Merger Agreement are subject to and qualified in their entirety by reference to the Merger Agreement and the Voting Agreement, copies of which are attached hereto as Annex A and Annex C, respectively, and incorporated herein by reference, and to each of the other Annexes to this Proxy Statement.


EFFECTIVE TIME OF THE MERGER

         The Merger Agreement provides that the Purchaser will be merged with and into the Company and that following the Merger, the separate existence of the Purchaser will cease and the Company will continue as the Surviving Corporation. The Merger will become effective upon the filing of the Articles of Merger contemplated by the Merger Agreement with the Department of State of the Commonwealth of Pennsylvania (the "Effective Time") in accordance with the PBCL. The Effective Time of the Merger will be as soon as practicable after all conditions to the Merger have been fulfilled or waived, which is anticipated to be on or about the date of the Special Meeting. The Merger Agreement also provides that (i) the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation; (ii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation; (iii) the directors of the Purchaser shall be the initial directors of the Surviving Corporation; (iv) the officers of the Purchaser and such other persons as designated by the Purchaser shall be the initial officers of the Surviving Corporation; and (v) the Merger shall, from and after the Effective Time, have all the effects provided by the PBCL.

CONVERSION AND CANCELLATION OF COMMON STOCK


         Upon the consummation of the Merger, each then outstanding share of Common Stock (other than shares owned by the Company and shares, if any, that are held by stockholders exercising appraisal rights in accordance with the PBCL ("Dissenting Shares"')) will be converted into, and become exchangeable for, $4.70 in cash without interest (the "Merger Consideration"). At the Effective Time, all such shares of Common Stock will no longer be outstanding and will be canceled and retired and will cease to exist, and each certificate representing any shares of Common Stock (the "Certificates") will thereafter represent only the right to receive the Merger Consideration, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such shares as determined in accordance with Subchapter D of Chapter 15 of the PBCL. See "--Appraisal Rights."


PURCHASER STOCK

         At the Effective Time, each share of the common stock of Purchaser outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving

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


Corporation, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent the same number of shares of the Surviving Corporation.

TREATMENT OF STOCK OPTIONS

         At or prior to the Effective Time, the Company will make arrangements, the effect of which shall be that no shares of Common Stock or other capital stock of the Surviving Corporation shall be issuable pursuant to options or warrants to purchase shares, or securities convertible into shares, of Common Stock ("Company Options"). The Company is required to (i) cause the Stock Plan (as defined in Section 3.2 of the Merger Agreement) to terminate as of the Effective Time and (ii) grant no additional Company Options after the date of the Merger Agreement. The Company is required to take all such actions under the Stock Plan or otherwise necessary so that each holder of a Company Option shall be entitled to receive immediately after the Effective Time, in cancellation and settlement of such Company Option, for each share of Common Stock subject to such Company Option an amount in cash equal to the Merger Consideration minus the per share exercise, purchase or conversion price of such Company Option as of the date of the Merger Agreement (the "Option Consideration"). Payment of the Option Consideration with respect to each Company Option will be contingent upon consummation of the Merger and will be subject to applicable withholding of income and other taxes. Payment of the Option Consideration will be made by the Surviving Corporation to the holders of the Company Options at or as promptly as practicable after the Effective Time, without interest.

EXCHANGE PROCEDURES

         Prior to the Effective Time, the Purchaser will appoint a bank or trust company to act as paying agent, which will be American Stock Transfer and Trust Company, or such other entity as the Purchaser and the Company may mutually select (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Certificates.

         The Purchaser is required to take all steps necessary to enable and cause the Surviving Corporation to provide the Paying Agent with cash in amounts necessary to pay the Merger Consideration, when and as such amounts are needed by the Paying Agent.

         As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of Common Stock immediately prior to the Effective Time (excluding any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Paying Agent and shall be in such form and have such other provisions as the Purchaser shall reasonably specify) and (ii) instructions for the use thereof in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor an amount of cash equal to $4.70 multiplied by the number of shares of Common Stock represented by such Certificate. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it will be a condition of payment that such Certificate be properly endorsed or otherwise in proper form of transfer and that the person requesting such payment will pay any transfer or other taxes required by reason of the transfer of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL.

         Until surrendered as contemplated by the Merger Agreement, each Certificate (other than Certificates representing Dissenting Shares) will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to the Merger Agreement.

INTERIM OPERATIONS OF THE COMPANY; CONDUCT PENDING MERGER

         From and after the date of the Merger Agreement until the Effective Time, except as contemplated by any other provision of the Merger Agreement, unless the Purchaser has consented in writing thereto, the Company has agreed:
(i) to conduct its operations according to its usual, regular and ordinary course in substantially the same manner as theretofore conducted; (ii) to use its reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it; (iii) to refrain from amending its Articles of Incorporation or Bylaws or comparable governing instruments; (iv) to promptly notify the Purchaser of any breach of any representation or warranty contained in the Merger Agreement or any event that is materially adverse to the business, assets, financial condition or results of operations of the Company; (v) to promptly deliver to the Purchaser true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of the Merger Agreement; (vi) (A) to refrain from, except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the Merger Agreement and disclosed pursuant to the Merger Agreement, issuing any shares of its capital stock, effecting any stock split or otherwise changing its capitalization as it existed on the date of the Merger Agreement and (B) to refrain from (x) granting, conferring or awarding any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire any shares of its capital stock or granting, conferring or awarding any bonuses or other forms of cash incentives to any officer, director or key employee, (y) except in the ordinary course of business consistent with past practice, increasing any compensation with any present or future officers, directors or key employees, granting any severance or termination pay to, or entering into any employment or severance agreement with any officer, director or key employee or amending any such existing agreement in any material respect (other than pursuant to severance agreements previously delivered to the Purchaser), or (z) adopting any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amending any existing employee benefit plan in any material respect; (vii) to refrain from (i) declaring, setting aside or paying any dividend or making any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (ii) directly or indirectly redeeming, purchasing or otherwise acquiring any shares of its capital stock or making any commitment for any such action; (viii) to refrain from selling, leasing, abandoning or otherwise disposing of any of its assets or acquiring by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquiring any assets, except in the ordinary course of business consistent with past practice; (ix) to refrain from incurring or guarantying any indebtedness for borrowed money or making any loans, advances or capital contributions to, or investments in, any other person, or issuing or selling any debt securities other than borrowings under existing lines of credit and usual and customary advancements of expenses in the ordinary course of business; (x) to refrain from mortgaging or otherwise encumbering or subjecting to any Lien (as defined in the Merger Agreement) any of its properties or assets; (xi) to refrain from making any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of the Company; (xii) to refrain from making any commitment or entering into any contract or agreement or making any capital expenditure except for (x) customer purchase orders and purchases of raw materials used in the business of the Company agreed to or made in the ordinary course of business consistent with past practice, (y) any other commitment, contract and agreement involving aggregate payments to or by the Company not in excess of $100,000, providing for termination without notice by the Company on 90 or fewer days' notice, and made by the Company in the ordinary course of business consistent with past practice or (z) capital expenditures that individually or in the aggregate do not exceed $100,000; (xiii) to refrain from revaluing any of its assets, including, without limitation, writing down the value of its inventory or writing off notes or accounts receivable, other than in the ordinary course of business; (xiv) to refrain from making any tax election except consistent with past practice or settling or compromising any material income tax liability; (xv) to refrain from settling or compromising any pending or threatened suit, action or claim relating to the transactions contemplated by the Merger Agreement; (xvi) to refrain from paying, discharging or satisfying any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice; or (xvii) to refrain from agreeing or otherwise committing to take any of the foregoing actions or taking, or agreeing to take, any action which would result in a failure of the condition to closing set forth in Section 6.3(a) of the Merger Agreement.

ALTERNATIVE PROPOSALS

         The Company has agreed, pursuant to the Merger Agreement, that prior to the Effective Time, the Company will not, nor will it permit its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of any equity securities of, the Company or all or any significant portion of the assets of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Alternative Proposal or otherwise take an action to knowingly facilitate any effort or attempt to make or implement an Alternative Proposal; that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted prior to the date of the Merger Agreement with respect to any of the foregoing and will take the necessary steps to inform any such person or entity of the Company's foregoing obligations; and that it will notify the Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that the Board of Directors of the Company may (i) furnish information to or enter into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide, Qualifying Alternative Proposal which would yield to stockholders a net price of not less than $4.85 per share in cash that the Board of Directors of the Company in good faith determines (in consultation with its financial advisors) represents a financially superior transaction for the stockholders of the Company as compared to the Merger, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) the Company keeps the Purchaser informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. The Company may not enter into any agreement with respect to an Alternative Proposal for as long as the Merger Agreement remains in effect unless the Company shall have given the Purchaser ten days' prior written notice of its intent to terminate the Merger Agreement during which period the Purchaser will have the opportunity to match the consideration offered by any such Alternative Proposal (if the Purchaser offers to match such consideration, the Merger Agreement will be amended to increase the consideration and, if necessary, to extend time periods to permit proxy recirculation). A "Qualifying Alternative Proposal" is one where the prospective acquirer through its possession of one or more of (i) marketable securities, cash and cash equivalents, (ii) undrawn lines of credit from reputable financial institutions and (iii) commitment letters from one or more reputable institutions (which may only be subject to completion of due diligence and other standard conditions), has sufficient financing to pay in full the consideration provided for in such Qualifying Alternative Proposal and any termination fees payable (see "--Expenses and Termination Fees"). A Qualifying Alternative Proposal may be subject to the reasonable due diligence of the prospective acquirer.


INDEMNIFICATION

         The Merger Agreement provides that from and after the Effective Time, the Purchaser will, and will cause the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company (the "Indemnified Parties") to the full extent such persons may be indemnified by the Company pursuant to the Company's Articles of Incorporation and Bylaws as in effect as of the date of the Merger Agreement for acts and omissions occurring at or prior to the Effective Time and will advance reasonable litigation expenses incurred by such persons in connection with defending any action arising out of such acts or omissions, provided that such persons provide the requisite affirmations and undertakings, as required by applicable law or set forth in the Company's Bylaws as in effect prior to the Effective Time.

         The Merger Agreement further provides that any Indemnified Party will promptly notify the Purchaser and the Surviving Corporation of any claim, action, suit, proceeding or investigation for which such party may seek indemnification under such provision; provided, however, that the failure to furnish any such notice shall not relieve the Purchaser or the Surviving Corporation from any indemnification obligation under the Merger Agreement except to the extent the Purchaser or the Surviving Corporation is prejudiced thereby. In the event of any such claim, action, suit, proceeding, or investigation, (i) the Surviving Corporation will have the right to assume the defense thereof by counsel reasonably acceptable to the Indemnified Parties, and the Surviving Corporation will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred thereafter by such Indemnified Parties in connection with the defense thereof, except that all Indemnified Parties (as a group) will have the right to retain one separate counsel, reasonably acceptable to such Indemnified Parties and the Purchaser, at the expense of the indemnifying party if the named parties to any such proceeding include both the Indemnified Parties and the Surviving Corporation and the representation of such parties by the same counsel would be inappropriate due to a conflict of interest between them, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) the Surviving Corporation will not be liable for any settlement effected without its prior written consent.

         In addition, the Merger Agreement states that the Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions that are no less favorable to the past and present officers and directors of the Company than those set forth as of the date of the Merger Agreement in the Articles of Incorporation and the Bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were entitled to indemnification therein.

         Moreover, the Surviving Corporation has agreed to use reasonable commercial efforts to maintain in effect for six years from the Effective Time directors' and officers' "tail" liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to the existing coverage.

CONDITIONS TO THE MERGER

         Each party's respective obligation to effect the Merger is subject to the fulfillment at or prior to the date of the closing of the transactions contemplated by the Merger Agreement (the "Closing Date") of the following conditions: (i) the Merger Agreement and the transactions contemplated therein shall have been approved, in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of the Company, (ii) neither of the parties to the Merger Agreement shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by the Merger Agreement, (iii) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental entity required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, assets, financial condition or results of operations of either the Purchaser or the Company.

         The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions, unless waived by the Company: (i) there shall have been no intentional or willful nonperformance, in any material respect, by the Purchaser of its agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date nor shall there have been, in any material respect, any willfully or intentionally untrue representation or warranty of the Purchaser contained in the Merger Agreement or in any document delivered in connection therewith, (ii) the Purchaser shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Purchaser contained in the Merger Agreement and in any document delivered in connection therewith shall be true and correct as of the Closing Date, except (A) for changes specifically permitted by the Merger Agreement, (B) for non-performance or breaches which, separately or in the aggregate, would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company or on the ability of the parties to consummate the transactions contemplated by the Merger Agreement and (C) that those representations and warranties which address matters only as of a particular date shall remain true and correct, in all material respects, as of such date, (iii) the Company shall have received a certificate of the President or a Vice President of the Purchaser, dated the Closing Date, certifying to the effect of the preceding clauses (i) and (ii), (iv) the Board of Directors of the Company shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, certifying as to the correctness in all material respects of the representations and warranties of the Company contained in the Merger Agreement or in any document delivered in connection therewith, (v) there shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, or enforced by any foreign or United States federal, state or local governmental entity, and there shall be no action, suit or proceeding pending (with a reasonable likelihood of success), which (A) makes the Merger Agreement, the Merger, or any of the other transactions contemplated by the Merger Agreement illegal or imposes or may impose material damages or penalties in connection therewith, or (B) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by the Merger Agreement in any material respect, (vi) the Company shall have received an opinion of Thelen Reid & Priest LLP, special counsel for the Purchaser, in form and substance reasonably satisfactory to the Company and its counsel.

         The obligations of the Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Purchaser: (i) there shall have been no intentional or willful non-performance, in any material respect, by the Company of its agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date nor shall there have been any willfully or intentionally untrue representation or warranty of the Company contained in the Merger Agreement or in any document delivered in connection therewith, (ii) the Company shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Company contained in the Merger Agreement and in any document delivered in connection therewith shall be true and correct as of the Closing Date, except (A) for changes specifically permitted by the Merger Agreement or other accepted writing by the Purchaser,
(B) for non-performance or breaches which, separately or in the aggregate, would not have a material adverse effect on the business, assets, financial condition or results of operations of the Purchaser or the Company or on the ability of the parties to consummate the transactions contemplated by the Merger Agreement and (C) that those representations and warranties which address matters only as of a particular date shall remain true and correct, in all material respects, as of such date, (iii) the Purchaser shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to the effect of the preceding clauses (i) and (ii), (iv) from the date of the Merger Agreement through the Effective Time, there shall not have occurred any change or effect, either individually or in the aggregate, that is materially adverse to the business, assets, financial condition, or results of operations of the Company (it being understood that the incurrence of capital expenditures set forth in Schedule 3.13(b) of the Merger Agreement shall not be deemed to be a material adverse change), (v) after the Effective Time, no person shall have any right under any Stock Plan or other plan, program or arrangement to acquire any equity securities of the Company, (vi) there shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, or enforced by any foreign or United States federal, state or local governmental entity, and there shall be no action, suit or proceeding pending (with a reasonable likelihood of success), which (A) makes the Merger Agreement, the Merger, or any of the other transactions contemplated by the Merger Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (B) requires the divestiture of a material portion of the business of the Purchaser, the Company or of the Surviving Corporation taken as a whole, (C) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation) or makes the holding by the Purchaser of any such shares illegal or subject to any materially burdensome requirement or condition, (D) requires the Purchaser, the Company, the Surviving Corporation or any of their respective material subsidiaries or affiliates to cease or refrain from engaging in any material business, or (E) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by the Merger Agreement in any material respect or increases or may increase in any material respect the liabilities or obligations of the Purchaser or the Surviving Corporation arising out of the Merger Agreement, the Merger, or any of the other transactions contemplated by the Merger Agreement, (vii) the Purchaser shall have received an opinion from Haythe & Curley, special counsel for the Company, in form and substance reasonably satisfactory to the Purchaser and its counsel and (viii) not more than 10% of the outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting shall have perfected appraisal rights in respect of the Merger.

TERMINATION

         The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of the Merger Agreement by the stockholders of the Company, by the mutual consent of the Purchaser and the Company. In addition, the Merger Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either the Purchaser or the Company if (i) the Merger shall not have been consummated by December 31, 1998 (the "Termination Date"), (ii) the approval of the Company's stockholders required by the Merger Agreement shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or
(iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate the Merger Agreement pursuant to clause (iii) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (i), that the terminating party shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by the Termination Date.

         The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company, by action of the Board of Directors of the Company, if (i) there is a Qualifying Alternative Proposal that the Board of Directors of the Company in good faith determines (in consultation with its financial advisors) represents a financially superior transaction for the stockholders of the Company as compared to the Merger and in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of the Company determines that such termination is required by reason of such Qualifying Alternative Proposal being made; provided that the Company must notify the Purchaser promptly of its intention to terminate the Merger Agreement or enter into a definitive agreement with respect to any Qualifying Alternative Proposal (which notice shall describe the material terms of such definitive agreement) and give Purchaser 10 days to increase the consideration payable under the Merger Agreement to that payable pursuant to the Qualifying Alternative Proposal (if so increased, the Merger Agreement may not be terminated) but in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's proposed termination of the Merger Agreement; and provided further that the right to terminate the Merger Agreement pursuant to this clause will not be available if there has been a nonperformance or breach by the Company which has or would reasonably be expected to have resulted in a failure of a condition to closing under the Merger Agreement, or (ii) there has been a nonperformance or breach by the Purchaser which has or would reasonably be expected to have resulted in a failure of a condition to closing under the Merger Agreement, which nonperformance or breach is not curable or, if curable, is not cured within 30 days after written notice of such nonperformance or breach is given by the Company to the Purchaser. The Company's ability to terminate the Merger Agreement pursuant to these provisions is conditioned in certain circumstances upon the prior payment by the Company of any termination fees owed by it to the Purchaser pursuant to the Merger Agreement. See "--Expenses and Termination Fees."


         The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, by action of the Board of Directors of the Purchaser, if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner materially adverse to the Purchaser its approval or recommendation of the Merger Agreement or the Merger or shall have recommended an Alternative Proposal to the Company's stockholders, (ii) there has been a nonperformance or breach by the Company which has or would reasonably be expected to have resulted in a failure of a condition to closing under the Merger Agreement, which nonperformance or breach is not curable or, if curable, is not cured within 30 days after written notice of such nonperformance or breach is given by the Purchaser to the Company.

EXPENSES AND TERMINATION FEES

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including, without limitation, the fees and expenses of advisers, accountants and legal counsel) will be paid by the party incurring such expense, except as further described below. In the event that any person shall have made an Alternative Proposal for the Company and (i) thereafter the Merger Agreement is terminated by the Company in response to a Qualifying Alternative Proposal or by the Purchaser if the Board of Directors of the Company withdraws or modifies in a manner materially adverse to the Purchaser the Board's approval or recommendation of the Merger or recommends an Alternative Proposal to the Company's stockholders or (ii) the Merger Agreement is terminated for any other reason (other than the breach of the Merger Agreement by the Purchaser) and, in the case of this clause (ii) only, a transaction contemplated by an Alternative Proposal is consummated within one year after such termination, then the Company must pay the Purchaser a fee of $800,000. If the Company fails to promptly pay the $800,000 termination fee, and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Company for such fee, the Company must also pay to the Purchaser its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum.

AMENDMENT

         The Merger Agreement may be amended by the Purchaser and the Company, by action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment may be made which by law requires the further approval of stockholders unless such further approval is obtained.


                             FINANCING OF THE MERGER

         Financing of the Merger will require approximately $20.5 million to pay the Merger consideration of $4.70 per share and to pay the fees and expenses in connection with the Merger and such financing. These funds are expected to be provided through (i) up to $10.5 million of senior secured debt consisting of $7.5 million in senior term financing (the "Term Loan") and a revolving line of credit (the "Revolver") not to exceed $3.0 million (the Term Loan and the Revolver, collectively, the "Senior Debt") to be provided by a bank in the ordinary course of its business, (ii) up to $6.6 million of senior subordinated notes (the "Subordinated Debt") to be purchased by ACS, (iii) approximately $2.9 million of cash of the Company (of which there was approximately $3.8 million at September 30, 1998), and (iv) $575,000 of cash equity from senior management, a substantial portion of which will derive from management bonuses to be paid by the Company upon the closing of the Merger and from the conversion of shares of Common Stock in the Merger received by senior management upon the exercise of stock options. No plans or arrangements have been made to refinance or repay the Senior Debt or the Subordinated Debt.

TERMS OF THE SENIOR DEBT

         Principal and Maturity. The Term Loan will be in an amount not to exceed $7.5 million and will mature five years from the Effective Time. The Revolver will be in an amount not to exceed the lesser of $3.0 million or the borrowing base thereunder and will mature five years from the Effective Time; however, during such period, the principal of the Revolver may be repaid and reborrowed.

         Ranking. The Senior Debt will be a secured obligation of the Surviving Corporation and will rank pari passu in right of payment to all existing and future senior indebtedness of the Company and senior in right of payment to all subordinated obligations of the Company.

          Collateral. The Senior Debt is expected to be secured by first-priority perfected liens and security interests in (a) all personal property, including accounts, chattel paper, documents, instruments, general intangibles, inventory and equipment of the Surviving Corporation, both now existing and hereafter acquired, (b) a negative pledge of the common stock of the Surviving Corporation, and (c) an assignment of the life insurance policies in the face amounts of $3.5 million and $1.5 million insuring the lives of Charles E. Lawson, Jr. and Patrick E. Belardi, respectively.

         Repayment. Principal on the Term Loan will be payable in twenty (20) equal consecutive quarterly installments of $250,000 and a final balloon payment at maturity of $2.5 million. In addition, mandatory prepayments of principal equal to 50% of excess cash flow will be required to be paid within 95 days of each fiscal year until such time as the Surviving Corporation delivers audited financial statements which reflect a ratio of senior debt to earnings before interest, taxes, depreciation and amortization ("EBITDA") for the preceding twelve-month period of less than 2 to 1.

         Interest Rate. The Senior Debt shall bear interest at a fluctuating rate equal to, at the election of the Surviving Corporation from time to time,
(a) the lending bank's prime rate plus up to 50 basis points, or (b) LIBOR plus up to 200 basis points. In each case, the level of added basis points will be determined based on the Surviving Corporation's ratio of Senior Debt to EBITDA from time to time.


         Certain Covenants. The Senior Debt is expected to contain certain covenants with respect to the Surviving Corporation, that among other things and subject to certain exceptions, restrict (a) sales of assets, (b) loans, advances and investments, (c) additional indebtedness, liens and leases, (d) distributions to shareholders, (e) changes in control, and (f) mergers and acquisitions. In addition, the Senior Debt is expected to require the following financial covenants: (i) fixed charge coverage ratio, (ii) leverage ratio, (iii) EBITDA levels, and (iv) limitation on capital expenditures.


         Events of Default. The Senior Debt is expected to include customary events of default, including, without limitation, payment defaults, breach of representations or warranties, violations of covenants, cross defaults, bankruptcy and insolvency defaults and change of control defaults.

TERMS OF THE SUBORDINATED DEBT

         The Subordinated Debt is expected to be provided by ACS.

         Principal and Maturity. The Subordinated Debt will be in the amount of up to $6.6 million and will mature ten years from the Effective Time.

         Ranking. The Subordinated Debt will be subordinate in right of payment to the Senior Debt.

         Collateral. The Subordinated Debt will be secured by (a) a second lien on all assets of the Surviving Corporation and (b) an assignment of the life insurance policies in the face amounts of $3.5 million and $1.5 million insuring the lives of Charles E. Lawson, Jr. and Patrick E. Belardi, respectively.

         Interest Rate. Interest shall be payable monthly in arrears at a floating rate equal to the prime rate published in the Wall Street Journal plus 450 basis points. For the first 17 monthly interest payment dates, the Surviving Corporation may accrue the payment of 44% of the interest due on such payment dates, with all such accrued interest due and payable in cash on the 18th monthly payment date.

         Certain Covenants. Covenants are expected to be substantially similar to those for the Senior Debt.

         Defaults. Defaults are expected to be substantially similar to those for the Senior Debt.

         Voting Rights. The common stock to be issued to ACS upon exercise of the warrants shall have full voting rights only if (i) there is a payment default on the Subordinated Debt (or in the case of interest payment default, only if the default is for more than one month), (ii) any of the financial covenants for the Notes are breached for two successive quarterly measurement dates, (iii) payment of principal of the Subordinated Debt is accelerated or
(iv) Charles Lawson ceases to be the President of the Surviving Corporation. In the event that such circumstance giving the common stock issued to ACS voting rights is cured, such voting rights shall continue for only twelve months after the cure; provided that if such voting rights are reinstated because of a subsequent occurrence of one or more of such events, such voting rights will become permanent.

         Warrants. ACS will be issued warrants to purchase 54% of the Surviving Corporation's common stock, on a fully diluted basis. The warrants will have an exercise price of $.01 per share and will expire on the tenth anniversary of the Effective Time. ACS will have the right to put the warrants to the Surviving Corporation at any time after the fifth anniversary of the Effective Time, upon the payment in full of the Subordinated Debt or upon a sale of the Surviving Corporation or a material portion of its assets, at a price equal to the fair market value of the warrants or the common stock issuable upon exercise of the warrants, in each case less the exercise price.

         Board Rights. ACS will have the right to designate that number of members of the Surviving Corporation's Board of Directors that bears the same ratio to the total number of directors as the number of shares of the Surviving Corporation's common stock owned by ACS bears to the total number of shares outstanding (on a fully diluted basis); provided that so long as the shares underlying the warrants would not have the right to vote on election of directors, the number of ACS designated directors shall be one less than the majority of the total number of directors; and provided further, ACS shall in any case have the right to designate one director for so long as the Subordinated Debt is outstanding or for so long as ACS owns the warrants or the shares issued upon exercise of the warrants.

EXPENSES OF THE MERGER


         The Merger Agreement provides that the Company and the Purchaser will bear their respective expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, whether or not the Merger is consummated, except in certain circumstances specified in the Merger Agreement relating to the termination thereof. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- Expenses and Termination Fees." The total expenses of the Merger are expected to be approximately $2,305,000, with the respective obligations of the Purchaser and the Company as set forth on the following table:



                                       The Purchaser          The Company
                                       -------------          -----------
Financing and commitment fees         $      463,000          $         0
Financial advisory fees               $      264,000          $   450,000
Management bonuses                    $            0          $   339,000
Legal fees                            $      200,000          $   325,000
Accounting fees                       $       10,000          $    20,000
SEC filing fees                       $            0          $     3,652
Printing and mailing                  $            0          $    50,000
Miscellaneous                         $      139,000          $    41,348
                                      --------------          -----------

                Total                 $    1,076,000          $ 1,229,000


                                  THE PURCHASER

         The Purchaser was recently incorporated under the laws of the Commonwealth of Pennsylvania for the purpose of consummating the Merger.

         The Purchaser has not conducted any business other than the transactions described herein. The Purchaser will not have any assets or liabilities other than those arising under the Merger Agreement or in connection with the Merger, or engage in any activities other than those incident to its formation and capitalization and the Merger. The principal business office of the Purchaser is 700 Pennsylvania Avenue, Wilkes Barre, Pennsylvania 18703.

         Charles E. Lawson, Jr. is the President and a director of the Purchaser and currently is the President, Chief Executive Officer and a director of the Company. Mr. Lawson joined the Company as Executive Vice President in March 1994 and was appointed President, Chief Executive Officer and a director of the Company in May 1994. Prior to joining the Company, Mr. Lawson had over twenty years experience in the beverage packaging industry and from April 1992 until March 1994, was Director of Sales of the brewery and soft drink divisions of Riverwood International, Inc. The principal business address of Riverwood International, Inc. is 3350 Cumberland Circle, Suite 1600, Atlanta, Georgia 30339. Prior thereto, Mr. Lawson was employed by Julian B. Slevin Co., Inc. in various capacities since 1973, and from 1988 to 1992, was its Vice President of Sales and Marketing. Mr. Lawson is a citizen of the United States.

         Patrick E. Belardi is Vice President, Secretary and Treasurer of the Purchaser and is currently Vice President, Chief Financial Officer and a director of the Company. Mr. Belardi, a certified public accountant, was employed by Laventhol & Horwath from 1982 to 1990 and then was a principal at Kronick Kalada Berdy & Co., P.C., at its principal business address of 190 Lathrop Street, Kingston, Pennsylvania 18704, a prior accounting firm of the Company, from 1990 to October 1994. Mr. Belardi is a citizen of the United States.

         ACS is a buyout and specialty finance company that is principally engaged in investing in senior debt, subordinated debt and equity of private middle market companies in need of capital for employee buyouts, management buyouts, growth, acquisitions, liquidity and restructurings. It has elected to be regulated as a business development company under the Investment Company Act of 1940. ACS disclaims any affiliation at any time between itself and the Purchaser. It presently owns no securities of the Purchaser and none of its affiliates are officers, directors or security holders of the Purchaser.

         ACS is a Delaware corporation with principal executive offices located at 3 Bethesda Metro Center, Suite 860, Bethesda, Maryland 20814. The executive officers and directors of ACS are the following:

         Robert L. Allbritton. Mr. Allbritton is a director of ACS and has served as the Executive Vice President and Chief Operating Officer of Allbritton Communications Company since 1994 and as a Director of that Company since 1992. Mr. Allbritton is currently a Director of Riggs National Corporation, Riggs Bank Europe, Limited, All Newsco, Inc., Perpetual Corporation and Allbritton Jacksonville, Inc.

         Adam Blumenthal. Mr. Blumenthal is a director of ACS and has served as ACS's Executive Vice President since 1995. From 1990 to 1995, Mr. Blumenthal served as a Vice President of ACS. Mr. Blumenthal currently serves as a Director of Mobile Tool International, Martino's Bakery, Inc., Good Stuff Food Company, Inc. and the Yale School of Management Alumni Association.

         David Gladstone. Mr. Gladstone is a director and Vice-Chairman of the Board of ACS. He has been Vice-Chairman since August 1998 and previously has served as Chairman of the Board of ACS since June 1997. From 1974 to February 1997, Mr. Gladstone held various positions, including Chairman and Chief Executive Officer, with Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation, Allied Capital Commercial Corporation and Allied Capital Advisors Inc. From 1992 to 1997, Mr. Gladstone served as a Director and President and Chief Executive Officer of Business Mortgage Investors. Mr. Gladstone served as a Director of The Riggs National Corporation (the parent of Riggs Bank) from 1993 to May 1997 and of Riggs Bank from 1991 to 1993. He currently serves as a Trustee of The George Washington University. Mr. Gladstone is the managing member of Capital Investor, a private fund backed by information technology professionals to make investments in start-up companies and is chairman of Coastal Berry Company, LLC, a large farming business in California.


         Neil M. Hahl. Mr. Hahl is a director of ACS and has been President of The Weitling Group, a business consulting firm, since 1996. From 1995 to 1996, Mr. Hahl served as Senior Vice President of the American Financial Group. From 1982 to 1996, Mr. Hahl served as Senior Vice President and CFO of Penn Central Corporation. Mr. Hahl is currently a Director of Buckeye Management Company and American Financial Enterprises.



          Stan Lundine. Mr. Lundine is a director of ACS and has served as Of Counsel for the law firm of Sotir and Goldman since 1995. From 1987 to 1994, he was the Lieutenant Governor of the State of New York. Mr. Lundine is a Director of U.S. Investigations Services, Inc. and National Forge Holdings. From 1976 to 1986, Mr. Lundine served as a member of the U.S. House of Representatives.


         Philip R. Harper. Mr. Harper is a director of ACS and since July 1996, Mr. Harper has served as President, Chief Executive Officer and a Director of U.S. Investigations Services, Inc. From 1991 to 1995, Mr. Harper served as President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Burns International Security Services--Western Business Unit.

         Stephen P. Walko. Mr. Walko is a director of ACS and since April 1998 has been President and Chief Executive Officer and a director of Decorative Surfaces International Inc. From 1990 to May 1998, Mr. Walko was President and a Director of Textileather Corporation, a manufacturer of vinyl products. Mr. Walko is a Director of Mobile Tool International, Inc. and Bliss Salem Steel Corp.


         Malon Wilkus. Mr. Wilkus founded ACS in 1986 and has served as a director and its President since that time. Since August 1988 he had been Chairman of its Board of Directors. Mr. Wilkus previously served as Chairman and is a Director of the National Center for Employee Ownership. Mr. Wilkus is a member of the Board of Governors of the ESOP Association. Mr. Wilkus is a Director of Erie Forge & Steel, Inc., Good Stuff Food Company, Inc. and Martino's Bakery, Inc.



         Roland Cline. Mr. Cline has been a Vice-President of ACS since 1990 and has been employed by ACS since 1991. Mr. Cline is a director of BIW Connector Systems, LLC and Four-S Baking Company.


         Stephen L. Hester. Mr. Hester is a Vice President of ACS and has been employed by the Company since 1994. From 1973 to 1993, he was a partner in the law firm of Arnold & Porter. Mr. Hester is a director of Copper Range Company and US Investigations Services, Inc. and Trustee of the Northwest Airlines flight attendants' employee stock ownership plan.

         Alvin N. Puryear. Dr. Puryear has been a director of ACS since September 1998. He is a Professor of Management at Baruch College of the City University of New York and has been on the Baruch faculty since 1970. He is a director of Bank of Tokyo-Mitsubishi Trust Company, the GreenPoint Financial Corporation and the GreenPoint Bank.

         All of the executive officers and directors of ACS are citizens of the United States. None of ACS or any executive officer or director of ACS owns any shares of Common Stock of the Company.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


         The Company's Common Stock is traded on the Nasdaq National Market
System under the symbol "MALT". There were approximately    holders of record of
                                                         --
the Company's common stock at October 16, 1998 although the Company believes that there are in excess of 300 beneficial holders. As of such date, the closing
sales price per share for the Company's Common Stock was $     .
                                                           ----



         Securities of the Company were first publicly traded in the third quarter of fiscal 1996. The following table sets forth the high and low closing sales prices per share for the Company's Common Stock for the third and fourth quarters of fiscal 1996, the first, second, third and fourth quarters of fiscal 1997 and 1998, and the first quarter of fiscal 1999 through December , 1998,
                                                                     ---
as reported by Nasdaq:


Quarter ended                                        High          Low
-------------                                        ----          ---

June 30, 1996                                        6             5 1/8
September 30, 1996                                   5 7/8         5
December 31, 1996                                    5 3/8         3 3/4
March 31, 1997                                       4 3/8         2 5/8
June 30, 1997                                        3 1/8         2 3/8
September 30, 1997                                   4 1/8         3 1/2
December 31, 1997                                    4 1/8         3 1/4
March 31, 1998                                       3 13/16       3 1/4
June 30, 1998                                        4 1/4         3 3/16
September 30, 1998                                   5             3 1/4
December 31, 1998 (through December    , 1998)
                                    ---


         There were no cash dividends declared on the common stock of the Company during the fiscal years ended September 30, 1998, 1997 and 1996.


                             SELECTED FINANCIAL DATA

         The following selected financial data should be read in conjunction with the Company's Financial Statements and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement. The selected income statement and balance sheet data for, and as of the end of, the nine months period ended October 3, 1993 and the year ended September 30, 1994 are derived from the audited financial statements of the Company. The selected income statement and balance sheet data as of the end of, and for, each of the years in the three-year period ended September 30, 1997 are derived from the financial statements of the Company included elsewhere in this Proxy Statement which were audited by Arthur Andersen LLP. The selected income statement data for the nine months ended June 30, 1997 and June 30, 1998 and the balance sheet data as of June 30, 1998 have been prepared on the same basis as the audited financial statements of the Company included herein and, in the opinion of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the nine months ended June 30, 1998 are not necessarily indicative of the results to be achieved for the full fiscal year.

                                            NINE MONTH         YEAR ENDED
                                           PERIOD ENDED      SEPTEMBER 30,
                                           ------------      --------------
                                            OCTOBER 3,
                                              1993(1)           1994(1)
                                              -------           --------

                                         (in thousands, except per share data)
INCOME STATEMENT DATA:
Gross sales.................                 $16,030            $22,057
Less excise taxes...........                     255                361
                                             -------            -------
Net sales...................                  15,775             21,696
Cost of sales...............                  11,930             17,373
                                             -------            -------
Gross profit................                   3,845              4,323
                                             -------            -------
Operating expenses:.........
   Delivery.................                     572                771
   Selling, advertising and
     promotional............                     388                584
   General and administrative                    602              1,322
                                             -------            -------
      Total operating expenses:                1,562              2,677
                                             -------            -------
Operating income............                   2,283              1,646
Interest (income) expense(2)                      76              1,147
                                             -------            -------
Income before provision
  for income taxes and
  extraordinary item........                   2,207                499
Provision for income taxes(3)                    962                246
                                             -------            -------
Income before extraordinary
  item......................                   1,245                253
Extraordinary item, net of
  income taxes..............                      --                 --
                                             -------            -------
Net income..................                 $ 1,245                253
Warrant accretion...........                                         --
                                             -------            -------
Net income available to
  common shareholders.......                 $ 1,245            $   253
                                             =======            =======

BASIC NET INCOME PER SHARE(4):
Income per share before
  extraordinary item........                 $  0.89            $  0.14
Extraordinary item per share                      --                 --
                                             -------            -------
Net income per share........                 $  0.89            $  0.14
                                             =======            =======

DILUTED NET INCOME PER SHARE(4):
Income per share before
  extraordinary item........                 $  0.89            $  0.12
Extraordinary item per share                      --                 --
                                             -------            -------
Net income per share........                 $  0.89            $  0.12
                                             =======            =======

SHARES USED IN CALCULATING
  NET INCOME PER SHARE:
Basic(4)....................                   1,400              1,851
                                             =======            =======
Diluted(4)..................                   1,400              2,154
                                             =======            =======





                                       YEAR ENDED SEPTEMBER 30,
                                    -----------------------------
                                    1995        1996        1997
                                    ----        ----        ----

                                 (in thousands, except per share data)
INCOME STATEMENT DATA:
Gross sales.................       $25,175     $26,983      $27,367
Less excise taxes...........           382         544          498
                                   -------     -------      -------
Net sales...................        24,793      26,439       26,869
Cost of sales...............        18,834      19,939       20,099
                                   -------     -------      -------
Gross profit................         5,959       6,500        6,770
                                   -------     -------      -------
Operating expenses:.........
   Delivery.................           827         824          831
   Selling, advertising and
     promotional............           782       1,240        1,439
   General and administrative        1,336       1,373        1,410
                                   -------     -------      -------
      Total operating expenses:      2,945       3,437        3,680
                                   -------     -------      -------
Operating income............         3,014       3,063        3,090
Interest (income) expense(2)         1,042         520         (124)
                                   -------     -------      -------
Income before provision
  for income taxes and
  extraordinary item........         1,972       2,543        3,214
Provision for income taxes(3)          921       1,125        1,382
                                   -------     -------      -------
Income before extraordinary
  item......................         1,051       1,418        1,832
Extraordinary item, net of
  income taxes..............            --         322           --
                                   -------     -------      -------
Net income..................         1,051       1,096        1,832
Warrant accretion...........          (300)        (89)          --
                                   -------     -------      -------
Net income available to
  common shareholders.......       $   751     $ 1,007      $ 1,832
                                   =======     =======      =======

BASIC NET INCOME PER SHARE(4):
Income per share before
  extraordinary item........       $  0.41     $  0.48      $  0.47
Extraordinary item per share            --       (0.12)         --
                                   -------     -------      -------
Net income per share........       $  0.41     $ 0.36       $  0.47
                                   =======     =======      =======

DILUTED NET INCOME PER SHARE(4):
Income per share before
  extraordinary item........       $  0.40     $ 0.47       $  0.47
Extraordinary item per share            --      (0.11)           --
                                   -------     -------      -------
Net income per share........       $  0.40     $  0.36      $  0.47
                                   =======     =======      =======

SHARES USED IN CALCULATING
  NET INCOME PER SHARE:
Basic(4)....................         1,851       2,792        3,885
                                   =======     =======      =======
Diluted(4)..................         1,874       2,816        3,905
                                   =======     =======      =======




                                            NINE MONTHS ENDED JUNE 30,
                                            --------------------------
                                             1997             1998
                                             ----             ----

                                       (in thousands, except per share data)
INCOME STATEMENT DATA:
Gross sales.................                $19,552         $20,428
Less excise taxes...........                    353             308
                                            -------         -------
Net sales...................                 19,199          20,120
Cost of sales...............                 14,434          15,279
                                            -------         -------
Gross profit................                  4,765           4,843
                                            -------         -------
Operating expenses:.........
   Delivery.................                    601             674
   Selling, advertising and
     promotional............                  1,139             858
   General and administrative                 1,073           1,100
                                            -------         -------
      Total operating expenses:               2,813           2,632
                                            -------         -------
Operating income............                  1,952           2,211
Interest (income) expense(2)                     86             154
                                            -------         -------
Income before provision
  for income taxes and
  extraordinary item........                  2,038           2,365
Provision for income taxes(3)                   884             970
                                            -------         -------
Income before extraordinary
  item......................                  1,154           1,395
Extraordinary item, net of
  income taxes..............                     --              --
                                            -------         -------
Net income..................                  1,154           1,395
Warrant accretion...........                     --              --
                                            -------         -------
Net income available to
  common shareholders.......                $ 1,154         $ 1,395
                                            =======         =======

BASIC NET INCOME PER SHARE(4):
Income per share before
  extraordinary item........                $  0.30         $  0.36
Extraordinary item per share                     --              --
                                            -------         -------
Net income per share........                $  0.30         $  0.36
                                            =======         =======

DILUTED NET INCOME PER SHARE(4):
Income per share before
  extraordinary item........                $  0.30         $  0.36
Extraordinary item per share                     --              --
                                            -------         -------
Net income per share........                $  0.30         $  0.36
                                            =======         =======

SHARES USED IN CALCULATING
  NET INCOME PER SHARE:
Basic(4)....................                  3,885           3,885
                                            =======         =======
Diluted(4)..................                  3,906           3,905
                                            =======         =======

BALANCE SHEET DATA:

                                                     SEPTEMBER 30,
                                  OCTOBER 3,      ------------------
                                     1993         1994          1995
                                     ----         ----          ----
                                              (in thousands)


Working capital.............      $(1,303)      $ 1,797      $    54
Total assets................        6,774        15,172       14,441
Long-term debt, including
  current portion...........        4,379        10,088        7,876
Redeemable equity(5)........           --           422          722
Shareholders' equity........          916         1,522        2,317
Book value per share........
Tangible book value per share




BALANCE SHEET DATA:

                                       SEPTEMBER 30,        JUNE 30,
                                     -----------------      --------
                                     1996         1997         1998
                                     ----         ----         ----
                                            (in thousands)

Working capital.............       $ 3,426     $ 4,423       $ 5,716
Total assets................        15,954      18,467        19,945
Long-term debt, including
  current portion...........            --          --            --
Redeemable equity(5)........            --          --            --
Shareholders' equity........        12,620      14,374        15,769
Book value per share........                   $  3.70       $  4.06
Tangible book value per share                  $  2.19       $  2.58


--------------------------------------
(1) On October 4, 1993, Lion Partners Company, L.P. ("Lion Partners"), in a series of related transactions, acquired 81% of the Company's Common Stock. The Company accounted for these transactions as a purchase by Lion Partners resulting in the write-up of acquired assets by $1.8 million and the recording of $6.5 million of goodwill on the balance sheet. In connection with these transactions, the Company changed its fiscal year from December 31 to September 30.

(2) Includes amortization of debt discount. See Note 7 of Notes to Financial Statements.

(3) Includes for the nine months ended October 3, 1993, pro forma provision for income taxes using statutory federal and state income tax rates that would have been applied had the Company been taxed as a "C corporation." Prior to October 3, 1993 the Company was treated for federal income tax purposes as an S corporation under Subchapter S of the Internal Revenue Code of 1986, as amended, and was treated as an S corporation for certain state corporate income tax purposes under certain comparable state tax laws. As a result, the Company's earnings during such period were taxed directly to the Company's shareholders, at their individual federal and state income tax rates, rather than to the Company.

(4) Basic and diluted earnings per share have replaced primary and fully diluted earnings per share in accordance with SFAS No. 128.

(5) Represents the carrying value of 291,565 shares of Common Stock issued upon exercise of warrants in December 1995 (the "Put Price"). The holders of these shares had the right to require the Company to repurchase these shares of Common Stock for an amount based upon the fair market value of the Common Stock (as specified in the agreement relating to this put option) at any time beginning September 1998 and earlier upon the occurrence of certain events. This right terminated upon the consummation of the Company's initial public offering, and the Put Price was reclassified to shareholders' equity.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


         The following discussion and analysis should be read in conjunction with the Company's Financial Statements and related Notes thereto. All references to fiscal years are references to the Company's fiscal year ended September 30. This Proxy Statement includes certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act) which are subject to the occurrence of certain contingencies which may not occur in the time frames anticipated or otherwise, and, as a result, could cause actual results to differ materially from such statements. These contingencies include the introduction and acceptance of new products, the penetration of existing and new markets, the availability of recycled bottles and the completion of capital improvements.

OVERVIEW

         The Lion Brewery is a producer and bottler of brewed beverages for several markets in which it believes its ability to formulate, brew and package quality products in a consistent manner in a Company owned and operated facility affords it a competitive advantage. The Company is the dominant producer of malta in the continental United States. Malta, a brewed non-alcoholic beverage popular in the Caribbean and South America, is sold to food and beverage distribution companies marketing to these population segments in the United States. Malta sales have increased from $8.7 million, representing 73% of the Company's net sales in 1991, to a high of $18.6 million, representing 75% of net sales in fiscal 1996. Net sales of malta were $17.8 million or 66% of net sales in fiscal 1997.

         While the Lion Brewery has been engaged in the production of beer since repeal of Prohibition in 1933 in facilities in which beer was first produced at the turn of the century, the Company has reemphasized its production of full-flavored craft beers for sale under its own labels in the last three years. This emphasis complements the Company's production of craft beers on a contract basis for other breweries and marketers of craft beer which commenced nine years ago. Since 1991, craft beer and specialty malt beverage sales under Company labels or pursuant to contract for other breweries or marketers have increased from $479,000, representing 3% of net sales, to a high of $5.0 million, representing 19% of net sales, in fiscal 1996. Net sales of craft beer and specialty malt beverage sales under Company labels or pursuant to contract were $4.6 million or 17% of net sales in fiscal 1997.

         The Company also brews and blends specialty soft drinks for beverage marketers and for some of its malta customers. In 1991, soft drink sales totaled $724,000, representing 5% of net sales, increasing to $3.7 million, representing 14% of net sales, in fiscal 1997. The Company still brews beer sold at popular prices in local markets and predominantly packaged in 16 oz. returnable bottles. The Company obtains the highest net sales dollar per barrel from the sale of craft beer under its own labels, which had an average net selling price of approximately $119 in fiscal 1997 and $127 per barrel in fiscal 1996. This decline in the average net selling price is due to line pricing of the Company's Brewery Hill product portfolio, product sales mix and the concentration of sales in the local markets. The Company's average selling price per barrel for craft beer produced under contract is lower than for the Company's own brands, but most contract customers bear the cost of labels and packaging so that gross margins remain favorable.

         The Company's gross margin has historically been, and is anticipated to be, affected by several factors, including product mix, sales prices, cost of ingredients, bottles and other packaging materials, labor productivity, overhead utilization and equipment utilization. Due to its reliance on a Company-owned production facility, a significant portion of the Company's overhead is not susceptible to short term adjustment in response to sales below management's expectations, thus an excess of production capacity could have a significant negative impact on the Company's operating results. A variety of other factors may also lead to significant fluctuations in the Company's quarterly results of operations, including timing of new product introductions, seasonality of demand, changes in consumer preferences and general economic conditions.

         The Company sells approximately 85% of its beer in bottles and the remainder in kegs. All other products are sold in bottles except for Reed's premium brewed soft drinks, which are also available in kegs. Malta is packaged in 12 oz. and seven ounce bottles, craft beer and soft drinks are packaged in 12 oz. bottles and popular priced beer is packaged in both 12 oz. bottles and 16 oz. returnable bottles. A substantial portion of the Company's bottled products are bottled in recycled bottles which have a lower cost than new bottles. However in fiscal 1997, the Company purchased a significant amount of new 12 oz. bottles which were required for several new products produced under contract. As a result the gross margin on these products was substantially lower than that of similar products packaged in recycled bottles.

         The Company anticipates a change in the availability of certain styles of recycled glass from its current sources. This reduction in availability would result in an increased cost of glass; reducing future gross margins and could have a significant impact on overall profitability. The Company will make all efforts to mitigate the effects on gross margins and overall profitability, but no assurances can be made that the Company will be successful in this regard.

         The Company brews five days per week, 24 hours per day, as demand requires, and packages production five days per week in two seven-hour shifts. During peak demand, the Company lengthens each packaging shift by two hours per shift. At its present capacity and product mix (approximately 67% malta, 17% beer and 16% specialty soft drinks), the Company believes it could produce and package approximately 400,000 barrels per year.

         The Company's strategy is to expand its production and marketing of specialty beverages, which includes Company-owned labels and labels produced under contract. The Company plans to increase sales of its specialty beer labels through increased penetration of these brands in its existing markets, through a more focused and cost effective approach in its sales and marketing efforts.

RESULTS OF OPERATIONS

         The following tables set forth for the periods indicated certain income statement data expressed as a percentage of net sales, and certain operating data expressed as a percentage of net sales and net sales per barrel.

Income Statement Data

                                                   YEAR ENDED SEPTEMBER 30,
                                                   ------------------------
                                               1995         1996           1997
                                               ----         ----           ----
Gross sales                                   101.9%       102.1%         101.5%
Less excise taxes                               1.9          2.1            1.5
                                         ----------     --------      ---------
Net sales                                     100.0        100.0          100.0
Cost of sales                                  74.8         75.4           76.0
                                         ----------     --------      ---------
Gross profit                                   25.2         24.6           24.0
                                         ----------     --------      ---------
OPERATING EXPENSES:
   Delivery                                     3.1          3.1            3.3
   Selling, advertising and
      promotional                               5.4          4.7            3.2
   General and administrative                   5.2          5.2            5.4
                                         ----------     --------      ---------
Total operating expenses                       13.7         13.0           11.9
                                         ----------     --------      ---------
Operating income                               11.5         11.6           12.1
Interest (income) expense, net                 (0.5)         2.0            4.2
                                         -----------    --------      ---------
Income before provision of
  income taxes and extraordinary
  item                                         12.0          9.6            7.9
Provision for income taxes                      5.2          4.3            3.7
                                         ----------     --------      ---------
Income before extraordinary item                6.8          5.3            4.2
Extraordinary item                              0.0          1.2            0.0
                                         ----------     --------      ---------
Net income                                      6.8%         4.1%           4.2%
                                         ==========     ========      =========

Operating data

                                          PERCENT OF NET SALES
                                          --------------------
                                        YEAR ENDED SEPTEMBER 30,
                                        ------------------------
                                    1997          1996          1995
                                    ----          ----          ----
Malta                               66.2%         67.8%         75.0%
BEER:
CRAFT:
   Company label                     4.8           6.7           4.9
   Contract                         12.4          12.4           7.4
   Popular Priced                    2.9           3.7           5.0
                                  ------        ------        ------
Total beer                          20.1          22.8          17.3
Specialty soft drinks               13.7           9.4           7.7
                                  ------        ------        ------
                                   100.0%        100.0%        100.0%
                                  =======       =======       =======


                                             SALES PER BARREL
                                             ----------------
                                         YEAR ENDED SEPTEMBER 30,
                                         ------------------------
                                     1997          1996          1995
                                     ----          ----          ----
Malta                              $   80        $   80        $    78
BEER:
CRAFT:
   Company label                      119           127            110
   Contract                           100            99             84
   Popular Priced                      57            55             54
                                   ------        ------        -------
Total beer
Specialty soft drinks                  68            64             62
                                   ------        ------        -------
                                   $   80        $   80        $    76
                                   ======        ======        =======


NINE MONTHS ENDED JUNE 30, 1998 AND 1997

Gross Sales and Excise Taxes

         The Company's gross sales increased 4.5% to $20,428,000 in the nine months ended June 30, 1998 from $19,552,000 in the nine months ended June 30, 1997. The Company's sales volumes for the first nine months of fiscal 1998 were favorably impacted by increases in contract beer and soda sales.

         The Company is required to pay federal and state excise taxes on sales of its beer. The federal excise tax increases from $7 to $18 per barrel on production over 60,000 barrels. Total excise taxes decreased 12.7% to $308,000 in the first nine months of fiscal 1998 from $353,000 in the same period of fiscal 1997. This decrease results from a reduction in the excise tax rate applied. Excise taxes are accrued at a rate of $7 per barrel in expectation that beer production will not exceed 60,000 barrels.

Net Sales

         The Company's net sales increased 4.8% to $20,120,000 in the nine months ended June 30, 1998 from $19,199,000 in the nine months ended June 30, 1997. Net sales of malta, alcoholic specialty beverages, produced under contract, and specialty soft drinks increased 1.5%, 20.5%, and 16.8%, respectively. Net sales of craft beers, produced under the Company's own labels decreased 3.9%, despite a sale of 12,300 cases of Brewery Hill Pale Ale to Beers Across America. Net sales of popular priced beers decreased 10.0%.

Gross Margin

         The Company's gross margin (gross profit as a percentage of net sales) was 24.1% for the first nine months of fiscal 1998, in comparison to 24.8% for the first nine months of fiscal 1997. This decrease in gross margin results from a reduction in the availability of recycled bottles and the composition of the Company's sales mix. The Company experienced a reduction in the availability of certain styles of recycled bottles from its current sources. This reduction in availability resulted in an increased cost of bottles; reducing the gross margin. The Company will make all efforts to mitigate the future effect of the increased cost of bottles on gross margins, but no assurances can be made that the Company will be successful in this regard. The gross margin was also negatively impacted by the increase in specialty soft drinks to 13.6% of net sales in the first nine months of fiscal 1998 from 12.2% in the first nine months of fiscal 1997. The growth in the specialty soft drinks has occurred in a product line which yields a lower gross margin because it is primarily packaged using new bottles.

Delivery Expense

         Delivery expense as a percentage of net sales increased to 3.3% of net sales, increasing to $674,000 during the first ninth months of fiscal 1998 from $601,000 during the first nine months of fiscal 1997. This increase results from the increase in specialty soft drink sales. Malta and specialty soft drinks are shipped common carrier at the Company's expense.


Selling, Advertising and Promotional Expenses


         Selling, advertising and promotional expenses decreased 24.7% to $858,000 in the first nine months of fiscal 1998 from $1,139,000 in the comparable period of fiscal 1997. This decrease is the result of the Company strategically reducing its sales and marketing expenditures for Company label craft beers due to the softening of the craft beer category and the intense competition from both large and small brewers. The Company is focusing its efforts more heavily on its local and contiguous markets.

General and Administrative Expenses

         General and administrative expenses were $1,100,000 or 5.5% of net sales in the first nine months of fiscal 1998 in comparison to $1,073,000 or 5.6% in the first nine months of fiscal 1997.

Operating Income

         Operating income increased 13.3% to $2,211,000, or 11.0% of net sales in the first nine months of fiscal 1998 increasing from $1,952,000, or 10.2% of net sales in the first nine months of fiscal 1997. This increase results from the increase in sales and the decrease in selling, advertising and promotional expenses.

Interest Income

         Interest income was $154,000 in the first nine months of fiscal 1998 compared to $86,000 in the first nine months of fiscal 1997. The interest income results from income earned on short-term investments. Cash and cash equivalents increased to $3,847,000 at June 30, 1998 from $1,772,000 at June 30, 1997.

Provision for Income Taxes

         The effective tax rate was 41% and 43% for the first nine months of fiscal 1998 and 1997, respectively. State income taxes and nondeductible goodwill amortization impact the effective tax rates.


YEARS ENDED SEPTEMBER 30, 1997 AND 1996

Gross Sales and Excise Taxes

         The Company's gross sales increased 1.4% to $27.4 million in fiscal 1997 from $27.0 million in fiscal 1996. Gross sales of craft beer and specialty malt beverages decreased 7.4% to $5.0 million in fiscal 1997 from $5.4 million in fiscal 1996. Gross sales of craft beer and specialty malt beverages represented 18.3% of gross sales in fiscal 1997 as compared to 20.2% of gross sales in fiscal 1996. Gross sales of popular priced beer decreased 18.2% to $0.9 million in fiscal 1997 from $1.1 million in fiscal 1996.

         The Company is required to pay federal and state excise taxes on sales of its beer. The federal excise tax increases from $7.00 to $18.00 per barrel on production over 60,000 barrels. Total excise taxes decreased 8.5% to $498,000 in fiscal 1997 from $544,000 in fiscal 1996. Excise taxes as a percentage of sales decreased in fiscal 1997 due to beer sales comprising a lesser percentage of the Company's product mix. As the Company increases its beer production above 60,000 barrels, federal excise taxes will increase as a percentage of sales.

         During fiscal 1997 and 1996, the Company sold 57,761 barrels and 64,797 barrels of beer, respectively. The Company records excise tax expense based on anticipated barrel shipments during the calendar year.

Net Sales

         The Company's net sales increased 1.6% to $26.9 million in fiscal 1997 from $26.4 million in fiscal 1996. Malta sales decreased 1.0% to $17.8 million in fiscal 1997 from $17.9 million in fiscal 1996. Malta sales decreased as a percentage of net sales to 66.2% in fiscal 1997 from 67.8% in fiscal 1996. This


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decrease resulted from the decrease in Malta sales and the growth in sales of soft drinks. Specialty soft drink sales increased 48.0% to $3.7 million in fiscal 1997 from $2.5 million in fiscal 1996.

Gross Margin

         The Company's gross margin (the Company's gross profit as a percentage of net sales) was 25.2% in fiscal 1997, compared to 24.6% in fiscal 1996. The increase in gross margin was primarily the result of production efficiencies.

Delivery Expense.

         Delivery expense as a percentage of net sales remained at 3.1% or $831,000 in fiscal 1997 and $824,000 in fiscal 1996. Substantially all beer sales are shipped F.O.B. shipping point. Malta and specialty soft drinks produced for the Company's malta customers are shipped common carrier at the Company's expense.


Selling, Advertising and Promotional Expenses


         Selling, advertising and promotional expenses increased 16.0% to $1.4 million in fiscal 1997 from $1.2 million in fiscal 1996. This increase in selling, advertising and promotional expenses occurred as the Company geared up its Company label craft beer packaging and sales and marketing efforts. This increase results from an increase in promotional activities, advertising, point of sale materials and package design. The Company introduced Brewery Hill Brewer's Choice, a variety package, Centennial Lager and Caramel Porter and Lion Brewery Root Beer in fiscal 1997. A significant portion of the Company's sales and marketing efforts are dedicated to the introduction and promotion of its new labels and the implementation of promotional and advertising programs. In March 1997, the Company began to strategically reduce its sales and marketing expenditures for Company label craft beers due to the softening of the craft beer category and the intense competition from both large and small brewers.

General and Administrative Expenses

         General and administrative expenses remained at $1.4 million or 5.2% of net sales in fiscal 1997 and 1996.

Operating Income

         Operating income remained at $3.1 million in fiscal 1997 and 1996, despite a 16.0% increase in selling, advertising and promotional expenses. The Company has implemented a more focused and cost effective approach to marketing its Company label craft beers, concentrating on its local and contiguous markets.

Interest (Income) Expense

         Interest income in fiscal 1997 was $124,000 as compared to interest expense of $520,000 in fiscal 1996. Interest income is primarily the result of increases in cash and cash equivalents through cash provided from operations.


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The decrease in interest expense results from the repayment of the debt outstanding with the proceeds of the 1996 initial public offering.

Provision For Income Taxes

         The effective income tax rate was 43% in fiscal 1997 and 45% in fiscal 1996. State income taxes and nondeductible goodwill amortization impact the effective tax rates.

Extraordinary Item

         The extraordinary item recorded in 1996 consists of prepayment penalties of $160,000, unamortized debt discounts of $213,000 and the write-off of unamortized deferred financing costs of $177,000 related to the early extinguishment of debt, net of an income tax benefit of $228,000.


YEARS ENDED SEPTEMBER 30, 1996 AND 1995

Gross Sales and Excise Taxes


         The Company's gross sales increased 7.2% to $27.0 million in fiscal 1996 from $25.2 million in fiscal 1995. Gross sales of craft beer and specialty malt beverages increased 63.6% to $5.4 million in fiscal 1996 from $3.3 million in fiscal 1995. Gross sales of craft beer and specialty malt beverages represented 19.1% of gross sales in fiscal 1996 as compared to 13.1% of gross sales in fiscal 1995. Gross sales of popular priced beer decreased 21.4% to $1.1 million in fiscal 1996 from $1.4 million in fiscal 1995.


         The Company is required to pay federal and state excise taxes on sales of its beer. The federal excise tax increases from $7.00 to $18.00 per barrel on production over 60,000 barrels. Total excise taxes increased 42.4% to $544,000 in fiscal 1996 from $382,000 in fiscal 1995. Excise taxes as a percentage of sales increased in fiscal 1996 due to the greater percentage of beer sales in the Company's product mix and because excise taxes were accrued at an effective annual rate above $7.00 per barrel in the expectation that beer production for calendar 1996 will exceed 60,000 barrels. As the Company increases its beer production above 60,000 barrels, federal excise taxes will continue to increase as a percentage of sales. During fiscal 1996 and 1995, the Company sold 64,797 barrels and 55,554 barrels of beer respectively. The Company records excise tax expense based on anticipated barrel shipments.

Net Sales


         The Company's net sales increased 6.6% to $26.4 million in fiscal 1996 from $24.8 million in fiscal 1995. Malta sales decreased 3.8% to $17.9 million in fiscal 1996 from $18.6 million in fiscal 1995. Malta sales decreased as a percentage of net sales to 67.8% in fiscal 1996 from 75.0% in fiscal 1995. This decrease resulted from the decrease in Malta sales, but more importantly the rapid growth in net sales of craft beer and specialty malt beverages and, to a lesser extent, the growth in sales of soft drinks. Craft beer and specialty malt beverage sales increased 65.1% to $5.0 million and soft drink sales increased 30.6% to $2.5 million.



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


Gross Margin


         The Company's gross margin (the Company's gross profit as a percentage of net sales) was 24.6% in fiscal 1996, compared to 24.0% in fiscal 1995. The increase in gross margin was primarily the result of a 65.1% increase in craft beer and specialty malt beverage net sales (both under its own labels and under contract for third parties) and a 30.6% increase in soft drink net sales, both of which have significantly higher margins than its malta and popular priced beers. The growth in gross margin was significantly offset by lower paper recycling income and higher malt prices.


Delivery Expense


         Delivery expense as a percentage of net sales decreased to 3.1% or $824,000 in fiscal 1996 from 3.3% or $827,000 in fiscal 1995. This reduction primarily relates to the decrease in malta sales and higher percentage of beer sales. Substantially all beer sales are shipped F.O.B. shipping point. Malta products are shipped common carrier at the Company's expense.


Selling, Advertising and Promotional Expenses

         Selling, advertising and promotional expenses increased 58.6% to $1.2 million in fiscal 1996 from $782,000 .in fiscal 1995. This increase in selling, advertising and promotional expenses occurred as the Company began to gear up its Company label craft beer packaging and sales and marketing efforts. This increase results from an increase in promotional activities, advertising, point of sale materials and package design. The Company introduced the Classic Collection in late November 1995, Brewery Hill Pale Ale in March 1996 and Brewery Hill Cherry Wheat in late May 1996. A significant portion of the Company's sales and marketing efforts are dedicated to the introduction of its new labels and the implementation of promotional and advertising programs. In March 1996, the Company hired a Vice President of Sales and Marketing to spearhead the growth of the Company label craft beer sales by further developing the Company's distribution system in the states it currently services and in the additional states the Company is expanding into. During fiscal 1996, the Company increased its distribution area from nine to twelve states, adding Connecticut, Ohio and Washington, D.C. The Company plans to significantly increase its selling, advertising and promotional programs on Company label craft beers.

General and Administrative Expenses

         General and administrative expenses decreased as a percentage of net sales to 5.2% in fiscal 1996 from 5.4% in fiscal 1995, as a result of controlling growth in salaries, professional fees and general overhead costs.

Operating Income


         Operating income increased 1.6% to $3.1 million, or 11.6% of net sales, in fiscal 1996 from $3.0 million, or 12.1% of net sales, in fiscal 1995. This decrease, as a percentage of net sales, is attributable to the 58.6% increase in selling advertising and promotional expenses. The Company plans to continue



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increasing its selling, advertising and promotional expenses to further its strategy of expanding its craft beer sales.


Interest Expense


         Interest expense decreased 50.1% to $520,000 in fiscal 1996 from $1.0 million in fiscal 1995. This decrease interest expense resulted primarily from the repayment of the debt outstanding with the proceeds of the initial public offering.


Provision for Income Taxes


         The effective income tax rate was 45% in fiscal 1996 and 47% in fiscal 1995. State income taxes and nondeductible goodwill amortization impact the effective tax rates.


Extraordinary Item

         The extraordinary item recorded in 1996 consists of prepayment penalties of $160,000, unamortized debt discounts of $213,000 and the write-off of unamortized deferred financing costs of $177,000 related to the early extinguishment of debt, net of an income tax benefit of $228,000.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has historically funded operations primarily through cash generated from operations and bank and other debt. Cash flows provided from operations were $1,425,000 and $1,083,000 in the first nine months of fiscal 1998 and 1997, respectively.

         The cash flows from operations were primarily generated from net income, a decrease in prepaid expenses and an increase in accounts payable, which was offset by increases in accounts receivable and inventory and a decease in income taxes payable. The increases in accounts receivable and inventory of $737,000 and $170,000, respectively, result from the seasonality of the business and the expansion of products produced by the Company. The increase in inventory was offset by a decline in recycled bottle inventory, due to the Company experiencing a reduction in the availability of certain styles of recycled bottles from its current sources. Accounts payable, accrued expenses and refundable security deposits increased $184,000. Income taxes payable decreased by $88,000 as a result of the timing of tax payments. In the first nine months of fiscal 1998, the cash provided from operations was used to purchase equipment of $762,000 and to increase cash reserves. The Company anticipates capital expenditure requirements for the remainder of fiscal 1998 will range from $300,000 to $400,000. These capital expenditures include upgrading the electrical systems and structural repairs to the brewhouse and bottleshop.

         On May 2, 1996, the Company completed an initial public offering of 1,875,000 shares of Common Stock for $6.00 per share. The proceeds of the initial public offering, net of the underwriting commissions and expenses, totaled $9,466,000. A portion of these proceeds was used to repay indebtedness


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


of the Company of $7,948,000 and to retire 132,696 shares of Common Stock, in connection with the termination of a loan agreement, at a cost of $950,000.

         The Company believes that its cash on hand, together with cash flows from operations and borrowing availability under its revolving credit facilities, will be sufficient to support the Company's capital expenditure and working capital requirements for the foreseeable future.

IMPACT OF YEAR 2000

         Management of the Company has considered the impact on the Company's computer systems of the widely-known dating system flaw inherent in most operating systems (the "Year 2000 Issue"). The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. The Year 2000 Issue could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Although the Company is in the process of investigating whether and to what extent its computer operating systems, hardware and production equipment and those of its suppliers will be disrupted by the Year 2000 Issue, and is developing a remediation plan and believes that the Year 2000 Issue will not have a material effect on the Company's business operations or financial condition, there is no assurance that occurrences beyond the Company's control will not adversely affect the Company.

         As part of its Year 2000 review, the Company may obtain an assessment of its Year 2000 readiness from an expert in strategic planning, information systems and management development. The Company believes that most of its hardware and software is Year 2000 compliant and that the new hardware and software it intends to install will be Year 2000 ready by December 31, 1999. Although no assurances can be given, the Company presently believes that with its existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. In addition, the Company is investigating whether its non-information technology systems, including its brewing, and bottling and kegging equipment, will pose Year 2000 problems. The cost of Year 2000 compliance efforts is not expected to be material.

         The Company has been unable to obtain complete information from suppliers, customers and financial institutions about their Year 2000 readiness. However, the Year 2000 Issue, with respect to such suppliers, customers and institutions, is mitigated by the fact that a significant number of the Company's customers use paper-based ordering and accounting systems. Nevertheless, there can be no assurance that the Year 2000 Issue will not have a material adverse effect on the Company's business, operations or financial condition, including in the event that the systems of the Company's suppliers, buyers or other third parties are adversely affected by the Year 2000 Issue. The Company has not yet developed a Year 2000 Issue contingency plan.


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


                                    BUSINESS
GENERAL

         The Lion Brewery is a producer and bottler of brewed beverages, including malta, specialty beers and specialty soft drinks. The Lion Brewery was incorporated in Pennsylvania on April 5, 1933. The Company is the dominant producer of malta in the continental United States. Specialty beers, generally known as craft beers, are brewed by the Company both for sale under its own label and on a contract basis. Craft beers are distinguishable from other domestically produced beers by their fuller flavor and adherence to traditional European brewing styles. The Company produces flavored alcoholic malt beverages and specialty soft drinks, including all-natural brewed ginger beverages, on a contract basis for third parties. The Lion Brewery also brews beer for sale under traditional Company owned labels for the local market at popular prices. The Company's growth strategy is to expand its production and marketing of specialty beverages, which includes Company-owned labels and labels produced under contract. By owning and operating its own brewery and with its significant brewing and packaging experience, the Company believes it is well positioned to optimize the quality and consistency of its products as well as to formulate new products. The Company plans to increase sales of its specialty beer labels through increased penetration of these brands in its existing markets, through a more focused and cost effective approach in its sales and marketing efforts. The Company's traditional beers - Stegmaier Gold Medal, 1857 Premium Lager, Liebotschaner Cream Ale and Stegmaier Porter - are reminiscent of the Company's rich beer brewing heritage. The Lion Brewery is the beneficiary of a long brewing tradition. The brewhouse was built at the turn of the century in Wilkes Barre, Pennsylvania. The Company's flagship line of specialty craft beers are marketed under the Brewery Hill name. The Company currently produces seven styles of beer under the Brewery Hill label, two of which are seasonal flavors. The Company established its reputation as a quality leader in the rapidly growing craft beer market by winning three Gold Medals at the Great American Beer Festival. The Lion Brewery's 1857 Premium Lager was voted Best American Premium Lager in 1994 and Liebotschaner Cream Ale won back to back gold medals in the American Lager Cream Ale Category in 1994 and 1995. In 1997, the Company has also received the following awards at the World Beer Championships:


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                  Brewery Hill Caramel Porter          Gold Medal
                  Stegmaier Porter                     Gold Medal
                  Brewery Hill Centennial Lager        Silver Medal
                  Brewery Hill Honey Amber             Silver Medal
                  Brewery Hill Pocono Raspberry        Silver Medal
                  Stegmaier 1857 Premium Lager         Silver Medal
                  Liebotschaner Cream Ale              Silver Medal
                  Brewery Hill Pale Ale                Bronze Medal


         Brewery Hill Caramel Porter and Stegmaier Porter were also awarded Gold medals by Beer Connoisseur Magazine. In addition, craft beers and specialty soft drinks brewed by the Company under contract have won several awards.

COMPANY HISTORY AND INDUSTRY BACKGROUND

         The brewhouse in which the Company continues to brew its products was built at the turn of the century in Wilkes-Barre, Pennsylvania. At that time, the U.S. brewing industry comprised nearly 2,000 breweries, most of which were small operations that produced distinctive beers for local markets. The Company was incorporated as The Lion, Inc. in April 1933 to operate the brewery, which was one of the fewer than 1,000 breweries to reopen following Prohibition. Over the ensuing decades, lighter, less distinctively flavored beers appealing to broad segments of the population and supported by national advertising programs became prevalent. These beers use lower cost ingredients and are mass produced to take advantage of economies of scale. This shift toward mass produced beers coincided with extreme consolidation in the beer industry. In keeping with this consolidation trend, the Company purchased other labels including the Stegmaier brands, which had been produced on Brewery Hill in Wilkes-Barre since 1857. Of the more than 60 breweries existing in eastern Pennsylvania 50 years ago, only two, including the Lion Brewery, remain. Today, according to industry sources, approximately 90% of all domestic beer shipments come from the four largest domestic brewers.

         Beginning in the mid 1980s and continuing in the 1990s, a number of domestic craft brewers began selling higher quality, more full-flavored beers, usually in local markets, as a growing number of consumers began to migrate away from less flavorful mass-marketed beers towards greater taste and broader variety, mirroring similar-trends in other beverage and food categories. As an established regional specialty brewer, the Lion Brewery believes it is well-positioned to benefit from this shift in consumer preferences. In 1996, according to industry sources, the craft beer segment increased to approximately
4.8 million barrels, representing approximately 2.5% of the 190 million barrel, $50 billion retail domestic beer market. In 1996, craft beer shipments grew 28%; over the five year period ended December 31, 1995, craft beer shipments increased at a compound annual rate of approximately 40%, while shipments in the total U.S. beer industry remained relatively flat. Industry analysts have attributed this flat over-all beer consumption to a variety of factors, including increased concerns about the health consequences of consuming alcoholic beverages, safety consciousness and concerns about drinking and driving; a trend toward a diet including lighter, lower calorie beverages such as diet soft drinks, juices and sparkling water products; the increased activity


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of anti-alcohol consumer protection groups; an increase in the minimum drinking age from 18 to 21 years in all states; the general aging of the population; and increased federal and state excise taxes. Today the top three national brewers have entered into this fast growing craft segment by introducing their own specialty beers and/or by acquiring or investing in smaller regional craft brewers.

         Before the emergence of the market opportunity in specialty beer, the Lion Brewery diversified into other products to sustain operations and continue to utilize its brewhouse and bottling facility. The Company's strategic entry into malta production in 1982 has resulted in the Company becoming the dominant producer of malta in the continental United States. Malta was originally developed many years ago by German brewers operating in the Caribbean area. The brewers developed malta by blending the excess molasses production from sugar with grain mash. Malta is still popular throughout the Caribbean and South America. In addition to malta, the Company also diversified into producing premium soft drinks in 1991.

BUSINESS STRATEGY

         The Company intends to enhance its position as a leading producer of specialty brewed beverages by expanding production and marketing of craft beers and other malt based premium products, while maintaining the growth of its nonalcoholic brewed beverages. Key elements of the Company's business strategy are to:

         Produce High Quality Brewed Beverages. The Company is committed to producing a variety of full-flavored brewed beverages. The Company employs a Head Brewmaster, an assistant brewmaster and a brewing assistant and retains a world recognized brewing authority to ensure the high quality and consistency of its products. To monitor the quality of its products, the Company maintains its own quality control laboratory staffed with two full-time quality control technicians and submits its products for analysis to the Seibel Institute of Technology, an independent laboratory, on a continuous basis. To monitor freshness, the Company dates each bottle and case with the date and time of its bottling. The Company brews its craft beers according to traditional styles and methods, selecting and using only high quality ingredients.

         Brew Products in Company-Owned and Operated Facilities. The Company owns and operates its own brewing facility, which enables the Company to optimize the quality and consistency of its products, to achieve the greatest control over its production costs and to formulate new brewed products. The Company believes that its ability to engage in new product development through onsite experimentation in its brewhouse and to continuously monitor and control product quality in its own facilities are competitive advantages.

         Focused Distribution of Craft Beers. The Company distributes craft beer under its own labels through a network of wholesale distributor relationships. Currently the Company distributes its products in eleven states, although the majority of its sales remain concentrated in Pennsylvania. The Company intends to further penetrate its existing markets with a targeted, cost effective approach in its sales and marketing efforts. The Company chooses wholesaler distributors that the Company believes will best promote and sell the brands. The Company, through on-site tours and presentations, actively educates its distributors in the total brewing process and the growing craft beer industry.


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

         Introduce New Products. The Company is committed to developing and introducing new products to appeal to the strong consumer interest under its own labels and for its contract customers. The Company's diversified product mix and brewing expertise enhance its ability to create successful new products. The Company believes that new product introductions have helped the Company gain consumer awareness in its existing markets. Currently, the Company markets seven craft beers under the Brewery Hill label. In 1997, the Company introduced Brewery Hill Centennial Lager and Brewery Hill Caramel Porter, its winter seasonal. In 1998, the Company introduced Brewery Hill Pocono Pilsner as its summer seasonal. The Company also entered the specialty soft drink arena with the introduction of Lion Brewery Root Beer and developed several new soft drink products for its contract customers.

         Flexible Production Capacity and Increased Efficiency. The Company has increased its annual production capacity from 340,000 to 400,000 barrels based upon its anticipated product mix. This expansion included the modification of its existing seven ounce bottling line to also accommodate 12 oz. bottles, the bottle size for most of the Company's products. In addition, The Company has increased its fermentation and lagering capacity with the relining of nine storage tanks. The Company also installed an automated malt storage and elevation system and is in the process of automating a portion of the brewing process.

         Provide a High Level of Customer Service. The Company, through its high quality brewing standards and timely availability of product, believes it provides a high level of customer service to its malta, contract craft beer and specialty soft drink customers. The Company believes its emphasis on customer service has enabled the Company to increase sales to these customers.

PRODUCTS

         The Lion Brewery's diversified product portfolio consists of a variety of styles of malta, craft beers and specialty brewed beverages and soft drinks, including all-natural brewed ginger beverages, and popularly priced beer sold under traditional Company-owned labels. The Company distributes its products in glass bottles and kegs and its products are dated to monitor freshness.

         Malta. Malta is a non-alcoholic brewed beverage popular with the Caribbean and certain other segments of the Hispanic population, which the Company produces for distribution by major Hispanic food distribution companies primarily in the eastern United States. The leading malta brands have varying taste characteristics based on different formulations provided to the Lion Brewery by the distribution companies under whose labels the product is sold.

         The principal ingredients of malta are malt (a germinated form of barley grain), several types of fructose syrup, caramel coloring and hops in modest quantities. Significant variations made by the Company involve the addition of molasses for one customer and production with lower malt quantities and higher levels of fructose sweetener for another. The Company also brews an alcoholic form of malta called Extracto which resembles standard malta but also includes some roasted malt and hops extract to add bitterness. The Company developed for Goya Foods a malta light product using Nutrasweet. In fiscal 1997


                                  76
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and 1996, malta constituted approximately 67% and 68%, respectively, of the
Company's annual barrel shipments and 66% and 68%, respectively, of net sales. The Lion Brewery is the dominant producer of malta in the continental United States. Malta requires substantially less production time than beer or ale. The product remains in aging tanks for only a few days, compared to up to 50 days in fermentation and lagering tanks for beer. Malta is bottled in seven ounce and 12 oz. sizes.

         Craft and Traditional Beers. The Company currently produces 11 distinctive, craft and traditional full-flavored beers and engages in the research and development of new specialty beers. The Company brews its beers using high quality hops, malted barley, and other natural ingredients. The Company utilizes both a lager and ale yeast in the fermentation of its beers and ales. The Company distributes its beers only in glass bottles and kegs. All of the glass bottles are date coded for freshness and are pasteurized.

         Stegmaier 1857 Premium Lager. This award winning lager is brewed with three different types of malt and four different types of hops. The hops are imported German Hallertau Hersbrucker, English East Kent Golding and Czech Saaz, as well as domestic U.S. Mt. Hood. This lager is distinguished by its clean, well balanced and full taste and rich golden color. 1857 Premium Lager won the Gold Medal in the American Premium Lager category at the 1994 Great American Beer Festival. In 1997, Stegmaier 1857 Premium Lager was awarded a Silver Medal in the World Beer Championships.

         Stegmaier Gold Medal Beer. This typical American Pilsner is brewed with two different types of malt, corn and a blend of domestic and imported hops. The hops are imported Czech Saaz and domestic U.S. Mt. Hood and Cascade. This lager is distinguished by its crisp and clean easy to drink taste. Stegmaier Gold Medal Beer won a Silver Medal in the 1996 World Beer Championships.

         Stegmaier Porter. This porter, or dark beer, is brewed from four different varieties of malt, including two types of roasted malt. Stegmaier Porter is brewed with the Company's ale yeast and bittered and finished with English East Kent Goldings and other hops to give a balanced flavor and excellent drinkability for a dark beer. Stegmaier Porter won Gold medals at the World Beer Championships and in Beer Connoisseur Magazine in 1997.

         Liebotschaner Cream Ale. Cream ale is brewed with a lager yeast at higher fermentation temperatures than typical lager, creating an ale-like taste. "Lieb" has a full creamy flavor balanced by spicy, fruity characteristics from the hop finish. "Lieb" utilizes two different varieties of pale malt and three different varieties of hops, including imported Czech Saaz. Liebotschaner Cream Ale won consecutive Gold Medals in the American Lager Cream Ale category at the Great American Beer Festival in 1994 and 1995. In 1997, Liebotschaner Cream Ale was awarded a Silver Medal in the World Beer Championships.

         Brewery Hill Black and Tan. This mixture of the Lion Brewery's award winning 1857 Premium Lager and Stegmaier Porter creates a rich, full flavored beer. Brewery Hill Black & Tan won first place--World Champion in 1996 at the World Beer Championships.


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


         Brewery Hill Caramel Porter. This flavorful beer uses a top-fermenting ale yeast. Caramel Porter uses four different malts, including an extra generous portion of Caramel and Chocolate malts to give Caramel Porter a very pleasant caramel and chocolate flavor and aroma. Brewery Hill Caramel Porter is a winter seasonal brew. In 1997, Brewery Hill Caramel Porter won Gold medals at the World Beer Championships and in Beer Connoisseur Magazine.

         Brewery Hill Centennial Lager. This hand-crafted full bodied lager features four different barley malts (including Roasted Barley) and is kettle hopped with three hop varieties (including imported Hallertau Hersbrucker and Czech Saaz). Centennial is then dry hopped with Czech Saaz and allowed to slow age to impart an incredible balance of malt and hops and a wonderful aroma and flavor. Brewery Hill Centennial is a new world of old world brewing traditions. Brewery Hill Centennial Lager won a Silver Medal in the 1997 World Beer Championships.

         Brewery Hill Cherry Wheat. This ale is brewed using three different malts, including a generous dose of wheat malt. Brewery Hill Cherry Wheat is blended with pure and natural cherry juice and flavors to give this brew a delicate cherry flavor. Brewery Hill Cherry Wheat is a summer seasonal brew. Brewery Hill Cherry Wheat won first place--World Champion at the World Beer Championships in 1996.

         Brewery Hill Honey Amber. This amber beer is brewed with three different malts and utilizes English East Kent Goldings hops. It is finished with pure, locally harvested clover honey to give a balance of flavor. The result is a rich amber color and malty bouquet. Brewery Hill Honey Amber won a Silver medal at the World Beer Championships in 1997 and 1996.

         Brewery Hill Pocono Raspberry. This award winning ale is blended with pure and natural raspberry juices and flavors to create a balanced flavor that is a delicate blend of the sweetness and tartness of raspberries. Brewery Hill Pocono Raspberry won a Silver medal at the World Beer Championships in 1997 and 1996.

         Brewery Hill Pale Ale. This American pale ale is brewed with two different malts and three different types of hops: English East Kent Golding, Cascade and domestic U.S. Mt. Hood. This ale is brewed with the Company's ale yeast and is kettle hopped. After a seven day fermentation period the ale then undergoes dry hopping. Unboiled hop roots are added to give this ale additional hop aroma. When finished, the pale ale has a clean malty fullness, an intense hop bitterness and a highly aromatic hop. Brewery Hill Pale Ale won a Bronze medal in the 1997 World Beer Championships.

         The Company also brews many distinctive craft beers and other specialty malt beverages under contract for other labels. Some of these customers are microbreweries and brewpubs that need additional brewing capacity to meet their production requirements and which typically provide their own recipes. In other instances, the Company formulates beer and specialty malt beverages for customers marketing their own labels. Most of these contract brewing customers provide their own packaging and labels. The Company arranges shipment to distributors F.O.B. the Company's warehouse and handles invoicing as a service to these customers.


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         Among the Company's larger craft beer and specialty malt contract customers are:

         Stoudt Brewing Company. This microbrewery and restaurant is located in Adamstown, Pennsylvania. The Lion Brewery produces Stoudt's Golden Lager, Fest, Honey Double Bock, Mai- Bock and Scarlet Lady in bottles pursuant to Stoudt's recipes and as a supplement to Stoudt's own production. Stoudt's beers have won five awards in the last five years, four at the Great American Beer Festival and one at the World Beer Championships.

         Neuweiler Brewing Company. This craft beer marketing company is located in Allentown, Pennsylvania and sells four different styles of beer, all of which were formulated by and are brewed at the Lion Brewery. The Neuweiler Black and Tan won a Bronze Medal, Dark Lager Category, at the 1992 Great American Beer Festival.

         Blue Hen Ltd. This marketer of craft beers located in Delaware sells three styles of beer formulated and produced by the Lion Brewery. The Blue Hen Lager won the Silver Medal at the World Beer Championships in both 1994 and 1996 and the Blue Hen Black and Tan won the Bronze Medal, Dark Lager category, at the 1996 World Beer Championships. In 1997, the Company began producing Blue Hen Chocolate Porter.

         Better Beverage Importers. This marketer of specialty malt beverages located in Delaware sells alcoholic malt based lemon, raspberry, orange and apple brews under the One-Eyed Jack label. These products are distributed in over 30 states.

         Bass Beers Americas. This marketer of specialty malt beverages located in Atlanta sells an alcoholic malt based lemon brew called Hooper's Hooch(TM). The Lion Brewery produces Hooper's Hooch for distribution in 14 eastern states.

         The Lion Brewery craft beer and specialty malt beverages produced for sale under its own labels and under contract for others accounted for approximately 13% and 14% of its annual barrel shipments and 17% and 19% of its net sales in fiscal 1997 and 1996, respectively.

SPECIALTY SOFT DRINKS

         The Lion Brewery first began blending and bottling specialty soft drinks in 1987. The Company currently produces specialty soft drinks under contract for five customers including:

         Original Beverage Company. In June 1991, the Lion Brewery began producing for this customer Reed's All Natural Ginger Beer, a soft drink based on brewed ginger root. The Company is currently the sole brewer of beverages sold under the Reed's label. This product was originally developed and produced in a small microbrewery in Colorado and the Company believes that Reed's is the leading brewed soft drink in health food stores. Ginger roots are processed in the Lion Brewery's brew kettle to yield this all natural brewed product. The Reed's portfolio consists of five all natural flavors of real brewed ginger products: Original, Extra, Premium, Spiced Apple and Raspberry. In 1997, the Company began producing Borgnine's Coffee Soda and China Cola and Cherry Cola to be marketed by the Original Beverage Company. Reed's Original Ginger Brew was


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named Best Imported Food Product-Canadian Fancy Food Association and the 1991
Outstanding Beverage Finalist-National Association for the Specialty Food Trade. Reed's Spiced Apple Brew won the 1994 Outstanding Beverage Finalist-National Association for the Specialty Food Trade.

         Mad River. The Company produces 11 varieties of premium all natural blended soft drinks for Mad River. The product is sold to consumers primarily in resort locations and in upscale specialty food stores.

         The Company also produces specialty soft drinks for Goya Foods, Vitarroz and Virgil's. Specialty soft drinks accounted for approximately 16% and 12% of the Lion Brewery's barrel shipments and 14% and 9% of its net sales in fiscal 1997 and 1996, respectively.

         Popular Priced Beer. The Company brews beer for sale at popular prices in local markets under several traditional Company-owned brands. A majority of this beer is bottled in 16 oz. returnable bottles. Popular priced beer accounted for approximately 4% and 6% of barrel shipments and 3% and 4% of net sales in fiscal 1997 and 1996, respectively.

BREWING OPERATIONS

         Beer is made primarily from four natural ingredients: malted grain, hops, yeast and water. Malt suppliers prepare malt from barley grain by soaking it in water to initiate germination and then drying (kilning) the germinated grain with varying amounts of heat to vary the final characteristics of the malt (for example, more heat yields "roasted" malt). Hops grow in many varieties and impart bitterness or other distinctive flavors to the beer. Yeasts are either top-fermenting, used in ale production, or bottom fermenting, which produce lager style beers. The components of malta are primarily malted grain, water and supplemental sweeteners.
Since malta is not fermented, yeast is not used.

         Brewing Process. The process of brewing beer consists of extracting fermentable sugar from the malt, brewing the liquid containing these sugars
(wort) in combination with hops and other natural flavorings, fermenting the brewed liquid and then finishing (maturing) the beer in tanks for periods ranging from ten to 40 days depending upon the beer style. The brewing process for malta is substantially similar to that for beer except that fermentation is not involved. Malta's sweetness relative to beer is partly attributable to the malt sugars in the beverage which would be transformed to alcohol if the beverage was fermented. The brewed ginger ale made by the Company uses ginger root rather than malt as the principal ingredient. The entire brewing process for the Company's products varies from two days to 50 days, depending on the type of products brewed.

         Extracting the fermentable sugars begins with milling the dried malt. Milling consists of crushing (not grinding) the malt between pairs of rollers in the malt mill. This causes a separation of the husk from the body and also breaks the body and exposes the internal components of the barley malt for the mashing process. The crushed malt is then combined with specially treated brewing water at a specific temperature in the mash tub to create the mash. The Company uses the traditional upward infusion mashing system that uses three


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precisely controlled temperature and time plateaus to create the resultant sugar liquid called "wort." The completed mash is then filtered by gravity in the lauter tub. The filtration media is the crushed grain itself. The wort is collected and transferred to the brew kettle.

         The wort is boiled in the brew kettle for 90 to 120 minutes. During this boiling process, the precise amount of the hop varietals are added at specified time intervals to create the desired bitterness and aroma. The boiled wort is then transferred to the hot wort tank (whirlpool) where the proteins from the malt and the tannins from the hops are allowed to settle out and are removed. The wort is then rapidly cooled to the desired temperature and infused with air. The aerated wort is then transferred to fermentation tanks to which a precisely monitored amount of yeast of a specific type at a specific temperature is added. Air in the wort allows the yeast to remain flexible and enables it to begin a rapid and complete fermentation. After several hours, the air is depleted and the fermentation continues in an anaerobic (without air) process. The Company uses two types of yeast, a lager yeast (bottom fermenting) and an ale yeast (top fermenting). Fermentation takes seven days, and during this time the yeast will multiply dramatically. At the end of the fermentation, the yeast will be recovered for a new fermentation and the beer is transferred to a storage (lager/ruh) tank. The storing of beer at cold temperatures is called "lagering" and/or "ruh." The amount of time that the beer is allowed to lager varies with the type of beer, with ales having a shorter lager period than lagers. This storage period allows for the reduction of harsh flavors created during the fermentation process. It also allows for the clarification and maturing of the fine beer flavor. After lagering, the beer is filtered to remove any yeast and other insoluble materials. The beer's carbonation results from a combination of natural absorption of carbon dioxide byproduct from the fermentation process and carbonation after filtering.

         Bottling and Kegging. The Company packages its products in bottles and in the case of beer, and to a limited extent, ginger beer, in kegs. The bottling house has two automated bottling lines, each containing bottle filling and sealing machines, pasteurizing lines, bottle labeling equipment, bottle casing and uncasing machines and packing equipment. One line also contains capacity for bottle soaking and washing and a Majonnier flow mixer for soft drinks. Areas are set aside for packaging supplies and short term holding of finished cases pending shipment to the warehouse. Currently one bottling line handles recycled 16 oz. and 12 oz. bottling and the other line handles new 12 oz. bottling and seven ounce bottling. The Company estimates that its current annual 12 oz. bottling capacity is approximately 3.7 million cases (270,000 barrels) and its current seven ounce bottling annual capacity is approximately 4.0 million cases (174,000 barrels). For most of the Company's output of 12 oz. bottled products, the Company uses recycled bottles from states that impose a bottle deposit at purchase, principally New York and Massachusetts. The inability of the Company to continue to obtain a sufficient supply of recycled bottles could have an adverse affect on the Company's results of operations. The Company anticipates a change in the availability of certain styles of recycled glass from its current sources. This reduction in availability would result in an increased cost of glass; reducing future gross margins. The Company will make all efforts to mitigate the effect on gross margins, but no assurances can be made that the Company will be successful in this regard. This type of glass is used for both the Lion Brewery's own labels and for contract packaged production. All seven


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ounce bottles are purchased new. The Company's 16 oz. returnable bottles are subject to deposit and return arrangements at the brewery.

         Quality Assurance. The Lion Brewery employs a Head Brewmaster, an assistant brewmaster and a brewing supervisor and retains the services of a world recognized brewing authority to ensure the high quality and consistency of its products. To monitor the quality of its products, the Company maintains its own quality assurance lab, employs two full-time quality control technicians and submits its products for analysis to the Seibel Institute of Technology, an independent laboratory, on a continuous basis. To further enhance the consistency of its products, the Company is in the process of automating several steps in the brewing process. The Company brews its craft beers according to traditional styles and methods, and precisely maintains and assures the highest quality and consistency within each brewing step. In order to maintain product quality for the consumer, the Company pasteurizes its bottled products. To monitor freshness, the Company dates each bottle and case with the date and time of bottling. Product is brewed in small batches which allows for a thorough analysis of each step. Each brew is carefully monitored and tasted to ensure the highest quality to the consumer. This high quality standard has allowed the Company to win three Gold Medals at the Great American Beer Festival and numerous medals at World Beer Championships.

PRODUCT DISTRIBUTION

         The distribution of products which the Company makes under contract, including malta, specialty beers sold under other craft beer labels and brewed and blended soft drinks, is managed entirely by the contracting customer. In the case of malta and soft drinks, the customer typically distributes the product to supermarkets, specialty food markets, food service establishments and other retailers through independent or company employed sales personnel with occasional involvement of wholesalers or distributors as middlemen. The Company distributes its beers and ales marketed under its own brands through a network of independent distributors whose principal business is the distribution of beer and other alcoholic beverages. The Company's contract beer customers are likely to employ this independent distributor channel as well. These independent distributors resell the products to retailers which sell the beers to the consumer. Currently the Company's craft and traditional beer products are primarily being distributed through 52 independent distributors in 10 eastern states (Connecticut, Delaware, Maryland, Massachusetts, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Virginia) and Washington, D.C. The Company selects distributors in each market that it believes will devote attention and resources to the promotion and sales of its products. Most of its distributors also represent a national beer brand and have established significant retail penetration in their territory to make that brand widely available. Management believes that both the brewing of beer in Company-owned facilities and a corresponding regional identity are viewed positively by independent distributors in deciding whether to carry the Lion Brewery's products. The appointment of distributors is also governed by beverage laws in some states which stipulate a specific territory for each distributor.


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SALES AND MARKETING

         The Lion Brewery's four largest malta customers, Goya Foods, Vitarroz, Cerveceria India and 7- Up/RC Puerto Rico, accounted for 94% and 95% of the Company's total malta sales for fiscal 1997 and 1996, respectively. Mr. Lawson, the Company's Chief Executive Officer, is primarily responsible for selling and marketing these and the Company's other contract accounts. The Head Brewmaster and the Vice President of Logistics are also actively involved with these customer relationships in discussing product recipes, new product formulations, production scheduling and delivery.

         The Company's craft and traditional beers are sold to independent distributors by five full-time salespeople. The Company is primarily focused on building relationships through personal contact with its existing and new distributors to broaden the market presence of the Company's craft beer. Since the Company's beers are only a portion of its distributors' expanding portfolio of product offerings and compete with other beers, it is becoming more important for the Company to elevate its brand awareness with each distributor. This is accomplished by on-site training of distributors' staff and, in some cases, offering educational tours of the brewery. Several of the Company's largest distributors and their sales forces have visited the brewery to enhance their knowledge of the Company's products. The Company's sales representatives also arrange taste testings of Company beers for its distributors and supply informational literature for circulation among distributors' retail customers. To further promote its product sales, the Company periodically offers price discounts to distributors in certain markets. The Company anticipates that it may continue to offer such promotions in response to competitive conditions.


         The Company believes that in order to stimulate consumer demand it must educate not only its distributors but also the retailer and consumer about the freshness and quality of its products. The Lion Brewery sales force travels with distributor sales personnel to retail accounts to familiarize new accounts with Company products and to increase sales at existing accounts. The Company has participated in on-premise marketing such as product sampling and beer dinners. In addition, on premise marketing is also supported with point of sale material such as tap handles, table tents and, in some cases, neon signs.


         The Company's strategy is to increase its penetration into existing markets with a targeted, cost effective approach in its sales and marketing efforts. This strategy will be implemented by further developing the existing distributor relationships and/or establishing new distributors in target markets.

COMPETITION

         The Company competes with other breweries in the production and marketing of malta and beer. Management believes that the Company is the dominant brewer of malta in the continental United States because of the high quality of its products, customer service and location in the eastern United States where the consumption of malta is concentrated. Although foreign competition has recently entered the malta market, the Company's customer service and proximity to the market have enabled it to maintain its customer base. In the craft beer market, the Company competes against such craft brewers


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as The Boston Beer Company, Inc. and Pete's Brewing Company, and other regional breweries such as Redhook Ale Brewery, Inc., Pyramid Brewing, Inc., Genesee Brewing Company, Inc., Pittsburgh Brewing Company, Latrobe Brewing, F. X. Matt Brewing Company and D. G. Yuengling and Son, Inc. as well as the companies for which the Company performs contract brewing. The Company also faces competition from import specialty beer companies such as Bass PLC, Cerveceria Modelo, S.A. (brewer of Corona Extra), Cerveceria Moctezuma, S.A. (brewer of Dos Equis) and Heineken N.V., which currently produce premium beer. Imported beer accounts for a greater share of the domestic beer market than craft beers. The Company also competes with niche beers produced by affiliates of certain major domestic brewers as well as with craft beers produced for its contract brewing customers. For example, Anheuser-Busch, Miller Brewing Co. and Adolph Coors market Pacific Ridge Ale, Leinenkeugel and Killian's Red, respectively. In addition, the Company expects that the major national brewers, with their superior financial resources and established distribution networks, will seek further participation in the continuing growth of the specialty beer market through the investment in, or formation of distribution alliances with, smaller specialty brewers. The increased participation of the major national brewers will likely increase competition for market share and heighten price sensitivity within the craft beer market. The Company also expects competition to increase as new craft brewers emerge and existing craft brewers expand their capacity. Access to capital and other resources is a prerequisite to increasing sales and production in order to benefit from this market opportunity. Many of the Lion Brewery's competitors have significantly greater financial, production, product distribution and marketing resources than the Company.

         The Company's products also compete generally with other alcoholic beverages, including products offered in other segments of the beer industry and low alcohol products. The Company competes with other beer and beverage companies not only for consumer acceptance and loyalty but also for shelf and tap space in retail establishments and for marketing focus by the Company's distributors and their customers, all of which distribute and sell other beer and alcoholic beverage products.

         As an element of its craft beer business, the Company currently produces and will continue to produce specialty beer products under contract for certain breweries and marketers of craft beer. The Company's competition for this segment are breweries with excess capacity. The Company believes its contract packaging experience and the quality of its product enhance its ability to attract additional craft beer marketers as customers.

         The Company's soft drinks are produced under contract for niche marketers. Specialty soft drinks using natural ingredients require pasteurization. The Company believes its principal competitors for this business are bottlers with specialized equipment such as pasteurizers not generally used in mass market soft drink production.

CUSTOMER CONTRACTS

         The Company's contracts with its malta and contract brewing customers vary; however, they generally provide for initial terms of two to five years, subject to renewal, exclusive rights for the Lion Brewery to produce the product, price and payment terms and brewing and packaging specifications. The


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contracts may be terminated by either party under certain circumstances, including the failure to reach minimum annual purchase levels in the case of its contract beer customers, and generally provide for no minimum purchases. The Company's contracts with its beer distributors provide for assigned territories and the products to be distributed. Delivery terms are F.O.B. the Company's brewery or warehouse. In some states, the terms of the Company's contracts with its distributors may be affected by laws that restrict enforceability of some contract terms, especially those related to the Company's right to terminate the services of its distributors.

REGULATION

         The Company's beer business is highly regulated at federal, state and local levels. Various permits, licenses and approvals necessary to the Company's brewery and the sale of alcoholic beverages are required from various agencies, including the U.S. Treasury Department, Bureau of Alcohol, Tobacco and Firearms (the "BATF"); the United States Department of Agriculture; the United States Food and Drug Administration; state alcohol beverage regulatory agencies in the states in which the Company sells its products; and state and local health, sanitation, safety, fire and environmental agencies. In addition, the beer industry is subject to substantial federal excise taxes, although the Company benefits from favorable treatment granted to brewers producing less than two million barrels per year. Management believes that the Company currently has all licenses, permits and approvals necessary for its current operations. However, existing permits or licenses could be revoked if the Company were to fail to comply with the terms of such permits or licenses, and additional permits could in the future be required for the Company's existing or expanded operations. If licenses, permits or approvals necessary for the Company's operations were unavailable or unduly delayed, or if any such permits or licenses were revoked, the Company's ability to conduct its business could be substantially and adversely affected.

         Alcoholic Beverage Regulation and Taxation. The Company is subject to licensing and regulation by a number of governmental authorities. The Company operates its brewery under federal licensing requirements imposed by the BATF. Commercial breweries are required to file an amended Brewer's Notice with the BATF and certain states every time there is a material change in the brewing process or brewing equipment, change in the brewery's location, change in the brewery's management or a material change in the brewery's ownership. The Company's operations are subject to audit and inspection by the BATF at any time.

         In addition to the regulations imposed by the BATF, the Company is subject to various regulations concerning deliveries and selling practices in states in which the Company sells its products. Failure by the Company to comply with applicable federal or state regulations could result in limitations on the Company's ability to conduct is business. The BATF's permits can be revoked for failure to pay taxes, to keep proper accounts, to pay fees, to bond premises, and to abide by federal alcoholic beverage production and distribution regulations, or if holders of 10% or more of the Company's equity securities are found to be of questionable character. Permits from state regulatory agencies can be revoked for many of the same reasons The U.S. federal government currently imposes an excise tax of $18.00 per barrel on every barrel of beer


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produced for consumption in the United States. However, any domestic brewer with production under two million barrels per year pays a federal excise tax in the amount of $7.00 per barrel on the first 60,000 barrels it produces annually. While the Company is not aware of any plans by the federal government to reduce or eliminate this benefit to small brewers, any such reduction in a material amount could have an adverse effect on the Company. Individual states also impose excise taxes on alcoholic beverages in varying amounts, which are also subject to change. It is possible that excise taxes will be increased in the future by both the federal and state governments. In addition, increased excise taxes on alcoholic beverages have been considered in connection with various governmental budget-balancing or funding proposals. Any such increases in excise taxes, if enacted, could adversely affect the Company's results of operations.

         State and Federal Environmental Regulation. The Company's operations are subject to environmental regulations and local permitting requirements regarding, among other things, air emissions, water discharges and the handling and disposal of wastes. While the Company has no reason to believe its operation violates any such regulation or requirements, if such a violation were to occur, the Company's business may be adversely affected. In addition, if environmental regulations were to become more stringent in the future, the Company could be adversely affected.

TRADEMARKS

         The Company considers its trademarks, particularly the "Brewery Hill" brand name, beer recipes and product package, advertising and promotion design and artwork to be of considerable value to its business. The Company relies on a combination of trade secret, copyright and trademark laws and nondisclosure and other arrangements to protect its proprietary rights. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy or obtain and use information that the Company regards as proprietary. There can be no assurance that the steps taken by the Company to protect its proprietary information will prevent misappropriation of such information and such protections may not preclude competitors from developing confusingly similar brand names or promotional materials or developing products with taste and other qualities similar to the Company's beers. While the Company believes that its trademarks, copyrights and recipes do not infringe upon the proprietary rights of third parties, there can be no assurance that the Company will not receive future communications from third parties asserting that the Company's trademarks, copyrights and recipes infringe, or may infringe, the proprietary rights of third parties. The potential for such claims will increase as the Company introduces new beers, increases distribution in recently entered geographic areas or enters new geographic regions. Any such claims, with or without merit, could be time consuming, result in costly litigation and diversion of management personnel, cause product distribution delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all. In the event of a successful claim of infringement against the Company and failure or inability of the Company to license the infringed or similar proprietary information, the Company's business, operating results and financial condition could be materially adversely affected.


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EMPLOYEES

         At August 31, 1998, the Company had 130 full time employees, including 114 in production, 5 in sales and marketing, and 11 in administration. Of these, 103 are represented by a labor union. The collective bargaining agreement with the union expires on May 31, 2000. The Company believes its relations with its employees to be good.

PROPERTIES:  BREWING FACILITY

         The Lion Brewery produces and packages its beverages in its own brewing and bottling facility. By owning and operating its own brewery, the Lion Brewery is able to precisely monitor and control each step of the brewing process. The brewery is a complex of brick buildings housing a boiler room, an engine room, a brew house, three storage cellars and keg filling lines. Adjacent to the brew house is the bottling house, which contains the bottle washing equipment, two complete bottling lines including pasteurizers and warehousing for packaging materials. The Company leases two warehouses near the brewery aggregating approximately 150,000 square feet. One warehouse stores glass bottles which will be used in bottling and the other warehouse stores finished product and packaging materials. The warehouse leases expire in February 1999 and June 2001, respectively. The Company also leases a third warehouse on an as needed, temporary basis. The Company believes that its current brewing facilities are adequate to meet its currently anticipated needs. The Company can expand its facilities, if required, to meet increased production requirements.


         The brewery has one series of vats and tanks that are used to produce the Company's brewed products. The Company's brew kettle is a 390 barrel copper Schock-Gusmer. The Lion Brewery's products are brewed in small 330 barrel batches. Another major piece of brewing equipment is a 21 foot diameter Schock-Gusmer combination mash and lauter tub with knives and rakes. Also located in the brewing area is a quality control laboratory and various refrigerated rooms for storing special brewing ingredients. Located in the basement of the brewery are special stainless steel tanks and equipment that allow the Lion Brewery to mix syrups and flavorings for a wide range of products. Blended beverages are transported from these tanks directly to the bottling house through connecting lines. The brewery's estimated annual capacity based upon the current product mix is approximately 400,000 barrels (31 gallons or 13.8 cases of 24 twelve oz. bottles equal one barrel) of product per year, assuming three seven-hour shifts, five days a week. Capacity is a function of the product being produced because of the varying storage times for the different types of products. Since beer requires as much as 50 days in tanks to allow for fermentation and finishing as contrasted with only two days for non-alcoholic brewed beverages such as malta, anticipated increases in the percentage of total output represented by beer production will require capital outlays for additional tanks. In fiscal 1997 and 1996, the Company shipped 335,000 barrels and 329,000 barrels of beverages, of which 67% and 68% were malta, 17% and 20% were beer and 16% and 12% were soft drinks, respectively. The Lion Brewery is located on approximately 5.9 acres of Company owned land in Wilkes-Barre, Pennsylvania. The property is served by the Luzerne & Susquehanna Railway Company and carloads of grains used in brewery production are usually on site.


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LEGAL PROCEEDINGS



         On October 2, 1998, a lawsuit was filed in the Court of Common Pleas, Luzerne County, Pennsylvania (Index No. 80-E-1998) by Bryan Simmons, James Rivest, Mark Rivest, Robert Huttick and James R. Bell against the Company, allegedly as shareholders suing derivatively on behalf of the Company, and each member of the Board of Directors, individually, alleging, among other things, the breach by the directors of their fiduciary duty to the Company by failing to conduct a fair and open auction of the Company. The plaintiffs sought a preliminary injunction to enjoin the Company from taking any steps to consummate the Merger, the voiding of the provisions of the Merger Agreement relating to payment of the Termination Fee in certain circumstances or in the alternative, the award of unspecified damages. A hearing on the request for a preliminary injunction was held on November 2-4, 1998. By order dated November 12, 1998, the plaintiffs' request for preliminary injunction was denied in its entirety. The Court subsequently issued an opinion explaining its reasoning for the denial of the plaintiffs' request.



         Based on the advice of counsel and the outcome of the preliminary injunction hearing, the Company believes that the lawsuit is without merit and intends to vigorously defend the action including an appeal of the denial of the injunction.


         The Company is not currently involved in any other material pending legal proceedings and is not aware of any material other legal proceedings threatened against it.



                            MANAGEMENT OF THE COMPANY



         The directors and executive officers of the Company are as follows:



         Donald J. Sutherland was elected a Director and Chairman of the Board of the Company in October 1993. Since 1975, Mr. Sutherland has been President and sole employee of the general partner of Quincy Partners, a buyout and management firm. Quincy Partners is the general partner of the Company's largest shareholder.



         Charles E. Lawson, Jr. joined the Company as Executive Vice President in March 1994 and was appointed President, Chief Executive Officer and a Director of the Company in May 1994. Prior to joining the Company, Mr. Lawson had over twenty years experience in the beverage packaging industry and from April 1992 until March 1994 was Director of Sales of the brewery and soft drink divisions of Riverwood International, Inc. Prior thereto Mr. Lawson was employed by Julian B. Slevin Co., Inc. in various capacities since 1973 and from 1988 to 1992 was its Vice President of Sales and Marketing. See "THE PURCHASER."



         Patrick E. Belardi joined the Company in October 1994 as Vice President and Chief Financial Officer and was appointed a Director of the Company in March 1997. Mr. Belardi, a certified public accountant, was employed by Laventhol & Horwath from 1982 to 1990 and then was a principal at Kronick Kalada Berdy & Co., P.C., a prior accounting firm of the Company, from 1990 to October 1994. See "THE PURCHASER."

         Thomas S. Ablum was elected a Director of the Company in October 1993, and has been a principal in Ablum, Brown & Company, a private investment banking firm, since February 1988.



         George W. Peck, IV was elected a Director of the Company in October 1993. Since January 1997, Mr. Peck has been a special limited partner of Kohlberg & Co. LLC, a private merchant bank formerly known as Kohlberg & Co. ("Kohlberg"). From 1987 until December 1996, Mr. Peck was a general partner of Kohlberg. Mr. Peck serves as a director for ABC Rail Products Corp., Northwestern Steel & Wire Co. and ABT Building Products Corp.



         Carlo A. von Schroeter was elected a Director of the Company in May 1996. Since August 1996, Mr. von Schroeter has been a general partner at Weston Presidio Capital, a venture capital firm. From 1992 until August 1996, Mr. von Schroeter was a principal at Weston Presidio Capital. Mr. von Schroeter is also a limited partner of Weston Presidio Management LP, a general partner of Weston Presidio Offshore Capital C.V.



         Henry T. Wilson was elected a Director of the Company in October 1993. Since 1991, Mr. Wilson has been Managing Director and, most recently, Special Member of Northwood Ventures LLC, a limited liability company which invests in venture capital opportunities. From 1986 to 1991, Mr. Wilson was employed in the Investment Banking Division of Merrill Lynch & Co., most recently as a Vice President.



                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


         The following table sets forth information as of November 30, 1998 regarding (i) persons known to the management of the Company to be the beneficial owners of more than 5% of the Company's Common Stock on such date,
(ii) the ownership interest of each director of the Company, (iii) the ownership interest of executive officers and key employees of the Company based upon currently exercisable options and (iv) the ownership interest of all executive officers and directors as a group.



                                                      Beneficial Ownership(1)
                                                     --------------------------
      Name                    Position With the       Shares      Percentage
                                 Company
-------------------------------------------------------------------------------

Donald J. Sutherland       Chairman of the Board    1,570,966(1)     40.2%

Sans Peur Corporation      None                     1,545,184(2)     39.8%
    c/o Quincy Partners
    P.O. Box 154
    Glen Head, NY  11545

                                                      Beneficial Ownership(1)
                                                    --------------------------
      Name                    Position With the       Shares      Percentage
                                  Company
-------------------------------------------------------------------------------

Quincy Partners            None                     1,545,184(3)     39.8%
    P.O. Box 154
    Glen Head, NY  11545

Lion Partners Company L.P. None                     1,495,184        38.5%
    c/o Quincy Partners
    P.O. Box 154
    Glen Head, NY  11545

Heartland Advisors, Inc.   None                       375,000         9.7%
    790 North Milwaukee St.
    Milwaukee, WI  53202

Charles E. Lawson, Jr.     Chief Executive Officer,   131,151(4)      3.3%
                           President and Director

Patrick E. Belardi         Vice President, Chief       33,210(5)       *
                           Financial Officer,
                           Treasurer and Director

Leo Orlandini              Head Brewmaster             12,890(6)       *

David Finn                 Vice President - Packaging   8,586(6)       *

Robert Covert              Vice President - Logistics   8,586(6)       *

Carlo A. von Schroeter     Director                     2,200(7)       *

George W. Peck, IV         Director                     1,000(8)       *

Thomas S. Ablum            Director                        --(9)

Henry T. Wilson            Director                        --(10)

All executive officers
    and directors                                   1,788,589(11)    43.1%
    as a group (10 persons)

---------------------------------
     *   less than 1%


(1) Includes (i) 1,495,184 shares of Common Stock owned by Lion Partners Company L.P. ("Lion Partners"), (ii) 50,000 shares of Common Stock owned by Quincy Partners and (iii) presently exercisable options to purchase 25,782 shares of Common Stock held by Mr. Sutherland. Mr.

         Sutherland is the sole stockholder of Sans Peur Corporation, which is the sole general partner of Quincy Partners. Mr. Sutherland is the sole beneficial holder of Quincy Partners. Quincy Partners is the sole general partner of Lion Partners and is entitled to 20% of the profits of Lion Partners, including those derivable from the Merger (which 20% profits interest will result in receipt of approximately $1,000,000 by Quincy Partners), Lion Partners was formed for the purpose of investing in the Company and its sole asset consists of shares of Common Stock.


(2) Includes (i) 1,495,184 shares of Common Stock owned by Lion Partners and (ii) 50,000 shares of Common Stock owned by Quincy Partners. Sans Peur Corporation is the sole general partner of Quincy Partners, which is the sole general partner of Lion Partners.

(3) Includes (i) 1,495,184 shares of Common Stock owned by Lion Partners and (ii) 50,000 shares of Common Stock owned directly by Quincy Partners. Quincy Partners is the sole general partner of Lion Partners.

(4) Includes presently exercisable options to purchase 57,251 shares of Common Stock at $1.40 per share and 70,900 shares of Common Stock at $6.00 per share. Mr. Lawson purchased 3,000 shares of Common Stock on May 2, 1996, at a price of $6.00 per share.

(5) Includes presently exercisable options to purchase 32,210 shares of Common Stock at $6.00 per share. Mr. Belardi purchased 1,000 shares of Common Stock on May 2, 1996, at a price of $6.00 per share.

(6) Includes presently exercisable options to purchase shares of Common Stock at $6.00 per share.

(7) Does not include (i) 150,000 shares of Common Stock owned directly by Weston Presidio Offshore Capital C.V. or (ii) shares of Common Stock attributable to a 16.67% limited partnership interest in Lion Partners owned by Weston Presidio Offshore Capital C.V. Mr. von Schroeter is a limited partner of Weston Presidio Management LP, a general partner of Weston Presidio Offshore Capital C.V.

(8) Does not include shares of Common Stock attributable to a 4.76% limited partnership interest in Lion Partners owned by Canbo Partners, of which Mr. Peck is the general partner.

(9) Does not include shares of Common Stock attributable to his 1.19% limited partnership interest in Lion Partners.

(10) Does not include (i) 25,000 shares of Common Stock owned directly by Northwood Ventures LLC, a limited liability company of which Mr. Wilson is a special member, or (ii) shares of Common Stock attributable to a 16.67% limited partnership interest in Lion Partners by Northwood Ventures LLC.

(11) Includes presently exercisable options to purchase 216,205 shares of Common Stock held by the following persons: Donald J. Sutherland (25,782); Charles E. Lawson, Jr. (128,151); Patrick E. Belardi (32,210); Leo Orlandini (12,890); David Finn (8,586) and Robert Covert (8,586).

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements of the Company as of and for the three years ended September 30, 1997, included in this Proxy Statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports appearing herein. A representative of Arthur Andersen LLP will be at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement, if so desired.


                                  OTHER MATTERS

         At the time of preparation of this Proxy Statement, the Board knows of no other matters which will be acted upon at the Special Meeting other than the approval of the Merger Agreement and the transactions contemplated thereby. If any other matters are presented for action at the Special Meeting or at any adjournment or adjournments thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.


                       1999 ANNUAL MEETING OF STOCKHOLDERS

         The Company does not plan to hold an annual meeting of stockholders during 1999 unless the Merger is not consummated. If the Merger is not consummated, stockholder proposals must have been received by the Secretary of the Company in a timely manner in order to be considered for inclusion in the proxy materials for the Company's 1999 Annual Meeting of Stockholders.

                             THE LION BREWERY, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                 Page No.
Report of Independent Public Accountants
   dated November 21, 1997                                         F-2

Financial Statements:

Balance Sheets -September 30, 1997 and 1996                        F-3

Statements of Income for the Years Ended
   September 30, 1997 and 1996                                     F-4

Statements of Shareholders' Equity for the
   Years Ended September 30, 1997 and 1996                         F-5

Statements of Cash Flows for the Years Ended
   September 30, 1997 and 1996                                     F-6

Notes to Financial Statements                                      F-7

Report of Independent Public Accountants
   dated November 21, 1996                                         F-15

Financial Statements:

Balance Sheets - September 30, 1996 and 1995                       F-16

Statements of Income for the Years Ended
   September 30, 1996 and 1995                                     F-17

Statements of Shareholders' Equity for the
   Years Ended September 30, 1996 and 1995                         F-18

Statements of Cash Flows for the Years Ended
   September 30, 1996 and 1995                                     F-19

Notes to Financial Statements                                      F-20

Interim Financial Statements:

Balance Sheets - June 30, 1998 (unaudited)
   and September 30, 1997                                          F-27

Statements of Income for the Nine Months
   Ended June 30, 1998 (unaudited) and
   June 30, 1997 (unaudited)                                       F-28

Statements of Cash Flows for the Nine Months
   Ended June 30, 1998 (unaudited) and
   June 30, 1997 (unaudited)                                       F-29

Notes to Financial Statements                                      F-30

                         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






          To the Shareholders of
              The Lion Brewery, Inc.:



          We have audited the accompanying balance sheets of The Lion Brewery, Inc. (a Pennsylvania corporation) as of September 30, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.
          Our responsibility is to express an opinion on these financial statements based upon our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Lion Brewery, Inc. as of September 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                              ARTHUR ANDERSEN LLP




          Roseland, New Jersey
          November 21, 1997

                                THE LION BREWERY, INC.

                                    BALANCE SHEETS

                             SEPTEMBER 30, 1997 AND 1996

                                                      1997            1996
                                                 -------------   -------------


                                        ASSETS
      Current assets:
        Cash and cash equivalents                $   3,184,000   $   1,992,000
        Accounts receivable, less allowance
        for doubtful accounts of $186,000 and
        $157,000 at September 30, 1997 and
        1996, respectively                           2,444,000       2,001,000
        Inventories                                  2,271,000       2,128,000
        Prepaid expenses and other assets              209,000         190,000
                                                  ------------    ------------

           Total current assets                      8,108,000       6,311,000


      Property, plant & equipment, net of
      accumulated depreciation of $2,352,000
        and $1,684,000 at September 30, 1997
        and 1996, respectively                       4,481,000       3,600,000

      Goodwill, net of accumulated
      amortization of $640,000 and $475,000 at
        September 30, 1997 and 1996,
        respectively                                 5,874,000       6,039,000

      Other assets                                       4,000           4,000
                                                  ------------    ------------


           Total Assets                           $ 18,467,000    $ 15,954,000
                                                  ============    ============




                         LIABILITIES AND SHAREHOLDERS' EQUITY

      Current liabilities:
        Accounts payable                          $  1,986,000    $  1,663,000

        Accrued expenses                             1,069,000         839,000
        Refundable deposits                            250,000         205,000
        Income taxes payable                           380,000         178,000
                                                  ------------    ------------

           Total current liabilities                 3,685,000       2,885,000

      Net pension liability                            341,000         243,000

      Deferred income taxes                             67,000         206,000
                                                  ------------    ------------
           Total liabilities                         4,093,000       3,334,000
                                                  ------------    ------------

      Shareholders' equity:
        Common stock, $.01 par value;
        10,000,000 shares authorized;
        $3,885,052 shares issued and
        outstanding                                     39,000          39,000

        Preferred stock, $.01 par value;
        1,000,000 shares authorized;
          0 shares issued and outstanding                    0               0

        Additional paid-in capital                  10,612,000      10,612,000

        Adjustment to reflect minimum pension
        liability, net of deferred
          income taxes                                (120,000)        (42,000)

        Retained earnings                            3,843,000       2,011,000
                                                  ------------    ------------
           Total shareholders' equity               14,374,000      12,620,000
                                                  ------------    ------------

           Total liabilities and shareholders'
           equity                                 $ 18,467,000    $ 15,954,000
                                                  ============    ============


        The accompanying notes to financial statements are an integral part of these balance sheets.

                                THE LION BREWERY, INC.

                                 STATEMENTS OF INCOME

                   FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                1997              1996
                                           --------------   ----------------

      Gross sales                          $ 27,367,000       $ 26,983,000
      Less excise taxes                         498,000            544,000
                                           ------------       ------------

      Net sales                              26,869,000         26,439,000
      Cost of sales                          20,099,000         19,939,000
                                           ------------       ------------

        Gross profit                          6,770,000          6,500,000
                                           ------------       ------------

      Operating expenses:
        Delivery                                831,000            824,000
        Selling, advertising and
        promotional expenses                  1,439,000          1,240,000
        General and administrative            1,410,000          1,373,000
                                           ------------       ------------

                                              3,680,000          3,437,000
                                           ------------       ------------

        Operating income                      3,090,000          3,063,000

      Interest (income) expense and
      amortization of debt discount, net       (124,000)           520,000
                                           ------------       ------------

      Income before provision for income
      taxes and extraordinary item            3,214,000          2,543,000
      Provision for income taxes              1,382,000          1,125,000
                                           ------------       ------------

        Income before extraordinary
        item                                  1,832,000          1,418,000


      Extraordinary item, net of income
      tax benefit of $228,000                         0            322,000
                                           ------------       ------------


        Net income                            1,832,000          1,096,000

      Warrant accretion                               0             89,000
                                           ------------       ------------

      Net income available to common
      shareholders                         $  1,832,000       $  1,007,000
                                           ============       ============

      Income per share before
      extraordinary item                   $       0.47       $       0.47
      Extraordinary item - loss per
      share                                        0.00              (0.11)
                                           ------------       ------------
      Net income per share                 $       0.47       $       0.36
                                           ------------       ------------



      Shares used in per share                3,923,000          2,835,000
      calculation                          ============       ============


      The accompanying notes to financial statements are an integral part of these balance sheets.

                                THE LION BREWERY, INC.

                          STATEMENTS OF SHAREHOLDERS' EQUITY

                   FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                Common Stock
                                           ---------------------
                                             Shares       Amount
                                           ---------     --------


      Balance, September 30, 1995           1,851,183     $19,000

        Accretion of warrants                      --          --

        Conversion of warrants                291,565       3,000

        Proceeds of Initial Public
          Offering, net of costs            1,875,000      18,000

        Repurchase of common stock           (132,696)     (1,000)

        Adjustment to reflect minimum
          pension liability, net of
          deferred taxes                           --          --

        Net income                                 --          --
                                           ----------    --------

      Balance, September 30, 1996           3,885,052      39,000

        Adjustment to reflect minimum
          pension liability net of
          deferred taxes                           --          --

        Net income                                 --          --
                                           ----------    --------

      Balance, September 30, 1997           3,885,052     $39,000
                                           ==========    ========







                          Additional
                           Paid-in       Pension      Retained
                           Capital      Liability     Earnings        Total
                         -----------    ---------    ----------    -----------


      Balance,
        September 30,
        1995            $1,304,000     $(10,000)   $1,004,000     $2,317,000

        Accretion of
          warrants              --            --      (89,000)       (89,000)

        Conversion of
          warrants         809,000            --           --        812,000

        Proceeds of
          Initial
          Public
          Offering,
          net of costs    9,448,000           --           --      9,466,000

        Repurchase of
          common stock     (949,000)          --           --       (950,000)

        Adjustment to
          reflect
          minimum
          pension
          liability,
          net of
          deferred
          taxes                  --      (32,000)          --        (32,000)

        Net income               --           --    1,096,000      1,096,000
                         ----------    ---------   ----------    -----------
      Balance,
      september 30,
      1996               10,612,000      (42,000)   2,011,000     12,620,000

        Adjustment to
          reflect
          minimum
          pension
          liability
          net of
          deferred
          taxes                  --      (78,000)          --        (78,000)

        Net income               --           --    1,832,000      1,832,000
                        -----------    ---------   ----------    -----------
      Balance,
        September 30,
        1997            $10,612,000    $(120,000)  $3,843,000    $14,374,000
                        ===========    =========   ==========    ===========


      The accompanying notes to financial statements are an integral part of these statements.

                                THE LION BREWERY, INC.

                               STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                            Year ended September 30,
                                           --------------------------

                                               1997          1996
                                           -----------    -----------
      Cash flows from operating activities:
      Net income                           $1,832,000     $1,096,000
      Adjustments to reconcile net
      income to net cash provided by
        operating activities
           Extraordinary item                       0        550,000
           Depreciation and amortization      833,000        830,000
           Provision for bad debt
           reserve                             12,000         12,000
           Provision for inventory
           reserve                             24,000         75,000
           Benefit for deferred income
           taxes                             (139,000)      (145,000)
        Changes in assets and liabilities:
           (Increase) decrease in:
             Accounts receivable             (455,000)       463,000
             Inventories                     (167,000)      (200,000)
             Prepaid expenses and other
             assets                           (19,000)        87,000
        Increase (decrease) in:
             Accounts payable, accrued
             expenses and refundable
             deposits                         598,000         80,000
             Income taxes payable             202,000       (152,000)
             Pension liability                 20,000         (7,000)
                                           ----------     ----------

        Net cash provided by operating
        activities                          2,741,000      2,689,000
                                           ----------     ----------

      Cash flows from investing
      activities:
        Purchase of equipment              (1,549,000)      (908,000)
                                           ----------     ----------
      Cash flows from financing
      activities:
        Net proceeds from sale of common
        stock                                       0      9,466,000
        Repurchase of common stock                  0       (950,000)
        Net reduction in line of credit             0       (721,000)
        Repayment of long term debt                 0     (7,584,000)
                                           ----------     ----------

          Net cash provided by financing
            activities                              0        211,000
                                           ----------     ----------

          Net increase in cash and cash
            equivalents                     1,192,000      1,992,000

      Cash and cash equivalents,
      beginning of year                     1,992,000              0
                                           ----------     ----------

      Cash and cash equivalents, end of
      year                                 $3,184,000     $1,992,000
                                           ==========     ==========


      Supplementary disclosure of cash
      flow information:
        Cash paid for:
           Interest                        $        0     $  516,000
                                           ==========     ==========

           Income taxes                    $1,282,000     $1,183,000
                                           ==========     ==========


       The accompanying notes to financial statements are an integral part of these statements.

                                  THE LION BREWERY, INC.

                               NOTES TO FINANCIAL STATEMENTS


          1.   BASIS OF PRESENTATION AND DESCRIPTION OF THE BUSINESS

          The Lion Brewery, Inc. ("the Company") formerly The Lion, Inc., was incorporated in Pennsylvania on April 5, 1933. The Company is a brewer and bottler of brewed beverages, including malta, specialty beers and specialty soft drinks. Malta is a non-alcoholic brewed beverage which the Company produces for major Hispanic food distribution companies primarily for sale in the eastern United States. Specialty beers, generally known as craft beers, are brewed by the Company both for sale under its own labels and on a contract basis for other marketers of craft beer brands. Craft beers are distinguishable from other domestically produced beers by their fuller flavor and adherence to traditional European brewing styles. The Company also produces specialty soft drinks, including all-natural brewed ginger beverages, on a contract basis for third parties. The Lion Brewery, Inc. also brews beer for sale under traditional Company-owned labels for the local market at popular prices.

          2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Revenue Recognition

          Revenue is generally recognized upon shipment. For products brewed under beer and soft drink contracts, revenue is generally recognized upon completion of production.

          Cash and Cash Equivalents

          The Company considers all highly liquid investments with maturities at the purchase date of three months or less to be cash equivalents. The carrying amount of cash equivalents approximates fair value.

          Inventories

          Inventories are stated at the lower of cost or market determined on a first-in, first-out method (FIFO).

          Property, Plant and Equipment

          Property, plant and equipment are recorded at cost and are depreciated using the straight-line method over the useful lives of the assets. All significant additions and improvements are capitalized and repairs and maintenance charges are expensed as incurred. Estimated useful lives for the assets are as follows:

                                                            Years
                                                            -----
                            Buildings                        20
                            Machinery and equipment         3 - 10
                            Kegs and bottles                3 -  7

                                  THE LION BREWERY, INC.

                        NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


          2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Income Taxes

          The Company recognizes deferred tax assets and liabilities for the estimated future tax effects of events based on temporary differences between financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years the differences are expected to be reversed. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is comprised of current taxes payable and the change in deferred tax assets and liabilities during the year.

          Intangible Assets

          The excess of the cost of the acquired assets over their fair values is being amortized using the straight-line method over forty years.

          Product, Customer and Supply Concentrations

          The sale of malta, beer and soft drinks has accounted for all of the Company's sales, with malta accounting for 66% and 68% for the years ended September 30, 1997 and 1996. The Company's top three customers accounted for 66% and 60% of sales in fiscal 1997 and 1996. Accounts receivable from these three customers totaled $1,984,000 and $1,712,000 at September 30, 1997 and 1996. The Company's largest customer accounted for 32% and 27% of sales in fiscal 1997 and 1996. The Company does maintain contracts with several of its top customers; however there are no minimum purchase requirements. The Company does not have a contract with its largest customer. The length of such contracts range from two to four years. The decision by a major customer to switch production of its contract beverages from the Company to another brewer, or to build facilities to brew its own product, could have a materially adverse effect on the Company's financial results.

          The Company anticipates a change in the availability of certain styles of recycled glass from its current sources. This reduction in availability would result in an increased cost of glass; reducing future gross margins and could have a significant impact on overall profitability. The Company will make all efforts to mitigate the effects on gross margins and overall profitability, but no assurances can be made that the Company will be successful in this regard.

          Excise Taxes

          The U.S. federal government currently imposes an excise tax of $18 per barrel on every barrel of beer produced for consumption in the United States. However, any brewer with production under 2 million barrels per year pays a federal excise tax of $7 per barrel on the first 60,000 barrels it produces annually. Individual states also impose excise taxes on alcoholic beverages in varying amounts. The Company records the excise tax as a reduction of gross sales in the accompanying financial statements.

                                  THE LION BREWERY, INC.

                        NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


          2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Net Income Per Share

          Net income per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of stock options and warrants (using the treasury stock method for all periods presented). Accretion relating to the Company's warrants (see
          Note 11) is deducted in computing income applicable to common stock.

          On March 31, 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 is effective for fiscal years ending after December 15, 1997, and, when adopted, it will require the restatement of prior years' earnings per share. If the Company had adopted SFAS 128 for the year ended September 30, 1997, there would have been no effect on net income per share, on either the basic or diluted basis.


          Financial Instruments

          Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The fair value of accounts receivable approximates carrying value.

          Long-Lived Assets

          During 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121"). SFAS 121 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company does not believe that any impairment exists in the recoverability of its long- lived assets.


          Stock Based Compensation

          In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which requires companies to measure employee stock compensation plans based on the fair value method using an option pricing model or to continue to apply APB No. 25, "Accounting for Stock Issued to Employees," and provide pro forma footnote disclosures under the fair value method. The Company continues to apply APB No. 25 and will provide pro forma footnote disclosures (see Note 11).

                                  THE LION BREWERY, INC.

          3.   INVENTORIES

          Inventories consist of the following:


                                                     1997           1996
                                                 ----------      ----------

              Raw materials                      $  195,000      $  163,000
              Finished goods                        854,000         673,000
              Supplies                            1,222,000       1,292,000
                                                 ----------      ----------

                                                 $2,271,000      $2,128,000
                                                 ==========      ==========



          4.   PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment consist of the following:


                                                     1997            1996
                                                 ----------      ----------

              Land and building                  $1,084,000      $1,024,000
              Machinery and equipment             5,534,000       4,038,000
              Kegs and bottles                      215,000         222,000
                                                 ----------      ----------

                                                  6,833,000       5,284,000
              Less accumulated depreciation       2,352,000       1,684,000
                                                 ----------      ----------

                                                 $4,481,000      $3,600,000
                                                 ==========      ==========



          5.   ACCRUED EXPENSES

          Accrued expenses consist of the following:


                                                    1997            1996
                                                 ----------      ----------

              Payroll and related accruals       $  535,000      $  427,000
              Other accruals                        534,000         412,000
                                                 ----------      ----------

                                                 $1,069,000      $  839,000
                                                 ==========      ==========

                                  THE LION BREWERY, INC.

                        NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


          6.   INCOME TAXES

          The provision for income taxes is as follows:

                                                    1997            1996
                                                 ----------      ----------

                      Current:
                         Federal                 $1,223,000      $  786,000
                         State                      240,000         256,000
                                                 ----------      ----------
                                                  1,463,000       1,042,000
                                                 ----------      ----------


                      Deferred:
                         Federal                    (69,000)       (105,000)
                         State                      (12,000)        (40,000)
                                                -----------     -----------
                                                    (81,000)       (145,000)
                                                -----------     -----------
                                                 $1,382,000       $ 897,000
                                                 ==========       =========


          The principal items accounting for the difference between income taxes computed at the statutory rate and the provision for income taxes reflected in the statements of income are as follows:

                                                     1997            1996

                United States statutory rate         35%              35%
                State taxes (net of federal
                  tax benefit)                        6                7
                Nondeductible expenses -
                  goodwill amortization               2                3
                                                     --               --

                                                     43%              45%
                                                     ==               ==

          Components of the Company's deferred income tax balances are as follows:

                                                      1997         1996
                                                      ----         ----

          Deferred income tax assets:
              Benefit accruals                   $  332,000      $  235,000
              Accounts receivable                    83,000          71,000
              Inventories                           110,000          96,000
                                                 ----------      ----------
                                                    525,000         402,000
                                                 ----------      ----------

          Deferred income tax liabilities:
              Property, plant and equipment         549,000         559,000
              Other                                  43,000          49,000
                                                 ----------      ----------
                                                    592,000         608,000
                                                 ----------      ----------
                                                 $   67,000      $  206,000
                                                 ==========      ==========

                                  THE LION BREWERY, INC.

                      NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)


          7.   DEBT

          In February 1997, the Company obtained a $5,000,000 revolving line of credit and a $2,500,000 revolving equipment line of credit from a financial institution. Both facilities are unsecured and interest is payable monthly based upon either the bank's prime rate minus 1/2%, LIBOR plus 75 basis points or the bank's offered rate. The line of credit agreements require, among other things, the maintenance of certain financial ratios. These lines of credit mature in 3 years, and the Company, at its option, may convert the principal outstanding on the revolving equipment line to a term loan of either 3 or 5 years at the same rates or at a fixed rate to be determined by the financial institution.

          On May 2, 1996, the Company completed an initial public offering of equity securities. A portion of the proceeds were used to repay indebtedness of the Company (see Note 12). The extraordinary item recorded in 1996 consists of prepayment penalties of $160,000, unamortized debt discounts of $213,000 and the write-off of unamortized deferred financing costs of $177,000 related to the early extinguishment of debt, net of an income tax benefit of $228,000.


          8.   PENSION PLANS

          The Company maintains a noncontributory defined benefit pension plan covering nonunion employees. The plan provides benefits based on years of service and compensation levels. The Company's funding policy for these plans is predicted on allowable limits for federal income tax purposes.

          The components of net periodic pension cost for the defined benefit plan are as follows:


                                                          1997       1996
                                                          ----       ----

              Service cost - benefits earned
               during the period                      $  45,000    $  30,000
              Interest cost on projected benefit
                obligation                               46,000       36,000
              Actual return on plan assets              (41,000)     (23,000)
              Net amortization and deferral              43,000       19,000
                                                      ---------    ---------
                 Net pension expense                  $  93,000    $  62,000
                                                      =========    =========




          Assumptions used in the accounting for the defined benefit plan are as follows:


                                                             1997      1996
                                                             ----      ----

             Weighted average discount rate                   7.5%      8.5%
             Expected long-term rate of return on assets      7.5       9.0
             Average salary increase                          5.0       5.0

                                  THE LION BREWERY, INC.

                        NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


          8.   PENSION PLANS (CONTINUED)

          The following table sets forth the funded status and the net pension liability included in the balance sheet for the defined benefit plan:

                                                              1997       1996
                                                           ---------  ---------

          Actuarial present value of benefit obligation:
            Accumulated benefit obligation (including
              vested benefits of $515,000 and $392,000)    $ 532,000  $ 403,000
                                                           ---------  ---------
          Projected benefit obligation                       598,000    438,000
          Plan assets at fair value                          191,000    160,000
                                                           ---------  ---------
            Projected benefit obligation in excess
              of plan assets                                 407,000    278,000
            Unrecognized net loss                           (278,000)  (111,000)
            Adjustment required to recognize minimum
              liability                                      212,000     76,000
                                                           ---------  ---------

          Net pension liability recognized in balance
              sheet                                        $ 341,000  $ 243,000
                                                           =========  =========


          In 1997, the Company established a combined 401(k) / profit sharing plan, covering substantially all nonunion employees, meeting certain eligibility requirements. The profit sharing plan is noncontributory. Under the 401(k) plan, eligible employees may contribute up to 15% of their compensation annually. The Company currently does not match employee contributions. Contributions to the profit sharing plan are determined by the Board of Directors and are discretionary. In 1997, the Company contributed $35,000 to the profit sharing plan. Employer match, if any, and profit sharing contributions vest over a 6 year period, unless termination is the result of death, disability or retirement.

          The Company also participates in a multiemployer pension plan which provides defined benefits to union employees. Contributions are based on a fixed amount per hour worked. Pension cost aggregated $182,000 and $162,000 for the years ended September 30, 1997 and 1996, respectively.

          9.   COMMITMENTS AND CONTINGENCIES

          The Company leases warehouse facilities and equipment under noncancelable operating leases. Future minimum lease payments under these leases are:

                                  1998        $246,000
                                  1999         187,000
                                  2000         136,000
                                  2001         102,000

          Rent expense for all leased facilities amounted to $332,000 in 1997 and $294,000 in 1996.

          The Company has entered into employment agreements with the Company's President and Chief Financial Officer at annual base salaries aggregating $240,000. Bonuses are determined at the discretion of the Board of Directors. The contracts also provide for up to 2 years severance in the case of involuntary termination.

                                  THE LION BREWERY, INC.

                      NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)


          9.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

          The Company has retained an investment banking firm to act as its exclusive financial advisor in connection with a possible sale, merger or other form of business combination.

          The Company is engaged in certain legal and administrative proceedings incidental to its normal course of business activities. Management believes the outcome of these proceedings will not have a material adverse effect on the Company's financial position or results of operations.

          RELATED PARTY TRANSACTIONS

          Quincy Partners, a general partner of Lion Partners Company, L.P. had a management consulting agreement with the Company providing for an annual fee of $130,000. This agreement was terminated on May 2, 1996, the effective date of the initial public offering (see Note
          12). In connection with the offering Quincy Partners received a consulting fee of $80,000. The chairman of the Board of Directors receives $50,000 annually plus stock options for his services in this capacity.

          The Company obtained covenants not to compete from two selling employee/shareholders for an aggregate of $600,000 payable in annual installments of $100,000 over a six year noncompete period, one covenant ending in October, 1999 and the other ending in October, 2000.

          11.  STOCK OPTION PLANS AND WARRANTS

          The Company's 1996 Employee Stock Option Plan (the Plan) permits the granting of options to directors and employees of the Company. The Plan is administered by the Compensation Committee of the Board of Directors, which generally has the authority to select individuals who are to receive options and to specify the terms and conditions of each option so granted, including the number of shares covered by the option, the type of option (incentive stock option or nonqualified stock option), the exercise price (which in all cases must be at least 100% of the fair market value of the common stock on the date of grant), vesting provisions, and the overall option term. Options to purchase a total of 400,000 shares of common stock were reserved for future grants of options under the Plan. In January 1996, the Company granted options for an aggregate of 268,431 shares of common stock to a director, certain officers and other key employees of the Company. All of these options vest over a period of two years and have an exercise price of $6 per share and are outstanding as of September 30, 1997.

          For the purpose of supplemental disclosures required by SFAS 123, the fair value of options granted during 1996 was estimated as of the respective date of grant using a Black-Scholes option pricing model with the following assumptions for 1996; risk free interest rate of 6.5%; volatility factor of the expected market price of the common stock of 40%; expected life of the options of 8 years and expected dividend yield of zero. The weighted average fair value of options granted during 1996 was $3.44. For pro forma purposes, the estimated fair value of options is amortized to expense over the options' vesting period. Net earnings on a pro forma basis, determined as if the Company had accounted for its stock options under the fair value method using an option pricing mode, were $1,676,000 and $851,000, respectively, for the years ended September 30, 1997 and 1996 and pro forma earnings per share were $0.43 and $0.30, respectively.

                                  THE LION BREWERY, INC.

          11.  STOCK OPTION PLANS AND WARRANTS (CONTINUED)

          On March 21, 1994, the Company's Board of Directors granted options to purchase an aggregate of 57,251 shares of common stock of the Company to the President at $1.40 per share (estimated fair market value on the date of grant) expiring in 2001. The options vest over three years. Vesting accelerated at the initial public offering (see Note 12).

          The senior subordinated noteholders received warrants for the purchase of 291,565 shares of the Company's common stock having a nominal exercise price. The loan agreement provided that the noteholders may put these warrants to the Company and accordingly, the warrants were accreted to the estimated redemption price.
          During fiscal 1996 an accretion of $89,000 was recorded and charged to retained earnings. The warrants were exercised in December 1995. The Company used $950,000 of the net proceeds of the initial public offering to repurchase 132,696 shares of common stock issued upon the exercise of the warrants.

          12.  PUBLIC OFFERING AND PREFERRED STOCK AUTHORIZATION

          On May 2, 1996, the Company completed an initial public offering of 1,875,000 shares of common stock for $6.00 per share, including the partial exercise of the over-allotment option. The proceeds of the initial public offering, including the partial exercise of the over-allotment option, net of the underwriting commissions and expenses totaled $9,466,000. A portion of these proceeds were used to repay indebtedness of the Company of $7,948,000 and to retire 132,696 shares of Common Stock, in connection with the termination of a loan agreement, at a cost of $950,000.

          In connection with this offering, the Company issued warrants to the underwriters to purchase up to 135,000 shares of common stock at an exercise price of $7.20, which are exercisable for a period of five years from the date of the offering. The holders have certain rights to obtain the registration of these shares under the Securities Act.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



     To the Shareholders of
         The Lion Brewery, Inc.:



     We have audited the accompanying balance sheets of The Lion Brewery, Inc. (a Pennsylvania corporation) as of September 30, 1996 and 1995, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Lion Brewery, Inc. as of September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                              /s/ Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP



     New York, New York
     November 21, 1996

                             THE LION BREWERY, INC.

                                 BALANCE SHEETS

                          SEPTEMBER 30, 1996 AND 1995

                                                  1996             1995
                                              ----------       -----------
                                   ASSETS
    Current assets:
      Cash and cash equivalents               $1,992,000       $        0
      Accounts receivable, less allowance
        for doubtful accounts of $157,000
        and $129,000 at September 30, 1996
        and 1995, respectively                 2,001,000        2,476,000
      Inventories                              2,128,000        2,003,000
      Prepaid expenses and other assets          190,000          277,000
                                            ------------      -----------

       Total current assets                    6,311,000        4,756,000

    Property, plant & equipment, net of
      accumulated depreciation of $1,684,000
      and $1,122,000 at September 30, 1996
      and 1995, respectively                   3,600,000        3,254,000

    Goodwill, net of accumulated
      amortization of $475,000 and
      $311,000 at September 30, 1996
      and 1995, respectively                   6,039,000        6,203,000


    Deferred financing costs and other
      assets, net of accumulated
      amortization of $144,000
      at September 30, 1995                       4,000          228,000
                                             ----------      -----------

       Total Assets                          $15,954,000      $14,441,000
                                             ===========      ===========


                        LIABILITIES AND SHAREHOLDERS' EQUITY

    Current liabilities:
      Current portion of long-term debt      $         0      $ 1,745,000
      Accounts payable                         1,663,000        1,978,000
      Accrued expenses                           839,000          478,000
      Refundable deposits                        205,000          171,000
      Income taxes payable                       178,000          330,000
                                             -----------      -----------

       Total current liabilities               2,885,000        4,702,000

    Long-term debt, less current portion               0        6,131,000

    Net pension liability                        243,000          218,000

    Deferred income taxes                        206,000          351,000
                                             -----------      -----------

       Total liabilities                       3,334,000       11,402,000
                                             -----------     ------------

    Warrants                                           0          722,000
                                             -----------     ------------

    Shareholders' equity:
      Common stock, $.01 par value;
        10,000,000 shares authorized;
        3,885,052 and 1,851,183 shares
        issued and outstanding at September
        30, 1996 and 1995, respectively           39,000           19,000
      Additional paid-in capital              10,612,000        1,304,000
      Adjustment to reflect minimum
        pension liability, net of
        deferred income taxes                    (42,000)         (10,000)
      Retained earnings                        2,011,000        1,004,000
                                             -----------     ------------


       Total shareholders' equity             12,620,000        2,317,000
                                             -----------     ------------

       Total liabilities and
         shareholders' equity               $ 15,954,000     $ 14,441,000
                                            ============     ============

        The accompanying notes to financial statements are an integral part of these balance sheets.

                            THE LION BREWERY, INC.

                             STATEMENTS OF INCOME

               FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995


                                              Year ended September 30,
                                              ------------------------
                                                1996            1995
                                             ---------       ---------


     Gross sales                          $26,983,000      $25,175,000
     Less excise taxes                        544,000          382,000
                                           ----------      -----------

     Net sales                             26,439,000       24,793,000

     Cost of sales                         19,939,000       18,834,000
                                          -----------      -----------

          Gross profit                      6,500,000        5,959,000
                                          -----------      -----------

     Operating expenses:
          Delivery                            824,000          827,000
          Selling, advertising and
            promotional expenses            1,240,000          782,000
          General and administrative        1,373,000        1,336,000
                                          -----------      -----------

                                            3,437,000        2,945,000
                                          -----------      -----------

          Operating income                  3,063,000        3,014,000

     Interest expense and amortization
       of debt discount, net                  520,000        1,042,000
                                          -----------      -----------
     Income before provision for income
       taxes and extraordinary item         2,543,000        1,972,000

     Provision for income taxes             1,125,000          921,000
                                          -----------      -----------

     Income before extraordinary
       item                                 1,418,000        1,051,000

     Extraordinary item, net of income
       tax benefit of $228,000               (322,000)               0
                                          -----------      -----------

          Net income                        1,096,000        1,051,000

     Warrant accretion                         89,000          300,000
                                          -----------      -----------

     Net income available to common
       shareholders                       $ 1,007,000      $   751,000
                                          ===========      ===========

     Income per share before extraordinary
       item                               $      0.47      $      0.40
     Extraordinary item - loss per share        (0.11)           (0.00)
                                          -----------      -----------

     Net income per share                 $      0.36      $      0.40
                                          ===========      ===========


     Shares used in per share calculation   2,835,000        1,898,000
                                          ===========      ===========


        The accompanying notes to financial statements are an integral part of these statements.

                            THE LION BREWERY, INC.

                     STATEMENTS OF SHAREHOLDERS' EQUITY

               FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995



                                                      Common Stock
                                           -----------------------------------
                                               Shares             Amount
                                             ---------        --------------


      Balance, September 30, 1994.....       1,851,183         $  19,000

       Accretion of warrants..........

       Adjustment to reflect
         minimum pension liability,
         net of deferred taxes........


       Net income.....................
                                             ---------         ---------


      Balance, September 30, 1995.....       1,851,183            19,000

       Accretion of warrants..........

       Conversion of warrants.........         291,565             3,000

       Proceeds of Initial Public
         Offering, net of costs.......       1,875,000            18,000

       Repurchase of common stock.....        (132,696)           (1,000)

       Adjustment to reflect
         minimum pension liability,
         net of deferred taxes........

       Net income.....................
                                             ---------         ---------

      Balance, September 30, 1996.....       3,885,052         $  39,000
                                             =========         =========




                                            Additional
                                             Paid-in             Pension
                                             Capital            Liability
                                           -----------         -----------


      Balance, September 30, 1994.....     $ 1,304,000         $ (54,000)

        Accretion of warrants.........

        Adjustment to reflect minimum
          pension liability, net of
          deferred taxes..............                            44,000

        Net income....................
                                           -----------         ---------

      Balance, September 30, 1995.....       1,304,000           (10,000)

        Accretion of warrants.........

        Conversion of warrants........         809,000

        Proceeds of Initial Public
          Offering, net of costs......       9,448,000

        Repurchase of common stock....        (949,000)

        Adjustment to reflect minimum
          pension liability, net of
          deferred taxes.............                            (32,000)

        Net income...................
                                           -----------         ---------

      Balance, September 30, 1996....      $10,612,000         $ (42,000)
                                           ===========         =========



                                             Retained
                                             Earnings           Total
                                           -----------       -----------


      Balance, September 30, 1994.....     $   253,000       $ 1,522,000

        Accretion of warrants.........        (300,000)         (300,000)

        Adjustment to reflect minimum
          pension liability, net of
          deferred taxes..............                            44,000

        Net income....................       1,051,000         1,051,000
                                           -----------       -----------

      Balance, September 30, 1995.....       1,004,000         2,317,000

        Accretion of warrants.........         (89,000)          (89,000)

        Conversion of warrants........                           812,000

        Proceeds of Initial Public
          Offering, net of costs......                         9,466,000

        Repurchase of common stock....                          (950,000)

        Adjustment to reflect minimum
          pension liability, net of
          deferred taxes..............                           (32,000)

        Net income....................       1,096,000         1,096,000
                                           -----------       -----------

      Balance, September 30, 1996.....     $ 2,011,000       $12,620,000
                                           ===========       ===========

    The accompanying notes to financial statements are an integral part of these statements.

                            THE LION BREWERY, INC.

                           STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995


                                                      Year ended September 30,
                                                     -------------------------
                                                         1996          1995
                                                     ----------    -----------


      Cash flows from operating activities:
      Net income..............................       $1,096,000    $1,051,000
      Adjustments to reconcile net income
       to net cash provided by operating
       activities:

        Extraordinary item....................          550,000             0
        Depreciation and amortization.........          830,000       947,000
        Bad debt expense......................           12,000        36,000
        Provision for inventory reserve.......           75,000        45,000
        Benefit for deferred income taxes.....         (145,000)     (132,000)
        Loss on disposal of equipment.........                0         2,000
      Changes in assets and liabilities:
        (Increase) decrease in:
          Accounts receivable.................          463,000       153,000
          Inventories.........................         (200,000)     (212,000)
          Prepaid expenses and other assets...           87,000        23,000
        Increase (decrease) in:
          Accounts payable, accrued expenses and
           refundable deposits................           80,000       248,000
          Income taxes payable................         (152,000)      330,000
          Pension liability...................           (7,000)      (16,000)
                                                     ----------    ----------

         Net cash provided by operating
          activities..........................        2,689,000     2,475,000
                                                     ----------    ----------

      Cash flows from investing activities:
        Proceeds from sale of equipment.......                0        12,000
        Purchase of equipment.................         (908,000)     (319,000)
                                                     ----------    ----------

         Net cash used in investing activities         (908,000)     (307,000)
                                                     ----------    ----------

      Cash flows from financing activities:
        Net proceeds from sale of common stock        9,466,000             0
        Repurchase of common stock............         (950,000)            0
        Deferred financing costs..............                0       (25,000)
        Issuance of long term debt............                0       500,000
        Net reductions in line of credit......         (721,000)   (1,860,000)
        Repayment of long term debt...........       (7,584,000)     (924,000)
                                                     ----------    ----------

         Net cash provided by (used in) financing
          activities..........................          211,000    (2,309,000)
                                                     ----------    ----------

         Net increase (decrease) in cash and cash
          equivalents.........................        1,992,000      (141,000)

      Cash and cash equivalents. beginning of
        year..................................                0       141,000
                                                     ----------    ----------

      Cash and cash equivalents, end of year..       $1,992,000    $        0
                                                     ==========    ==========

      Supplementary disclosure of cash flow information:
        Cash paid for:
          Interest............................       $  516,000    $  951,000
                                                     ==========    ==========

          Income taxes........................       $1,183,000    $  672,000
                                                     ==========    ==========


        The accompanying notes to financial statements are an integral part of these statements.

                            THE LION BREWERY, INC.

                       NOTES TO FINANCIAL STATEMENTS


     1.   BASIS OF PRESENTATION AND DESCRIPTION OF THE BUSINESS

     The Lion Brewery, Inc. (the Company), formerly The Lion, Inc., is a brewer and bottler of brewed beverages, including malta, specialty beers and specialty soft drinks. Malta is a non-alcoholic brewed beverage which the Company produces for major Hispanic food distribution companies primarily for sale in the eastern United States. Specialty beers, generally known as craft beers, are brewed by the Company both for sale under its own labels and on a contract basis for other marketers of craft beer brands. Craft beers are distinguishable from other domestically produced beers by their fuller flavor and adherence to traditional European brewing styles. The Company also produces specialty soft drinks, including all-natural brewed ginger beverages, on a contract basis for third parties. The Lion Brewery also brews beer for sale under traditional Company-owned labels for the local market at popular prices.

     The Company was incorporated in Pennsylvania on April 5, 1933. On October 4, 1993, Lion Partners Company, L.P. (the Partnership) acquired shares of common stock of the Company for $2,100,000. Prior to this transaction, the Partnership had no affiliation with the Company. The Company then redeemed shares of common stock for $6,983,000 (of which $2,500,000 was payable in a note), including $1,008,000 of direct acquisition costs. After these transactions, the Partnership owned 81% of the common stock of the Company.

     The Company accounted for these transactions as a purchase by the Partnership whereby the cost of acquiring 81% of the Company was pushed down to establish a new accounting basis which is reflected in the accompanying financial statements. The Company allocated the cost of the acquisition of 81% of the Company to the assets acquired and liabilities assumed based on their fair values and carried over 19% of the historical cost at the date of the acquisition. The purchase price was $8,677,000 and was allocated to tangible assets ($8,782,000) and liabilities ($6,619,000). The excess of the purchase price over net assets acquired of $6,514,000 was assigned to goodwill.

     2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition

     Revenue is generally recognized upon shipment. For products brewed under beer and soft drink contracts, revenue is generally recognized upon completion of production.

     Cash and cash equivalents

     The Company considers all highly liquid investments with maturities at the date purchase of three months or less to be cash equivalents. The carrying amount of cash equivalents approximates fair value.

     Inventories

     Inventories are stated at the lower of cost or market determined on a first-in, first-out method (FIFO).

                            THE LION BREWERY, INC.

     Property, Plant and Equipment

     Property, plant and equipment are recorded at cost and are depreciated using the straight-line method over the useful lives of the assets. All significant additions and improvements are capitalized and repairs and maintenance charges are expensed as incurred. The new accounting pronouncement on impairment of long lived assets had no impact on the Company's financial statements. Estimated useful lives for the assets are as follows:

                                                     Years
                                                     -----
                       Buildings                      20

                       Machinery and equipment       3-10

                       Kegs and bottles              3-7


     Income taxes

     The Company recognizes deferred tax assets and liabilities for the estimated future tax effects of events based on temporary differences between financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years the differences are expected to be reversed. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is comprised of current taxes payable and the change in deferred tax assets and liabilities during the year.

     Intangible Assets

     The excess of the cost of the acquired assets over their fair values is being amortized using the straight-line method over forty years. The Company continually evaluates the remaining estimated useful lives and the recoverability of its intangible assets utilizing the undiscounted cash flow method.

     Product and Customer Concentrations

     The sale of malta, beer and soft drinks has accounted for all of the Company's sales, with malta accounting for 68% and 75% for the years ended September 30, 1996 and 1995. The Company's top three customers accounted for 60% and 68% of sales in fiscal 1996 and 1995. Accounts receivable from these three customers totaled $1,712,000 and $1,831,000 at September 30, 1996 and 1995. The Company's largest customer accounted for 27% and 30% of sales in fiscal 1996 and 1995. The Company does maintain contracts with several of its top customers; however there are no minimum purchase requirements. The Company does not have a contract with its largest customer. The length of such contracts range from two to four years. The decision by a major customer to switch production of its contract beverages from the Company to another brewer, or to build facilities to brew its own product, could have a materially adverse effect on the Company's financial results.

     Excise Taxes

     The U.S. federal government currently imposes an excise tax of $18 per barrel on every barrel of beer produced for consumption in the United States. However, any brewer with production under 2 million barrels per year pays a federal excise tax of $7 per barrel on the first 60,000 barrels
     it produces annually.   Individual states also impose excise taxes on
     alcoholic beverages in varying amounts. The Company records the excise tax as a reduction of gross sales in the accompanying financial statements.

                           THE LION BREWERY, INC.

     Net Income Per Share

     Net income per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of stock options and warrants (using the treasury stock method for all periods presented). Accretion relating to the Company's warrants (see Note 11) is deducted in computing income applicable to common stock.

     Stock spilt

     In January 1996, the Company's Board of Directors amended the Company's Articles of Incorporation to effect a 3,091.33 for 1 stock split. All common shares and per share amounts in the accompanying financial statements have been adjusted retroactively to give effect to the stock split.

     Financial Instruments

     Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The fair value of accounts receivable approximates carrying value.

     Stock Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation," which requires companies to measure employee stock compensation plans based on the fair value method using an option pricing model or to continue to apply APB No. 25, "Accounting for Stock Issued to Employees," and provide pro forma footnote disclosures under the fair value method. The Company continues to apply APB No. 25 and will provide the pro forma footnote disclosures.

     3.   INVENTORIES

     Inventories consist of the following:

                                             1996         1995
                                          ----------   ----------

                   Raw materials          $  163,000    $  176,000
                   Finished goods            673,000       663,000
                   Supplies                1,292,000     1,164,000
                                         -----------    ----------

                                          $2,128,000    $2,003,000
                                          ==========    ==========

                             THE LION BREWERY, INC.

     4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:


                                         1996             1995
                                      ---------        ----------

           Land and building         $ 1,024,000      $ 1,014,000
           Machinery and equipment     4,038,000        3,167,000
           Kegs and bottles              222,000          195,000
                                     -----------       ----------
                                       5,284,000        4,376,000
           Less accumulated
            depreciation               1,684,000        1,122,000
                                     -----------       ----------

                                     $ 3,600,000       $3,254,000
                                     ===========       ==========

     5.   ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                             1996             1995
                                         ----------        ---------

         Payroll and related accruals     $ 427,000        $ 346,000
         Other accruals                     412,000          132,000
                                         ----------         --------

                                          $ 839,000        $ 478,000
                                          =========        =========


     6.   INCOME TAXES

     The provision for income taxes is as follows:

                                            1996               1995
                                         ---------         ----------
                Current:
                  Federal               $  786,000         $  755,000
                  State                    256,000            298,000
                                        ----------         ----------
                                         1,042,000          1,053,000
                                        ----------         ----------

                Deferred:
                  Federal                (105,000)          (102,000)
                  State                   (40,000)           (30,000)
                                        ----------         ----------
                                         (145,000)          (132,000)
                                        ----------         ----------

                                        $  897,000         $  921,000
                                        ==========         ==========

                             THE LION BREWERY, INC.

     6.   INCOME TAXES (CONTINUED)

     The principal items accounting for the difference between income taxes computed at the statutory rate and the provision for income taxes reflected in the statements of income are as follows:

                                             1996       1995
                                             ----      -----
      United States statutory rate            35%        35%
      State taxes (net of federal tax          7          9
        benefit)
      Nondeductible expenses - goodwill        3          3
        amortization                         ---        ---
                                              45%        47%
                                             ===        ===

     Components of the Company's deferred tax balances are as follows:


                                                 1996             1995
                                              ---------        ---------
             Deferred tax assets:
                  Benefit accruals            $ 235,000        $ 160,000
                  Accounts receivable            71,000           53,000
                  Inventories                    96,000           46,000
                  Other                               -           18,000
                                              ---------        ---------
                                                402,000          277,000
                                              ---------        ---------

             Deferred tax liabilities:
                  Property, plant and
                    equipment                   559,000          628,000
                  Other                          49,000                -
                                              ---------        ---------
                                                608,000          628,000
                                              ---------        ---------

                                              $ 206,000        $ 351,000
                                              =========        =========

     7.   DEBT

     Debt at September 30, 1995 consists of the following:


                                                          1995
                                                      ----------

                     Revolving credit loan            $  721,000
                     Term loan                         1,019,000
                     Senior subordinate notes          3,631,000
                     Junior subordinate notes          2,500,000
                     Other                                 5,000
                                                       ---------
                                                       7,876,000
                     Current portion                   1,745,000
                                                      ----------

                                                      $6,131,000
                                                      ==========

                              THE LION BREWERY, INC.

     On May 2, 1996, the Company completed an initial public offering of equity securities. A portion of the proceeds were used to repay indebtedness of the Company (See Note 12). The extraordinary item recorded in 1996 consists of prepayment penalties of $160,000, unamortized debt discounts of $213,000 and the write-off of unamortized deferred financing costs of $177,000 related to the early extinguishment of debt, net of an income tax benefit of $228,000.

     The Company is currently negotiating a $5,000,000 revolving line of credit and a $2,500,000 revolving equipment line of credit. Both facilities would be unsecured and interest will be paid monthly based upon either the Bank's prime rate minus 1/2%, LIBOR plus 75 basis points or the Bank's offered rate. There can be no assurance that such agreement will be finalized.

     8.   PENSION PLANS

     The Company maintains a noncontributory defined benefit pension plan covering nonunion employees. The plan provides benefits based on years of service and compensation levels. The Company's funding policy for these plans is predicted on allowable limits for federal income tax purposes.

     The components of net periodic pension cost for the defined benefit plan are as follows:


                                                      1996      1995
                                                    --------  --------

               Service cost - benefits earned
                 during the period                  $ 30,000  $ 24,000

               Interest cost on projected
                 benefit obligation                   36,000    36,000

               Actual return on plan assets          (23,000)  (39,000)

               Net amortization and deferral          19,000    38,000

               Effect of settlement                        -    15,000
                                                   ---------  --------

                    Net pension expense             $ 62,000  $ 74,000
                                                   =========  ========


     Assumptions used in the accounting for the defined benefit plan are as follows as of September 30, 1996 and 1995:

                    Weighted average discount rate         8.5%

                    Expected long-term rate of
                    return on assets                       9.0

                    Average salary increase                5.0

                           THE LION BREWERY, INC.

     The following table sets forth the funded status and the net pension liability included in the balance sheet for the defined benefit plan:

                                                    1996          1995
                                                  ---------     ---------

           Actuarial present value of benefit
           obligation:

           Accumulated benefit
             obligation (including
             vested benefits of $392,000
             and $327,000)                        $ 403,000     $ 340,000
                                                  ---------     ---------

           Projected benefit obligation             438,000       413,000
           Plan assets at fair value                160,000       122,000
                                                  ---------     ---------

           Projected benefit obligation
             in excess of plan assets              (278,000)     (291,000)
           Unrecognized net loss                    111,000        87,000
           Adjustment required to
             recognize minimum liability            (76,000)      (14,000)
                                                  ---------     ---------

           Net pension liability
             recognized in balance sheet          $ 243,000     $ 218,000
                                                  =========     =========


     The Company also participates in a multi-employer pension plan which provides defined benefits to union employees. Contributions are based on a fixed amount per hour worked. Pension cost aggregated $162,000 and $142,000 for the years ended September 30, 1996 and 1995, respectively.

     9.   COMMITMENTS AND CONTINGENCIES

     The Company leases warehouse facilities and equipment under noncancelable operating leases. Future minimum lease payments under these leases are:

                                 1997        $234,000
                                 1998         246,000
                                 1999         187,000
                                 2000         136,000
                                 2001         102,000

     Rent expense for all leased facilities amounted to $294,000 in 1996 and $249,000 in 1995.

     The Company has entered into employment agreements with the Company's President and Chief Financial Officer at annual base salaries aggregating $235,000. Bonuses are determined at the discretion of the Board of Directors. The contracts also provide for up to 2 years severance in the case of involuntary termination.

     The Company is engaged in certain legal and administrative proceedings incidental to its normal course of business activities. Management believes the outcome of these proceedings will not have a material adverse effect on the Company's financial position or results of operations.

                             THE LION BREWERY, INC.

     10.  RELATED PARTY TRANSACTIONS

     Quincy Partners, a general partner of Lion Partners Company, L.P. had a management consulting agreement with the Company providing for an annual fee of 130,000. This agreement was terminated on May 2, 1996, the effective date of the initial public offering (see Note 12). In connection with the offering Quincy Partners received a consulting fee of $80,000.
     The chairman of the Board of Directors receives $50,000 annually plus stock options for his services in this capacity.

     The Company obtained covenants not to compete from two selling employee/shareholders for an aggregate of $600,000 payable in annual installments of $100,000 over a six year noncompete period, one covenant ending in October, 1999 and the other ending in October, 2000.

     11.  STOCK OPTION PLANS AND WARRANTS

     The Company's 1996 Employee Stock Option Plan (the Plan) permits the granting of options to directors and employees of the Company. The Plan is administered by the Compensation Committee of the Board of Directors, which generally has the authority to select individuals who are to receive options and to specify the terms and conditions of each option so granted, including the number of shares covered by the option, the type of option (incentive stock option or nonqualified stock option), the exercise price (which in all cases must be at least 100% of the fair market value of the common stock on the date of grant), vesting provisions, and the overall option term. Options to purchase a total of 400,000 shares of common stock were reserved for future grants of options under the Plan. In January 1996, the Company granted options for an aggregate of 238,431 shares of common stock to a director, certain officers and other key employees of the Company. All of these options vest over a period of two years and have an exercise price of $6 per share.

     On March 21, 1994, the Company's Board of Directors granted options to purchase an aggregate of 57,251 shares of common stock of the Company to the President at $1.40 per share (estimated fair market value on the date of grant) expiring in 2001. The options vest over three years. Vesting accelerated at the initial public offering (see Note 12).

     The senior subordinated noteholders received warrants for the purchase of 291,565 shares of the Company's common stock having a nominal exercise price. The loan agreement provides that the noteholders may put these warrants to the Company and accordingly, the warrants were accreted to the estimated redemption price. During fiscal 1996 and 1995, accretion of $89,000 and $300,000, respectively, was recorded and charged to retained earnings. The warrants were exercised in December 1995. The Company used $950,000 of the net proceeds of the initial public offering to repurchase 132,696 shares of common stock issued upon the exercise of the warrants.

     12.  PUBLIC OFFERING AND PREFERRED STOCK AUTHORIZATION

     On May 2, 1996, the Company completed an initial public offering of 1,875,000 shares of common stock for $6.00 per share, including the partial exercise of the over-allotment option. The proceeds of the initial public offering, including the partial exercise of the over-allotment option, net of the underwriting commissions and expenses totaled $9,466,000. A portion of these proceeds were used to repay indebtedness of the Company of $7,948,000 and to retire 132,696 shares of Common Stock, in connection with the termination of a loan agreement, at a cost of $950,000.

     In connection with this offering, the Company issued warrants to the underwriters to purchase up to 135,000 shares of common stock at an exercise price of $7.20, which are exercisable for a period of five years
     from the date of the offering.   The holders have certain rights to obtain
     the registration of these shares under the Securities Act.

                             THE LION BREWERY, INC.

     12.  PUBLIC OFFERING AND PREFERRED STOCK AUTHORIZATION (CONTINUED)

     In January 1996, the Company's Board of Directors authorized a change in the Company's authorized capitalization to 10,000,000 shares of common stock and 1,000,000 shares of undesignated preferred shares.

                             THE LION BREWERY, INC.

                                BALANCE SHEETS

                                                       June 30,    September 30,
                                                        1998           1997
                                                     -----------   -------------
                                                     (Unaudited)
                                     ASSETS

Current assets:
   Cash and cash equivalents                         $ 3,847,000    $ 3,184,000
   Accounts receivable, less allowance for
      doubtful accounts of $215,000 at
      June 30, 1998 and $186,000 at
      September 30, 1997                               3,152,000      2,444,000
   Inventories                                         2,423,000      2,271,000
   Prepaid expenses and other assets                      75,000        209,000
                                                     -----------    -----------

      Total current assets                             9,497,000      8,108,000

Property, plant & equipment, net of
   accumulated depreciation of $2,902,000
   at June 30, 1998 and $2,352,000 at
   September 30, 1997                                  4,693,000      4,481,000

Goodwill, net of accumulated amortization of
   $763,000 at June 30, 1998 and $640,000 at
   September 30, 1997                                  5,751,000      5,874,000

Other assets                                               4,000          4,000
                                                     -----------    -----------

      Total Assets                                   $19,945,000    $18,467,000
                                                     ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                  $ 1,941,000    $ 1,986,000
   Accrued expenses                                    1,237,000      1,069,000
   Refundable deposits                                   311,000        250,000
   Income taxes payable                                  292,000        380,000
                                                     -----------    -----------

                                                       3,781,000      3,685,000

Net pension liability                                    341,000        341,000

Deferred income taxes                                     54,000         67,000
                                                     -----------    -----------

      Total liabilities                                4,176,000      4,093,000
                                                     -----------    -----------

Stockholders' equity:
Common stock, $.01 par value; 10,000,000
   shares authorized; 3,885,051 issued and
   outstanding                                            39,000         39,000
Preferred stock, $.01 par value; 1,000,000
   shares authorized; no shares issued or
   outstanding                                                 0              0
Additional paid-in capital                            10,612,000     10,612,000
Adjustment to reflect minimum pension
   liability, net of deferred income taxes              (120,000)      (120,000)
Retained earnings                                      5,238,000      3,843,000
                                                     -----------    -----------

      Total stockholders' equity                      15,769,000     14,374,000
                                                     -----------    -----------

      Total liabilities and stockholders' equity     $19,945,000    $18,467,000
                                                     ===========    ===========

      The accompanying notes to financial statements are an integral part of these balance sheets.

                             THE LION BREWERY, INC.

                              STATEMENTS OF INCOME

                                  (Unaudited)


                        Three Months Ended June 30,  Nine Months Ended June 30,
                        ---------------------------  --------------------------
                             1998         1997           1998         1997
                             ----         ----           ----         ----

Gross sales             $ 7,897,000    $ 7,747,000   $20,428,000   $19,552,000
Less excise taxes           141,000        140,000       308,000       353,000
                        -----------    -----------   -----------   -----------

Net sales                 7,756,000      7,607,000    20,120,000    19,199,000

Cost of sales             5,878,000      5,636,000    15,277,000    14,434,000
                        -----------    -----------   -----------   -----------

   Gross profit           1,878,000      1,971,000     4,843,000     4,765,000
                        -----------    -----------   -----------   -----------

Operating expenses:
   Delivery                 262,000        239,000       674,000       601,000
   Selling, advertising
      and promotional
      expenses              268,000        319,000       858,000     1,139,000
   General and
      administrative        383,000        369,000     1,100,000     1,073,000
                        -----------    -----------   -----------   -----------

                            913,000        927,000     2,632,000     2,813,000
                        -----------    -----------   -----------   -----------

   Operating income         965,000      1,044,000     2,211,000     1,952,000

Interest income              58,000         27,000       154,000        86,000
                        -----------    -----------   -----------   -----------

Income before provision
   for income taxes       1,023,000      1,071,000     2,365,000     2,038,000
Provision for
   income taxes             415,000        449,000       970,000       884,000
                        -----------    -----------   -----------   -----------

   Net income           $   608,000    $   622,000   $ 1,395,000   $ 1,154,000
                        ===========    ===========   ===========   ===========


Net income per share:

Basic                   $      0.16    $      0.16   $      0.36   $      0.30
                        ===========    ===========   ===========   ===========

Diluted                 $      0.16    $      0.16   $      0.36   $      0.30
                        ===========    ===========   ===========   ===========

Shares used in the
   per share
   calculation:

   Basic                  3,885,000      3,885,000     3,885,000     3,885,000
                        ===========    ===========   ===========   ===========

   Diluted                3,906,000      3,905,000     3,906,000     3,905,000
                        ===========    ===========   ===========   ===========


      The accompanying notes to financial statements are an integral part of these statements.

                             THE LION BREWERY, INC.

                            STATEMENTS OF CASH FLOWS

                FOR THE NINE MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (Unaudited)

                                                      1998             1997
                                                  -----------      -----------

Cash flows from operating activities:
Net income                                        $ 1,395,000      $ 1,154,000
Adjustments to reconcile net income to
   net cash provided by operating activities:
      Depreciation and amortization                   673,000          613,000
      Bad debt expense                                 29,000            9,000
      Provision for inventory reserve                  18,000           18,000
      Benefit for deferred income taxes               (13,000)         (17,000)
   Changes in assets and liabilities:
      (Increase) decrease in:
          Accounts receivable                        (737,000)        (711,000)
          Inventories                                (170,000)        (339,000)
          Prepaid expenses and other assets           134,000           67,000
      Increase (decrease) in:
          Accounts payable, accrued expenses
             and refundable deposits                  184,000          163,000
          Income taxes payable                        (88,000)         126,000
                                                  -----------      -----------

              Net cash provided by operating
                 activities                         1,425,000        1,083,000

Cash flows from investing activities:
   Purchase of equipment                             (762,000)      (1,303,000)
                                                  -----------      -----------

              Net increase (decrease) in cash
                 and cash equivalents                 663,000         (220,000)

Cash and cash equivalents, beginning of year        3,184,000        1,992,000
                                                  -----------      -----------

Cash and cash equivalents, end of period          $ 3,847,000      $ 1,772,000
                                                  ===========      ===========



Supplementary disclosure of cash flow
   information:
   Cash paid for:
      Income taxes                                $ 1,071,000      $   797,000
                                                  ===========      ===========

      The accompanying notes to financial statements are an integral part of these statements.

                             THE LION BREWERY, INC.

                          NOTES TO FINANCIAL STATEMENTS



1.  BASIS OF PRESENTATION:

    The financial statements and accompanying information as of June 30, 1998 and for the three and nine month periods ended June 30, 1998 and 1997 are unaudited but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments and accruals) which the Company considers necessary for a fair presentation of the financial position of the Company at such dates and the operating results and cash flows for those periods. Results for the interim periods are not necessarily indicative of results for the entire year. The interim financial statements and the related notes should be read in conjunction with the notes to the financial statements of the Company included in the Form 10-KSB for the year ended September 30, 1997.

2. NET INCOME PER SHARE:

    The Company has adopted Statement of Financial Accounting Standards SFAS No. 128, "Earnings Per Share" ("Statement 128"). Statement 128 requires the presentation of basic earnings per share and diluted earnings per share. Basic earnings per common share was calculated based upon net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share was calculated based upon net income divided by the weighted average number of common shares outstanding, adjusted for the incremental dilution of outstanding stock options during the period. (Common share equivalents of outstanding dilutive stock options were 21,000 and 20,000 for the three and nine month periods ending June 30, 1998 and June 30, 1997, respectively.) Diluted earnings per common share excludes the impact of certain stock options as they are antidilutive. Basic and diluted earnings per common share for the period ended June 30, 1997, are the same amounts as the Company's historical presentation of net income per share.

                                                                ANNEX A
                                                                -------



                          AGREEMENT AND PLAN OF MERGER

                             AGREEMENT AND PLAN OF MERGER

                                       BETWEEN

                                 MALT ACQUIRING, INC.

                                         AND

                                THE LION BREWERY, INC.

                               DATED SEPTEMBER 17, 1998

                                  TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----

          ARTICLE 1

                                      The Merger  . . . . . . . . . . . -1-
               1.1  The Merger  . . . . . . . . . . . . . . . . . . . . -1-
                    ----------
               1.2  Effective Time  . . . . . . . . . . . . . . . . . . -1-
                    --------------
               1.3  Effects of the Merger . . . . . . . . . . . . . . . -2-
                    ---------------------
               1.4  Articles of Incorporation and Bylaws; Directors
                    -----------------------------------------------
                    and Officers  . . . . . . . . . . . . . . . . . . . -2-
                    ------------
               1.5  The Closing . . . . . . . . . . . . . . . . . . . . -2-
                    -----------

          ARTICLE 2

          Effect of the Merger on Securities
          of the Company  . . . . . . . . . . . . . . . . . . . . . . . -2-
               2.1  Purchaser Stock . . . . . . . . . . . . . . . . . . -2-
                    ---------------
               2.2  Conversion of Common Stock  . . . . . . . . . . . . -3-
                    --------------------------
               2.3  Exchange of Certificates  . . . . . . . . . . . . . -4-
                    ------------------------
               2.4  Closing of Transfer Books . . . . . . . . . . . . . -5-
                    -------------------------
               2.5  No Further Ownership Rights in Common Stock . . . . -5-
                    -------------------------------------------

          ARTICLE 3

          Representations and Warranties of the Company . . . . . . . . -5-
               3.1  Organization, Standing and Power  . . . . . . . . . -5-
                    --------------------------------
               3.2  Capital Structure . . . . . . . . . . . . . . . . . -6-
                    -----------------
               3.3  Subsidiaries  . . . . . . . . . . . . . . . . . . . -6-
                    ------------
               3.4  Other Interests . . . . . . . . . . . . . . . . . . -7-
                    ---------------
               3.5  Authority; Non-Contravention  . . . . . . . . . . . -7-
                    ----------------------------
               3.6  SEC Documents . . . . . . . . . . . . . . . . . . . -8-
                    -------------
               3.7  Absence of Certain Events . . . . . . . . . . . . . -9-
                    -------------------------
               3.8  Litigation  . . . . . . . . . . . . . . . . . . . . -9-
                    ----------
               3.9  Compliance with Applicable Law  . . . . . . . . . . -9-
                    ------------------------------
               3.10 Employee Plans  . . . . . . . . . . . . . . . . .  -10-
                    --------------
               3.11 Employment Relations and Agreements . . . . . . .  -12-
                    -----------------------------------
               3.12 Limitation on Business Conduct  . . . . . . . . .  -12-
                    ------------------------------
               3.13 Title to, and Sufficiency and Condition of,
                    -------------------------------------------
                    Assets  . . . . . . . . . . . . . . . . . . . . .  -12-
                    ------
               3.14 Environmental Laws and Regulations  . . . . . . .  -13-
                    ----------------------------------
               3.15 Patents, Trademarks, Copyrights . . . . . . . . .  -14-
                    -------------------------------
               3.16 Taxes . . . . . . . . . . . . . . . . . . . . . .  -14-
                    -----
               3.17 Brokers . . . . . . . . . . . . . . . . . . . . .  -15-
                    -------

          ARTICLE 4

          Representations and Warranties of
          the Purchaser . . . . . . . . . . . . . . . . . . . . . . .  -15-
               4.1  Organization, Standing and Power  . . . . . . . .  -15-
                    --------------------------------
               4.2  Authority; Non-Contravention  . . . . . . . . . .  -16-
                    ----------------------------
               4.3  Financing . . . . . . . . . . . . . . . . . . . .  -17-
                    ---------
               4.4  Brokers . . . . . . . . . . . . . . . . . . . . .  -17-
                    -------

          ARTICLE 5

          Covenants . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
               5.1  Alternative Proposals . . . . . . . . . . . . . .  -17-
                    ---------------------
               5.2  Interim Operations of the Company . . . . . . . .  -18-
                    ---------------------------------
               5.3  Meeting of the Company's Stockholders . . . . . .  -20-
                    -------------------------------------
               5.4  Filings, Other Action . . . . . . . . . . . . . .  -20-
                    ---------------------
               5.5  Inspection of Records . . . . . . . . . . . . . .  -21-
                    ---------------------
               5.6  Publicity . . . . . . . . . . . . . . . . . . . .  -21-
                    ---------
               5.7  Proxy Statement . . . . . . . . . . . . . . . . .  -21-
                    ---------------
               5.8  Further Action  . . . . . . . . . . . . . . . . .  -22-
                    --------------
               5.9  Expenses  . . . . . . . . . . . . . . . . . . . .  -22-
                    --------
               5.10 Indemnification . . . . . . . . . . . . . . . . .  -22-
                    ---------------
               5.11 Takeover Statute  . . . . . . . . . . . . . . . .  -23-
                    ----------------
               5.12 Conduct of Business by Purchaser Pending the
                    ---------------------------------------------
                    Merger  . . . . . . . . . . . . . . . . . . . . .  -24-
                    ------
               5.13 Conveyance Taxes  . . . . . . . . . . . . . . . .  -24-
                    ----------------

          ARTICLE 6

          Conditions to Merger  . . . . . . . . . . . . . . . . . . .  -24-
               6.1  Conditions to Each Party's Obligation to Effect
                    -----------------------------------------------
                    the Merger  . . . . . . . . . . . . . . . . . . .  -24-
                    ----------
               6.2  Conditions to Obligation of Company to Effect the
                    -------------------------------------------------
                    Merger  . . . . . . . . . . . . . . . . . . . . .  -25-
                    ------
               6.3  Conditions to Obligation of Purchaser to Effect
                    -----------------------------------------------
                    the Merger  . . . . . . . . . . . . . . . . . . .  -26-
                    ----------

          ARTICLE 7

          Termination . . . . . . . . . . . . . . . . . . . . . . . .  -29-
               7.1  Termination by Mutual Consent . . . . . . . . . .  -29-
                    -----------------------------
               7.2  Termination by Either Purchaser or Company  . . .  -29-
                    ------------------------------------------
               7.3  Termination by Company  . . . . . . . . . . . . .  -29-
                    ----------------------
               7.4  Termination by Purchaser  . . . . . . . . . . . .  -30-
                    ------------------------
               7.5  Effect of Termination and Abandonment . . . . . .  -30-
                    -------------------------------------
               7.6  Extension, Waiver.  . . . . . . . . . . . . . . .  -31-
                    -----------------


          ARTICLE 8

          General Provisions  . . . . . . . . . . . . . . . . . . . .  -31-
               8.1  Nonsurvival of Representations, Warranties and
                    ----------------------------------------------
                    Agreements  . . . . . . . . . . . . . . . . . . .  -31-
                    ----------
               8.2  Notices . . . . . . . . . . . . . . . . . . . . .  -31-
                    -------
               8.3  Assignment; Binding Effect  . . . . . . . . . . .  -32-
                    --------------------------
               8.4  Entire Agreement  . . . . . . . . . . . . . . . .  -32-
                    ----------------
               8.5  Amendment . . . . . . . . . . . . . . . . . . . .  -32-
                    ---------
               8.6  Governing Law . . . . . . . . . . . . . . . . . .  -32-
                    -------------
               8.7  Counterparts  . . . . . . . . . . . . . . . . . .  -32-
                    ------------
               8.8  Headings  . . . . . . . . . . . . . . . . . . . .  -33-
                    --------
               8.9  Interpretation  . . . . . . . . . . . . . . . . .  -33-
                    --------------
               8.10 Waivers . . . . . . . . . . . . . . . . . . . . .  -33-
                    -------
               8.11 Incorporation of Exhibits and Schedules . . . . .  -33-
                    ---------------------------------------
               8.12 Severability  . . . . . . . . . . . . . . . . . .  -33-
                    ------------
               8.13 Confidentiality . . . . . . . . . . . . . . . . .  -33-
                    ---------------
               8.14 Enforcement of Agreement  . . . . . . . . . . . .  -34-
                    ------------------------

                                     DEFINITIONS


          Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Alternative Proposal  . . . . . . . . . . . . . . . . . . . .  16
          Articles of Merger  . . . . . . . . . . . . . . . . . . . . . . 1
          Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . 3
          Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . 2
          Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Company SEC Documents . . . . . . . . . . . . . . . . . . . . . 8
          Company Benefit Plans . . . . . . . . . . . . . . . . . . . .  10
          Company Options . . . . . . . . . . . . . . . . . . . . . . . . 3
          Company Permits . . . . . . . . . . . . . . . . . . . . . . . . 9
          Department of State . . . . . . . . . . . . . . . . . . . . . . 1
          Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . 3
          ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . 1
          Employment Agreements . . . . . . . . . . . . . . . . . . . .  12
          Environmental Laws  . . . . . . . . . . . . . . . . . . . . .  13
          Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . 8
          Governmental Entity . . . . . . . . . . . . . . . . . . . . . . 8
          Hazardous Material  . . . . . . . . . . . . . . . . . . . . .  13
          Instrument  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          Indemnified Parties . . . . . . . . . . . . . . . . . . . . .  22
          Lawson Options  . . . . . . . . . . . . . . . . . . . . . . . . 6
          Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Material Adverse Change . . . . . . . . . . . . . . . . . . . . 6
          Material Adverse Effect . . . . . . . . . . . . . . . . . . . . 6
          Meeting of Stockholders . . . . . . . . . . . . . . . . . . .  20
          Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Merger Consideration  . . . . . . . . . . . . . . . . . . . . . 3
          Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . .  11
          Option Consideration  . . . . . . . . . . . . . . . . . . . . . 3
          Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . 4
          PBCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . .  10
          Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . 6
          Proxy Statement . . . . . . . . . . . . . . . . . . . . . . .  21
          Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Qualifying Alternative Proposal . . . . . . . . . . . . . . .  17
          Releases  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          Secretary of State  . . . . . . . . . . . . . . . . . . . . .  16
          June 30 Balance Sheet . . . . . . . . . . . . . . . . . . . .  12
          Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          Surviving Corporation . . . . . . . . . . . . . . . . . . . . . 1
          Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . .  14

                             AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated September 17, 1998, between MALT ACQUIRING, INC., a Pennsylvania corporation ("Purchaser"), and THE LION BREWERY, INC., a Pennsylvania corporation (the"Company").

               RECITALS
               --------

               A. The Boards of Directors of the Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate a merger (the "Merger") of Purchaser, with and into the Company, wherein each issued and outstanding share of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), except shares of Common Stock held by holders who comply with the provisions of Pennsylvania law regarding the right of stockholders to dissent from the Merger and require appraisal of their shares of Common Stock, will be converted into the right to receive $4.70 per share, in cash, without interest.

               B. The Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

                    NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                      ARTICLE 1

                                      THE MERGER

               1.1  The Merger.  Upon the terms and subject to the
                    ----------
          conditions hereof, and in accordance with the Business Corporation Law of Pennsylvania ("PBCL"), Purchaser shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Purchaser in accordance with the PBCL.

               1.2  Effective Time.  The Merger shall become effective when
                    --------------
          Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the PBCL, are accepted for filing by the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Articles of Merger are accepted for filing by the Department of State or such later time established by the Articles of Merger. The filing of the Articles of Merger shall be made as soon as reasonably practicable (but not later than the first business day) after the satisfaction or waiver of the conditions to the Merger set forth herein.

               1.3  Effects of the Merger.  The Merger shall have the
                    ---------------------
          effects set forth in the PBCL.

               1.4  Articles of Incorporation and Bylaws; Directors and
                    ---------------------------------------------------
          Officers.
          --------

                    (a) Subject to the terms of Section 5.10, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended by the Articles of Merger to make such changes regarding the capitalization of the Surviving Corporation as Purchaser may request and, as so amended, the Articles of Incorporation and the Bylaws of the Company shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                    (b) The directors of Purchaser at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                    (c) The officers of Purchaser at the Effective Time and such other persons as designated by Purchaser shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

               1.5  The Closing.  Subject to the terms and conditions of
                    -----------
          this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (a) at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, NY 10019, at 10:00 a.m., local time, on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as the Purchaser and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."


                                      ARTICLE 2

                          EFFECT OF THE MERGER ON SECURITIES
                                    OF THE COMPANY

               2.1  Purchaser Stock.  At the Effective Time, each share of
                    ---------------
          the common stock of Purchaser outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent the same number of shares of the Surviving Corporation.

               2.2  Conversion of Common Stock.
                    --------------------------

                    (a) Subject to Sections 2.2(b) and 2.2(c), at the Effective Time each issued and outstanding share of Common Stock shall be converted into the right to receive $4.70, in cash, without interest (the "Merger Consideration"). All such shares of Common Stock, when so converted, shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates (the "Certificates") representing any such shares of Common Stock shall thereafter cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                    (b) Notwithstanding any provision of this Agreement to the contrary, if required by the PBCL but only to the extent required thereby, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Common Stock who have properly exercised appraisal rights with respect thereto in accordance with the PBCL (the "Dissenting Shares") will not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Common Stock will be entitled to receive payment of the appraised value of such shares of Common Stock in accordance with the provisions of the PBCL unless and until such holders shall fail to perfect or shall effectively withdraw or shall have lost their rights to appraisal and payment under the PBCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Common Stock will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company will give the Purchaser prompt notice of any demands received by the Company for appraisals of shares of Common Stock. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                    (c) At or prior to the Effective Time, the Company shall have made arrangements, the effect of which shall be that no shares of Common Stock or other capital stock of the Surviving Corporation shall be issuable pursuant to options or warrants to purchase shares, or securities convertible into shares, of Common Stock ("Company Options"). The Company shall (i) cause each Stock Plan (as defined in Section 3.2) to terminate as of the Effective Time and (ii) grant no additional Company Options after the date of this Agreement. The Company shall take all such actions under the Stock Plans necessary so that each holder of a Company Option shall be entitled to receive immediately after the Effective Time, in cancellation and settlement of such Company Option, for each share of Common Stock subject to such Company Option an amount in cash equal to the Merger Consideration minus the per share exercise, purchase or conversion price of such Company Option as of the date hereof (the "Option Consideration"). Payment of the Option Consideration with respect to each Company Option shall be contingent upon consummation of the Merger and shall be subject to applicable withholding of income and other taxes. Payment of the Option Consideration shall be made by the Surviving Corporation to the holders of the Company Options at or as promptly as practicable after the Effective Time, without interest. Prior to consummation of the Merger and as a condition thereof, the Company shall furnish Purchaser evidence reasonably satisfactory to Purchaser of the Company's compliance with its obligations under this Section 2.2(c).

               2.3  Exchange of Certificates.
                    ------------------------

                    (a) Prior to the Effective Time, Purchaser shall appoint a bank or trust company to act as paying agent hereunder, which shall be American Stock Transfer and Trust Company, or such other entity as Purchaser and the Company may mutually select (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Certificates. All of the fees and expenses of the Paying Agent shall be borne by the Surviving Corporation.

                    (b) Purchaser shall take all steps necessary to enable and cause the Surviving Corporation to provide the Paying Agent with cash in amounts necessary to pay the Merger Consideration, when and as such amounts are needed by the Paying Agent.

                    (c) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of Common Stock immediately prior to the Effective Time (excluding any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Paying Agent and shall be in such form and have such other provisions as Purchaser shall reasonably specify) and (ii) instructions for the use thereof in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a bank check in the amount of cash into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.2, and the Certificates so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the transfer of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

               Until surrendered as contemplated by this Section 2.3, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.2.

                    (d) Purchaser shall have the right to make additional rules, not inconsistent with the terms of this Agreement, governing the payment of cash for shares of Common Stock converted into the right to receive the Merger Consideration.

                    (e) None of the Purchaser, the Company, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                    (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Purchaser, the posting by such person of a bond in such reasonable amount as the Purchaser may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, deliverable in respect thereof pursuant to this Agreement.

               2.4  Closing of Transfer Books.  At or after the Effective
                    -------------------------
          Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 2.

               2.5  No Further Ownership Rights in Common Stock.  From and
                    -------------------------------------------
          after the Effective Time, the holders of shares of Common Stock which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock.


                                      ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Purchaser that, except as set forth in schedules hereto specifically referring to the Sections hereof intended to be so qualified (the
          "Schedules"):

               3.1  Organization, Standing and Power.  The Company is a
                    --------------------------------
          corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Purchaser or the Company, as the case may be, any change or effect, either individually or in the aggregate, that is materially adverse to the business, assets, financial condition or results of operations of Purchaser, or the Company, as the case may be.

               3.2  Capital Structure.  The authorized capital stock of the
                    -----------------
          Company consists of 10 million shares of Common Stock and one million shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

               At the date hereof (i) 3,885,052 shares of Common Stock were issued and outstanding, and (ii) no shares of Common Stock are held by the Company in its treasury. As of the date hereof there are no shares of Preferred Stock outstanding. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights.

               At the date hereof there are (i) Company Options outstanding under the Company's 1996 Employee Stock Option Plan to acquire 238,431 shares of Company Common Stock and (ii) Company Options issued in 1994 to Charles E. Lawson, Jr. to acquire 57,251 shares of Company Common Stock (the "Lawson Options").

               The foregoing 1996 stock option plan of the Company is herein called the "Stock Plan." Except for such Company Options and the Lawson Options, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its
          Subsidiaries.   Schedule 3.2 sets forth the name of each holder
          of a Company Option, the number of shares of Common Stock for which such Company Option is exercisable and the exercise price
          per share of Common Stock subject to such Company Option.   Since
          July 1, 1996, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Options already in existence on such date and the Company has not granted any stock options for any capital stock or other voting securities of the Company.

               3.3  Subsidiaries.  The Company has no Subsidiaries.
                    ------------
          "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Purchaser or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               3.4  Other Interests.  The Company does not own directly or
                    ---------------
          indirectly any equity interest or equity investment in, nor is the Company subject to any obligation or requirement to provide for or to make any equity investment in, any corporation, limited liability company, partnership, joint venture, business, trust or entity.

               3.5  Authority; Non-Contravention.
                    ----------------------------

                    (a) The Board of Directors of the Company has approved this Agreement and determined that the Merger is fair and in the best interests of the Company and its stockholders, and the Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to such approval of the Merger by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by the Purchaser) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, contractually require any offer to purchase or any prepayment of any debt, contractually require the payment of (or result in the vesting of) any severance, golden parachute, change of control or similar type of payment, or give rise to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of:

                         (i) the Articles of Incorporation or Bylaws of the Company,

                        (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise or license (any of the foregoing, an "Instrument") applicable to the Company or any of its Subsidiaries (other than Instruments involving aggregate payments by or to the Company of $100,000 or less), or

                       (iii) subject to the governmental filings and other matters referred to in Section 3.5(b) and approval of this Agreement by the Company's stockholders, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to, or Company Permit (as defined in Section 3.9) of or relating to, the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, offers, prepayments, payments, losses or liens, that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Copies of all contracts, agreements, instruments or other documents referred to in Schedule 3.5 have been furnished to Purchaser. Schedule 3.5 lists the amounts payable or that will or may become payable to directors, officers or employees or former directors, officers or employees of the Company as a result of the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

                    (b) No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) in connection or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Articles of Merger with the Department of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and approvals as may be required by any applicable state securities or "blue sky" laws or state takeover laws, and
          (iv) such other consents, orders authorizations, registrations, approvals, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

               3.6  SEC Documents.
                    -------------

                    (a) Since May 2, 1996, the Company has filed all documents with the Securities and Exchange Commission ("SEC") required to be filed under the Securities Act of 1993, as amended (including the rules and regulations promulgated thereunder) (the "Securities Act"), or the Exchange Act (such documents filed with the SEC on or before the date of this Agreement being the "Company SEC Documents"). As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements contained in Quarterly Reports on Form 10-Q of the Company, as permitted by the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations and changes in stockholders' equity and cash flow for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                    (b) Except as set forth in the Company SEC Documents, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 1998 which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                    (c) To the extent there are such, the Company has heretofore made available to Purchaser a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously have been filed with the SEC pursuant to the Exchange Act.

               3.7  Absence of Certain Events.  Since September 30, 1997,
                    -------------------------
          the Company has operated its business only in the ordinary course consistent with past practice and, except as contemplated by this Agreement or disclosed in the Company SEC Documents, there has not occurred (i) any Material Adverse Change in the Company; (ii) any change by the Company in its accounting methods, principles or practices; (iii) any amendments or changes in the Articles of Incorporation or Bylaws of the Company; (iv) any revaluation by the Company of any of its assets, including, without limitation, write-offs of accounts receivable or write-offs or write-downs of inventory, other than in the ordinary course of the Company's business consistent with past practices; (v) any damage, destruction or loss with respect to property or assets of the Company having a book value, individually or in the aggregate, of in excess of $100,000; (vi) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company; (vii) any grant of any severance or termination pay to any director, officer or key employee of the Company; (viii) any entry into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or key employee of the Company; (ix) any increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director, officer or key employee of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice; or
          (x) any increase in compensation, bonus or other benefits payable to directors, officers or key employees of the Company except in the ordinary course of business consistent with past practice.

               3.8  Litigation.  Except as set forth in the Company SEC
                    ----------
          Documents, there are no actions, suits, proceedings, investigations or reviews pending against the Company or, to the knowledge of the Company, threatened against the Company, at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal.

               3.9  Compliance with Applicable Law.  The Company holds all
                    ------------------------------
          permits, licenses, variances, exceptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Company Permits"), except where the failure to hold any Company Permit, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect on the Company. The Company is conducting its business in compliance in all material respects with the terms of the Company Permits. The business of the Company is not being, and has not been, conducted in violation in any material respect of any law, Company Permit, ordinance or regulation of any Governmental Entity.

               3.10 Employee Plans.
                    --------------

                    (a) Schedule 3.10 to this Agreement sets forth a list of each of the Company Benefit Plans (as defined below). The Company has complied with and performed in all material respects all contractual obligations and all obligations under applicable federal, state and local laws, rules and regulations required to be performed by it under or with respect to any of the Company Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by the Company to any Company Benefit Plan prior to the date hereof have been made, all accruals required to be made under any Company Benefit Plan have been made, and there are no unfunded benefit obligations with respect to any Company Benefit Plan which have not been accounted for by reserves or otherwise properly footnoted in accordance with generally accepted accounting principles in the financial statements included in the Company SEC Documents. There is no claim, dispute, grievance, charge, complaint, restraining or injunctive order, litigation or proceeding pending, or, to the best knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against or relating to any Company Benefit Plan or against the assets of any Company Benefit Plan. The Company has not communicated generally to employees or specifically to any employee regarding any future increase of benefit levels (or future creations of new benefits) with respect to any Company Benefit Plan beyond those reflected in the Company Benefit Plans. Except as indicated on Schedule 3.10 the Company does not presently sponsor, maintain, contribute to, nor is the Company required to contribute to, nor has the Company ever sponsored, maintained, contributed to, or been required to contribute to, any employee pension benefit plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or otherwise.

                    (b) With respect to each Company Benefit Plan subject to Title IV of ERISA, (i) no termination of any Company Benefit Plan has occurred pursuant to which all liabilities have not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in the Company incurring a liability under Title IV of ERISA or which could constitute grounds for terminating any pension plan of the Company ("Pension Plan"); (ii) each such Company Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or
          Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such Company Benefit Plan has incurred any "accumulated funding deficiency,"as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iii) the Company has not sought or received a waiver of its funding requirements with respect to any Company Benefit Plan and all contributions payable with respect to each Pension Plan have been timely made; (iv) no reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred with respect to any Company Benefit Plan; and (v) the aggregate of accumulated benefit obligations of each Company Benefit Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Company Benefit Plan) does not exceed the fair market value of the assets of such Company Benefit Plan (as of the date of such valuation).

                    (c) The Company has not incurred, nor has any event occurred which has imposed or is reasonably likely to impose upon the Company, any withdrawal liability (complete or partial within the meaning of Sections 4203 or 4205 of ERISA, respectively) in respect of any multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan"), which withdrawal liability has not been satisfied or discharged in full. Schedule 3.10 sets forth a description of each Multiemployer Plan to which the Company has ever had an obligation to contribute.

                    (d) The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not result in the imposition of any federal excise tax under Section 4975 of the Code with respect to any Company Benefit Plan.

                    (e) The Company does not maintain or contribute to (or has maintained or contributed to) any Company Benefit Plan which provides, or has a liability to provide, life insurance, medical, severance, or other employee welfare benefits to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code.

                    (f)  (i) "Plan" means any bonus, incentive
          compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, including, but not limited to, any "employee benefit plan" within the meaning of
          Section 3(3) of ERISA and (ii) "Company Benefit Plan" means any employee pension benefit plan and any Plan, other than a Multiemployer Plan, established by the Company or to which the Company contributes or has contributed (including any such Plans not now maintained by the Company or to which the Company does not now contribute, but with respect to which the Company has or may have any liability). Copies of all Company Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof and the most recent Forms 5500 required to be filed with respect thereto have been furnished to Purchaser. Schedule 3.10 sets forth each Plan with respect to which benefits will be accelerated, vested, increased or paid as a result of the transactions contemplated by this Agreement.

               3.11 Employment Relations and Agreements.
                    -----------------------------------

                    (a) (i) The Company is in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such non-compliance as would not result, individually or in the aggregate, in a Material Adverse Effect on the Company; (ii) there is no labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against or involving the Company; (iii) except as set forth in Schedule 3.11, the Company is not a party to any collective bargaining agreement, and no collective bargaining agreement is being negotiated as of the date of this Agreement by the Company; and (iv) the Company has not experienced any material labor difficulty during the last three years.

                    (b) The Company does not have any employment, bonus, severance, "change of control", collective bargaining or similar agreements ("Employment Agreements") except as disclosed in
          Schedule 3.11. Copies of all Employment Agreements and all amendments thereto have been previously furnished to the Purchaser.

                    (c) The insurance policies maintained by the Company with respect to workers compensation and medical claims are described in Schedule 3.11. All such insurance policies are in full force and effect; all premiums due and payable thereunder have been paid and the Company is otherwise in full compliance in all material respects with the terms thereof; the Company does not know of any threatened termination of, or any proposed material premium increase with respect to any such policy; no claim or claims by the Company in an aggregate amount greater than $100,000 have been questioned, denied or disputed by the underwriter of such policy; and the reserves maintained by the Company for the uninsured portion of such claims are sufficient to cover the full liability of the Company for all claims that have been incurred and are not covered (in whole or in part, including the deductible thereon) by insurance.

               3.12 Limitation on Business Conduct.  The Company is not a
                    ------------------------------
          party to, or has any obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting the freedom of the Company to engage in any line of business or to compete with any entity.

               3.13 Title to, and Sufficiency and Condition of, Assets.
                    --------------------------------------------------

                    (a) The Company has good and marketable title, or a valid leasehold interest in, all material items of its assets and properties, whether real or personal, tangible or intangible, and including without limitation all assets and properties reflected on the balance sheet and the notes thereto (other than as covered by Section 3.15 hereof), included in its June 30, 1998 financial statements and the notes thereto (the "June 30 Balance Sheet") or acquired after the date of the June 30 Balance Sheet (except for assets and properties sold or otherwise disposed of since such date in the ordinary course of business), free and clear of any mortgages, security interests, liens and encumbrances ("Liens") except:

                         (i)  Liens disclosed in the June 30 Balance Sheet;

                        (ii)  Liens for taxes not yet due or being
          contested in good faith (and for which adequate reserves are reflected on the June 30 Balance Sheet);

                       (iii) Liens arising under financing agreements of the Company identified in the June 30 Balance Sheet;

                        (iv) Statutory or common law Liens relating to obligations of the Company that are not delinquent or are being contested in good faith;

                         (v) Purchase money Liens of the Company that are not delinquent for the purchase of goods in the ordinary course of business consistent with past practice; or

                        (vi) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets. The assets so owned or leased by the Company constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of its business.

                    (b) Except for scheduled capital improvements which are identified in Schedule 3.13, the plants, structures, facilities, machinery, equipment, automobiles, trucks, tools and other properties and assets owned or leased by the Company which are material to the business of the Company are in good operating condition and repair, subject to normal wear and use, and useable in a manner consistent with their current use. All improvements on real property owned or leased by the Company conform in all material respects to applicable state and local zoning and other land use ordinances and building codes.

               3.14 Environmental Laws and Regulations.
                    ----------------------------------

                    (a) The Company is in compliance with all applicable Environmental Laws, except where such noncompliance, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect on the Company. The term "Environmental Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree, injunction or other authorization, relating to: (i) pollution or protection of human health or safety, health or safety of employees, sanitation, or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
          (ii) Releases (as defined in 42 U.S.C.(Section)9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment or (iii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

                    (b) During the period of ownership or operation by the Company of any of its current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company, or, to the best of its knowledge, any other party in, on, under or affecting such properties, which have not been fully remediated to the extent required by applicable Environmental Law and the Company has not disposed of any Hazardous Material or any other substance in a manner that has led, or could reasonably be anticipated to lead, to a Release. The Company has not received any notice or claim that it is a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (Section)9601, et. seq., as amended, or similar, applicable state or local laws, which claim has not been settled or otherwise released. There is not currently pending any notice, summons, complaint, lawsuit, citation, directive, order, notice letter, or legal or administrative action from any party or Governmental Entity with respect to alleged liabilities arising under Environmental Laws. The term "Hazardous Material" means any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious and medical wastes, radioactive materials, petroleum (including crude oil or any fraction thereof), natural gas, synthetic gas and mixtures thereof, PCBs or materials containing PCBs, asbestos and/or asbestos-containing materials or solid wastes, in each case to the extent regulated under any Environmental Law and all regulations promulgated under each and all amendments thereto, or any other federal, state or local environmental law, ordinance, regulations, rule or order.

                    (c) There are no underground storage tanks in or on the owned or leased properties of the Company.

                    (d)  There is no friable asbestos or
          asbestos-containing materials at, on, or in the owned or leased properties of the Company, except that which has been encapsulated or otherwise managed in place and in good repair. The Company has made available to the Purchaser records concerning the presence, location and quantity of asbestos-containing materials and presumed-asbestos containing materials in such properties to the extent called for in 29 CFR
          Section 1910.1001(j).

               3.15 Patents, Trademarks, Copyrights.  The Company owns or
                    -------------------------------
          possesses adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, know-how and other proprietary information used or held for use in connection with the business of the Company as currently being conducted and, to the knowledge of the Company, there are no assertions or claims challenging the validity of any of the foregoing.

               3.16 Taxes.  (i) The Company has filed all material Tax
                    -----
          Returns required to have been filed on or before the date hereof, which returns are true and complete in all material respects and all Taxes shown due thereon have been paid; (ii) no issues that have been raised by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (iii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or are being contested in good faith by the Company; and (iv) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such Taxes anticipated to be payable in respect of periods through the date hereof. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (B) has any liability for the Taxes of any person under Treas. Reg. (Section) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Neither the Company nor the Surviving Corporation will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code, without regard to whether such payment is to be made in the future. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

               3.17 Brokers.  No broker, investment banker or other person,
                    -------
          other than Tucker Anthony Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A copy of the engagement letter between Tucker Anthony Incorporated and the Company setting forth the fees and expenses to be paid by the Company in connection with the transactions contemplated by this Agreement has been provided to Purchaser.

               3.18 Opinion of Financial Advisor.  The Company has received
                    ----------------------------
          the opinion of Tucker Anthony Incorporated, to the effect that, as of the date hereof, the Merger Consideration in cash to be received by the holders of shares of Common Stock is fair to such holders from a financial point of view.


                                      ARTICLE 4

                          REPRESENTATIONS AND WARRANTIES OF
                                    THE PURCHASER

               The Purchaser represents and warrants to the Company as follows:

               4.1  Organization, Standing and Power.   The Purchaser is a
                    --------------------------------
          corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

               4.2  Authority; Non-Contravention.
                    ----------------------------

                    (a) The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by the Purchaser and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or give rise to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under, any provision of:

                         (i) the Articles of Incorporation or Bylaws of the Purchaser,

                        (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Purchaser, or

                       (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, offers, prepayments, payments, losses or Liens, that, individually or in the aggregate, would not have a Material Adverse Effect on the Purchaser, materially impair the ability of the Purchaser to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                    (b) No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except for (i) compliance with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Department of State and appropriate documents with the relevant authorities of other states in which the Purchaser is qualified to do business, (iii) such filings and approvals as may be required by any applicable state securities or "blue sky" laws or state takeover laws, and (iv) such other consents, orders, authorizations, registrations, approvals, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser, materially impair the ability of Purchaser to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

               4.3  Financing.  Purchaser possesses, or has commitments
                    ---------
          for, sufficient funds to enable it to acquire all issued and outstanding shares of Common Stock on a fully diluted basis pursuant to the Merger and to pay all fees and expenses payable by Purchaser related to the transactions contemplated by this Agreement.

               4.4  Brokers.  No broker, investment banker or other person,
                    -------
          is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                      ARTICLE 5

                                      COVENANTS

               5.1  Alternative Proposals.  Prior to the Effective Time,
                    ---------------------
          the Company agrees

                    (a) that it shall not, nor shall it permit its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of any equity securities of, the Company or all or any significant portion of the assets of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Alternative Proposal or otherwise take any action to knowingly facilitate any effort or attempt to make or implement an Alternative Proposal;

                    (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform any such person or entity of the Company's obligations under this
          Section 5.1; and

                    (c) that it will notify the Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 5.1 shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide, Fully-Financed (as hereinafter defined) Alternative Proposal which would yield to stockholders a net price of not less than $4.85 per share in cash and without reduction of any sort (a "Qualifying Alternative Proposal") and that the Board of Directors of the Company in good faith determines (in consultation with its financial advisors) represents a financially superior transaction for the stockholders of the Company as compared to the Merger, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) the Company keeps the Purchaser informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.1 shall (A) permit the Company to terminate this Agreement (except as specifically provided in Article 7 hereof), (B) permit the Company to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect unless the Company shall have given the Purchaser ten days' prior written notice of its intent to terminate the Agreement during which period the Purchaser will have the opportunity to match the consideration offered by any such Alternative Proposal (if the Purchaser offers to match such consideration, the Agreement shall be amended to increase the consideration and, if necessary, to extend time periods to permit proxy recirculation (it being agreed that for as long as this Agreement remains in effect, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal), or (C) affect any other obligation of the Company under this Agreement. For purposes hereof, a "Fully-Financed" Alternative Proposal shall be one where the prospective acquiror through its possession of one or more of (i) marketable securities, cash and cash equivalents,
          (ii) undrawn lines of credit from reputable financial institutions and (iii) commitment letters from one or more reputable institutions (which may only be subject to completion of due diligence and other standard conditions), has sufficient financing to pay in full the consideration provided for in such Alternative Proposal and any amounts payable pursuant to Section 7.5(a) of this Agreement. Notwithstanding anything to the contrary contained herein, a Qualifying Alternative Proposal may be subject to the reasonable due diligence of the prospective acquiror.

               5.2  Interim Operations of the Company.
                    ---------------------------------

                    (a) From and after the date of this Agreement until the Effective Time, except as contemplated by any other provision of this Agreement, unless the Purchaser has consented in writing thereto, the Company:

                         (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                        (ii) Shall use its reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

                       (iii) Shall not amend its Articles of Incorporation or Bylaws or comparable governing instruments;

                        (iv) Shall promptly notify the Purchaser of any breach of any representation or warranty contained herein or any Material Adverse Effect with respect to the Company;

                         (v) Shall promptly deliver to the Purchaser true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                        (vi)  (A) Shall not, except pursuant to the
          exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof and (B) shall not
          (x) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock or grant, confer or award any bonuses or other forms of cash incentives to any officer, director or key employee, (y) except in the ordinary course of business consistent with past practice, increase any compensation with any present or future officers, directors or key employees, grant any severance or termination pay to, or enter into any employment or severance agreement with any officer, director or key employee or amend any such existing agreement in any material respect (other than pursuant to severance agreements previously delivered to Purchaser), or (z) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect;

                       (vii) Shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or make any commitment for any such action;

                      (viii) Shall not sell, lease, abandon or otherwise dispose of any of its assets or acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, except in the ordinary course of business consistent with past practice;

                        (ix) Shall not incur or guarantee any indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments in, any other person, or issue or sell any debt securities other than borrowings under existing lines of credit and usual and customary advancement of expenses in the ordinary course of business;

                         (x) Shall not mortgage or otherwise encumber or subject to any Lien any of its properties or assets;

                        (xi) Shall not make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of the Company;

                       (xii) Shall not make any commitment or enter into any contract or agreement or make any capital expenditure except for (x) customer purchase orders and purchases of raw materials used in the business of the Company agreed to or made in the ordinary course of business consistent with past practice, (y) any other commitment, contract and agreement involving aggregate payments to or by the Company not in excess of $100,000, providing for termination without notice by the Company on 90 or fewer days' notice, and made by the Company in the ordinary course of business consistent with past practice or (z) capital expenditures that individually or in the aggregate do not exceed $100,000;

                      (xiii)  Shall not revalue any of its assets,
          including, without limitation, writing down the value of its inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

                       (xiv) Shall not make any tax election except consistent with past practice or settle or compromise any material income tax liability;

                        (xv) Shall not settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                       (xvi) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice; or

                      (xvii) Shall not agree or otherwise commit to take any of the foregoing actions or take, or agree to take, any action which would result in a failure of the condition to Closing set forth in Section 6.3(a).

               5.3  Meeting of the Company's Stockholders.  The Company
                    -------------------------------------
          will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its stockholders (the "Meeting of Stockholders") as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. The Board of Directors of the Company shall recommend such approval and the Purchaser and the Company shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 5.7); provided, however, that such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken (but only in compliance with the proviso in Section 5.1(c)) by, or upon authority of, the Board of Directors of the Company in the exercise of its good faith judgment based upon the advice of outside counsel as to its fiduciary duties imposed by law.

               5.4  Filings, Other Action.  Subject to the terms and
                    ---------------------
          conditions herein provided, the Company and the Purchaser shall:

                    (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and

                    (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Purchaser and the Company shall take all such necessary action.

               5.5  Inspection of Records.  From the date hereof to the
                    ---------------------
          Effective Time, the Company shall (i) allow all designated officers, attorneys, accountants and other representatives of the Purchaser reasonable access at all reasonable times upon reasonable notice to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Company, (ii) furnish to the Purchaser's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, (iii) instruct its employees, counsel and financial advisors to cooperate with the Purchaser in the Purchaser's investigation of the business of the Company, and
          (iv) make its management personnel available for discussions with representatives of the Purchaser at mutually convenient times.

               5.6  Publicity.  The initial press release relating to this
                    ---------
          Agreement shall be a joint press release and thereafter the Company and the Purchaser shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange (or other similar regulatory body) with respect thereto.

               5.7  Proxy Statement.
                    ---------------

                    (a) The Company shall prepare and file with the SEC as soon as practicable but in any event within two weeks from the date hereof a preliminary form of the proxy statement (the "Proxy Statement") to be mailed to the holders of Common Stock in connection with the meeting of such holders in connection with the Merger. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act. The Company will use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company will notify the Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement prior to its being filed with the SEC and shall give the Purchaser and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and the Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

                    (b) The Company agrees that the Proxy Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of the Company will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Purchaser furnished to the Company by the Purchaser specifically for use in the Proxy Statement. The Purchaser agrees that the information concerning the Purchaser provided by it in writing for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               5.8  Further Action.  Each party hereto shall, subject to
                    --------------
          the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

               5.9  Expenses.  Whether or not the Merger is consummated,
                    --------
          all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein.

               5.10 Indemnification.
                    ---------------

                    (a) From and after the Effective Time, Purchaser agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries (the "Indemnified Parties") to the full extent such persons may be indemnified by the Company pursuant to the Company's Articles of Incorporation and Bylaws as in effect as of the date hereof for acts and omissions occurring at or prior to the Effective Time and shall advance reasonable litigation expenses incurred by such persons in connection with defending any action arising out of such acts or omissions, provided that such persons provide the requisite affirmations and undertakings, as required by applicable law or set forth in the Company's Bylaws as in effect prior to the Effective Time.

                    (b) Any Indemnified Party will promptly notify Purchaser and the Surviving Corporation of any claim, action, suit, proceeding or investigation for which such party may seek indemnification under this Section; provided, however, that the failure to furnish any such notice shall not relieve Purchaser or the Surviving Corporation from any indemnification obligation under this Section except to the extent Purchaser or the Surviving Corporation is prejudiced thereby. In the event of any such claim, action, suit, proceeding, or investigation, (x) the Surviving Corporation will have the right to assume the defense thereof by counsel reasonably acceptable to the Indemnified Parties, and the Surviving Corporation will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred thereafter by such Indemnified Parties in connection with the defense thereof, except that all Indemnified Parties (as a group) will have the right to retain one separate counsel, reasonably acceptable to such Indemnified Parties and Purchaser, at the expense of the indemnifying party if the named parties to any such proceeding include both the Indemnified Parties and the Surviving Corporation and the representation of such parties by the same counsel would be inappropriate due to a conflict of interest between them, (y) the Indemnified Parties will cooperate in the defense of any such matter, and (z) the Surviving Corporation will not be liable for any settlement effected without its prior written consent.

                    (c) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions that are no less favorable to the past and present officers and directors of the Company than those set forth as of the date hereof in the Articles of Incorporation of the Company and the Bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were entitled to indemnification thereunder.

                    (d) The Surviving Corporation shall use reasonable commercial efforts to maintain in effect for six years from the Effective Time directors' and officers' "tail" liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to the existing coverage.

                    (e) This Section 5.10 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Purchaser, Purchaser, the Company and the Surviving Corporation. Purchaser hereby guarantees the performance by the Surviving Corporation of the indemnified obligations pursuant to this Section 5.10.

               5.11 Takeover Statute.  If any "fair price", "moratorium",
                    ----------------
          "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

               5.12 Conduct of Business by Purchaser Pending the Merger.
                    ---------------------------------------------------
          Prior to the Effective Time and subject to any applicable regulatory approvals, the Purchaser shall (a) perform its obligations under this Agreement in accordance with the terms hereof and thereof and take all other actions necessary or appropriate for the consummation of the transactions contemplated hereby and (b) not engage directly or indirectly in any business or activities of any type or kind whatsoever and not enter into any agreements or arrangements with any person or entity, or be subject to or be bound by any obligation or undertaking which is not contemplated by this Agreement.

               5.13 Conveyance Taxes.  The Company and the Purchaser shall
                    ----------------
          cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.


                                      ARTICLE 6

                                 CONDITIONS TO MERGER


               6.1  Conditions to Each Party's Obligation to Effect the
                    ---------------------------------------------------
          Merger.  The respective obligation of each party to effect the
          ------
          Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                    (a) This Agreement and the transactions contemplated hereby shall have been approved, in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of the Company.

                    (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                    (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on the Purchaser or the Company following the Effective Time.

               6.2  Conditions to Obligation of Company to Effect the
                    -------------------------------------------------
          Merger.  The obligation of the Company to effect the Merger shall
          ------
          be subject to the fulfillment at or prior to the Closing Date of the conditions that:

                    (a) There shall have been no intentional or willful non-performance, in any material respect, by the Purchaser of its agreements contained in this Agreement required to be performed on or prior to the Closing Date nor shall there have been, in any material respect, any willfully or intentionally untrue representation or warranty of the Purchaser contained in this Agreement or in any document delivered in connection herewith.

                    (b) The Purchaser shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Purchaser contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement, (ii) for non-performance or breaches which, separately or in the aggregate, would not have a Material Adverse Effect on the Company or on the ability of the parties to consummate the transactions contemplated by this Agreement and (iii) that those representations and warranties which address matters only as of a particular date shall remain true and correct, in all material respects, as of such date, and

                    (c) The Company shall have received a certificate of the President or a Vice President of the Purchaser, dated the Closing Date, certifying to the effect of the preceding clauses
          (a) and (b).

                    (d) The Board of Directors of the Company shall have received a certificate of the President and the Chief Financial Officer of the Company, dated that Closing Date, certifying to the effect of clause (a)(ii) of Section 6.3 insofar as it relates to the representations and warranties of the Company contained in this Agreement or in any document delivered in connection herewith.

                    (e) There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, or enforced by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending (with a reasonable likelihood of success), which (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith, or (ii) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement in any material respect.

                    (f) The Company shall have received an opinion of Thelen Reid & Priest LLC, special counsel for the Purchaser, dated the Closing Date and in form and substance reasonably satisfactory to Purchaser and its counsel, to the effect that:
          (i) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as then being conducted and to consummate the transactions contemplated by this Agreement, (ii) all necessary corporate proceedings of the Board of Directors and the stockholders of the Purchaser to the extent required by law, the Articles of Incorporation and the By-laws of the Purchaser or otherwise, to authorize the execution and delivery of this Agreement and to consummate the Merger contemplated hereby have been duly and validly taken, (iii) the Purchaser has corporate power to execute and deliver this Agreement, and this Agreement constitutes the legal, duly authorized, valid and binding obligation of Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the application of insolvency, bankruptcy or other laws affecting the enforcement of creditors rights or limitations on the availability of equitable remedies, and (iv) execution and performance of this Agreement and consummation of the Merger and the transactions contemplated hereunder does not and will not violate or result in a breach of any provision of any charter or by-law or other organizational or constitutional document of the Purchaser.

                         Such opinion shall also state that such counsel have participated in the preparation of the Proxy Statement and, on the basis of a general review of the Proxy Statement and participation in conferences at which the contents of the Proxy Statement and related matters were discussed, but without independent verification of the accuracy, completeness or fairness of the statements contained in the Proxy Statement, such counsel does not have actual knowledge which would lead them to believe that the Proxy Statement (except as to the financial statements and other financial and statistical information contained therein and material relating to or supplied by Company for use therein as to which counsel need not comment), as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                         In rendering such opinion, such counsel may rely to the extent specified therein upon certificates of state officials and officers of the Purchaser as to matters of fact and upon one or more opinions of local counsel of established reputation as to all legal matters involving other than Federal law. Such opinion will also cover such other matters as the Company may reasonably request.

               6.3  Conditions to Obligation of Purchaser to Effect the
                    ---------------------------------------------------
          Merger.  The obligation of the Purchaser to effect the Merger
          ------
          shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                    (a) (i) There shall have been no intentional or willful non-performance, in any material respect, by the Company of its agreements contained in this Agreement required to be performed on or prior to the Closing Date nor shall there have been any willfully or intentionally untrue representation or warranty of the Company contained in this Agreement or in any document delivered in connection herewith, (ii) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (A) for changes specifically permitted by this Agreement or otherwise accepted in writing by Purchaser, (B) for non-performance or breaches which, separately or in the aggregate, would not have a Material Adverse Effect on the Company or the Purchaser or on the ability of the parties to consummate the transactions contemplated by this Agreement and
          (C) that those representations and warranties which address matters only as of a particular date shall remain true and correct, in all material respects, as of such date, and (iii) the Purchaser shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to the effect of the preceding clauses (i) and (ii).

                    (b) From the date of this Agreement through the Effective Time, there shall not have occurred any Material Adverse Change with respect to the Company (it being understood and agreed that the incurrence of capital expenditures set forth in Schedule 3.13(b) shall not be deemed to be a Material Adverse Change).

                    (c) After the Effective Time, no person shall have any right under any Stock Plan (or any Company Option granted thereunder) or other plan, program or arrangement to acquire any equity securities of the Company.

                    (d) There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, or enforced by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending (with a reasonable likelihood of success), which (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires the divestiture of a material portion of the business of the Purchaser, or of the Company or of the Surviving Corporation taken as a whole, (iii) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation) or makes the holding by the Purchaser of any such shares illegal or subject to any materially burdensome requirement or condition,
          (iv) requires the Purchaser, the Company, the Surviving Corporation or any of their respective material Subsidiaries or affiliates to cease or refrain from engaging in any material business, or (v) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement in any material respect or increases or may increase in any material respect the liabilities or obligations of the Purchaser or the Surviving Corporation arising out of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

                    (e) Purchaser shall have received an opinion of Haythe & Curley, special counsel for the Company, dated the Closing Date and in form and substance reasonably satisfactory to Purchaser and its counsel, to the effect that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as then being conducted and to consummate the transactions contemplated by this Agreement, (ii) the equity capitalization of the Company is as set forth in Section 3.2 hereof, (iii) to the knowledge of such counsel, except as disclosed in Section 3.2, there are not outstanding any options or agreements binding on the Company to sell, issue or dispose of any capital stock or other interests of the Company, (iv) all necessary corporate proceedings of the Board of Directors and the stockholders of the Company, to the extent required by law, the Articles of Incorporation and the Bylaws of the Company or otherwise, to authorize the execution and delivery of this Agreement and to consummate the Merger contemplated hereby have been duly and validly taken, (v) the Company has corporate power to execute and deliver this Agreement, and this Agreement constitutes the legal, duly authorized, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the application of insolvency, bankruptcy or other laws affecting the enforcement of creditors rights and limitations on the availability of equitable remedies, and (vi) execution and performance of this Agreement and consummation of the Merger and the transactions contemplated hereunder does not and will not violate or result in a breach of any provision of any charter or by-law or other organizational or constitutional document of the Company.

                         Such opinion shall also state that such counsel have participated in the preparation of the Proxy Statement and, on the basis of a general review of the Proxy Statement and participation in conferences at which the contents of the Proxy Statement and related matters were discussed, but without independent verification of the accuracy, completeness or fairness of the statements contained in the Proxy Statement, such counsel does not have actual knowledge which would lead them to believe that the Proxy Statement (except as to the financial statements and other financial and statistical information contained therein and material relating to or supplied by Purchaser for use therein as to which counsel need not comment), as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                         In rendering such opinion, such counsel may rely to the extent specified therein upon certificates of state officials and officers of the Company as to matters of fact and upon one or more opinions of local counsel of established reputation as to all legal matters involving other than Federal law. Such opinion will also cover such other matters as Purchaser or its counsel may reasonably request, and will permit reliance on such opinion by Purchaser s investors and lenders.

                    (f) Not more than 10% of the outstanding shares of the Company entitled to vote at the Meeting of Stockholders shall have perfected appraisal rights in respect of the Merger.




                                      ARTICLE 7

                                     TERMINATION

               7.1  Termination by Mutual Consent.  This Agreement may be
                    -----------------------------
          terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by the mutual consent of the Purchaser and the Company.

               7.2  Termination by Either Purchaser or Company.  This
                    ------------------------------------------
          Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either the Purchaser or the Company if (a) the Merger shall not have been consummated by December 31, 1998 (b) the approval of the Company's stockholders required by Section 6.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or
          (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by December 31 1998.

               7.3  Termination by Company.  This Agreement may be
                    ----------------------
          terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company referred to in Section 6.1(a), by action of the Board of Directors of the Company, if (a) there is a Qualifying Alternative Proposal (as defined in Section 5.1(b)) that the Board of Directors of the Company in good faith determines (in consultation with its financial advisors) represents a financially superior transaction for the stockholders of the Company as compared to the Merger and in the exercise of its good faith judgment as to its fiduciary duties imposed by law, as advised by outside counsel, the Board of Directors of the Company determines that such termination is required by reason of such being made; provided that the Company shall (i) notify the Purchaser promptly of its intention to terminate this Agreement or to enter into a definitive agreement with respect to any such Qualifying Alternative Proposal (which notice shall describe the material terms of such definitive agreement), and (ii) give Purchaser 10 days to increase the consideration payable hereunder to that payable pursuant to the Qualifying Alternative Proposal (if so increased this Agreement may not be terminated) but in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's proposed termination of this Agreement; and provided further that the right to terminate this Agreement pursuant to this clause shall not be available if there has been a non-performance or breach by the Company which has or would reasonably be expected to have resulted in a failure of condition under Section 6.3(a) hereof, or (b) there has been a non-performance or breach by the Purchaser which has or would reasonably be expected to have resulted in a failure of condition under Section 6.2, which non-performance or breach is not curable or, if curable, is not cured within 30 days after written notice of such non-performance or breach is given by the Company to the Purchaser. Notwithstanding the foregoing, the Company's ability to terminate this Agreement pursuant to Section 7.2 or this
          Section 7.3 is conditioned upon the payment by the Company of any amounts owed by it pursuant to Section 7.5(a) to the extent owed thereunder.

               7.4  Termination by Purchaser.  This Agreement may be
                    ------------------------
          terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company referred to in Section 6.1(a), by action of the Board of Directors of the Purchaser, if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner materially adverse to the Purchaser its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the Company's stockholders, or (ii) there has been a non-performance or breach by the Company which has or would reasonably be expected to have resulted in a failure of condition under Section 6.3, which non-performance or breach is not curable or, if curable, is not cured within 30 days after written notice of such non-performance or breach is given by the Purchaser to the Company.


               7.5  Effect of Termination and Abandonment.
                    -------------------------------------

                    (a) In the event that any person shall have made an Alternative Proposal for the Company and (i) thereafter this Agreement is terminated pursuant to Section 7.3(a) or clause (i) of Section 7.4 or (ii) this Agreement is terminated for any other reason (other than the breach of this Agreement by the Purchaser) and, in the case of this clause (ii) only, a transaction contemplated by such Alternative Proposal is consummated within one year after such termination (either of the foregoing events being called a "Payment Event"), then the Company shall pay the Purchaser the sum of Eight Hundred Thousand Dollars ($800,000) which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of Section
          7.3 if applicable or, otherwise, within two business days after such amount becomes due. The Company acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Purchaser would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.5(a), and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Company for the fee set forth in this
          Section 7.5(a), the Company shall pay to the Purchaser its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum.

                    (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.5 and except for the provisions of Sections 5.9, 8.3, 8.4, 8.6, 8.8, 8.9, 8.12 and 8.13. Moreover, in the event of termination of this Agreement pursuant to Sections 7.2, 7.3 or 7.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any willful breach of any material provision of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

               7.6  Extension, Waiver.
                    -----------------

               At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
          (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                      ARTICLE 8

                                  GENERAL PROVISIONS

               8.1  Nonsurvival of Representations, Warranties and
                    ----------------------------------------------
          Agreements.  All representations, warranties and agreements in
          ----------
          this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger, provided, however, that the agreements contained in Article 2, Sections 5.9 and 5.10 and this Article 8 shall survive the Merger.

               8.2  Notices.  Any notice required to be given hereunder
                    -------
          shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          If to the Purchaser:               If to the Company:

          Mr. Charles E. Lawson, Jr.         Mr. D.J. Sutherland, Chairman
          700 North Pennsylvania Avenue      High Farms Road, Box 154
          Wilkes Barre, PA  18705            Glen Head, NY 11545
          Telecopy No.:  (717) 823-9073      Telecopy No.:  (516) 759-1754

          With copies to:                    With copies to:

          Gregory Katz, Esq.                 Andrew J. Beck, Esq.
          Thelen Reid & Priest LLP           Haythe & Curley
          40 West 57th Street                237 Park Avenue
          New York, NY  10019                New York, NY  10017-3142
          Telecopy No.:  (212) 603-2001      Telecopy No.:  (212) 682-0200


          or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

               8.3  Assignment; Binding Effect.  Neither this Agreement nor
                    --------------------------
          any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 5.10, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               8.4  Entire Agreement.  This Agreement, the Schedules, and
                    ----------------
          any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

               8.5  Amendment.  This Agreement may be amended by the
                    ---------
          parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               8.6  Governing Law.  This Agreement shall be governed by,
                    -------------
          and construed in accordance with the laws of Pennsylvania applicable to contracts executed and to be performed entirely within that State without regard to the conflicts of laws principles thereof.

               8.7  Counterparts.  This Agreement may be executed by the
                    ------------
          parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

               8.8  Headings.   Headings of the Articles and Sections of
                    --------
          this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

               8.9  Interpretation.  In this Agreement, unless the context
                    --------------
          otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

               8.10 Waivers.  Except as provided in this Agreement, no
                    -------
          action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

               8.11 Incorporation of Exhibits and Schedules.  The Exhibits
                    ---------------------------------------
          and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

               8.12 Severability.  Any term or provision of this Agreement
                    ------------
          which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               8.13 Confidentiality.  Purchaser agrees to treat
                    ---------------
          confidentially all non-public confidential information, trade secrets and proprietary business practices and concepts (the "Evaluation Material") disclosed by the Company to the Purchaser at any time prior to the Closing Date. Purchaser agrees to transmit the Evaluation Material only to its employees, agents, financing sources or partners, and others who need to know such information and who shall be advised by the Purchaser of this provision and agree to be bound by the terms hereof. In the event that the Purchaser is required (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any of the Evaluation Material, it will provide the Company with prompt notice of such request(s) so that the Company may seek an appropriate protective order and/or waive the Purchaser's compliance with these provisions. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, the Purchaser is nonetheless, in the opinion of its counsel, compelled to disclose any of the Evaluation Material to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Purchaser may disclose such Evaluation Material to such tribunal without liability hereunder. In the event that the Merger is not effected after the Purchaser has been furnished with Evaluation Material, it will promptly upon the request of the Company deliver to the Company the Evaluation Material, without retaining any copy thereof. The term "Evaluation Material" does not include information which (i) becomes or has been generally available to the public other than as a result of a disclosure by the Purchaser or its representatives, (ii) was available to the Purchaser on a non-confidential basis prior to its disclosure to the Purchaser by the Company or its representatives, or (iii) becomes available to the Purchaser on a non-confidential basis from a source other than the Company or its representatives, provided, however, that such source is not bound by a confidentiality agreement with the Company or its representatives.

               8.14 Enforcement of Agreement.  The parties hereto agree
                    ------------------------
          that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to obtain an injunction or injunctions to prevent breaches of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. By each party's execution and delivery hereof, such party hereby irrevocably submits to the jurisdiction of any such court in connection with any such suit or proceeding, irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto and each waives personal service of any summons, complaint or other process which may be made by any other means permitted by Pennsylvania law. The parties hereto irrevocably consent to service of process in the manner described in Section 8.2 hereof, AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING BROUGHT TO ENFORCE OR INTERPRET THIS AGREEMENT.

               IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.



                                        The Lion Brewery, Inc.


                                        By:   /s/ Donald J. Sutherland
                                            -------------------------------
                                                  Chairman of the Board


                                        Malt Acquiring, Inc.


                                        By:   /s/ Charles E. Lawson, Jr.
                                            -------------------------------
                                                  President

                                                                ANNEX B
                                                                -------



                       OPINION LETTER OF FINANCIAL ADVISOR

          TUCKER ANTHONY INCORPORATED

          One Beacon Street
          Boston, Massachusetts 02108
          (617) 725-1762
          (617) 725-2483 Fax

          Investment Banking




                                                  September 17, 1998


          Board of Directors
          The Lion Brewery, Inc.
          700 North Pennsylvania Avenue
          Wilkes Barre, PA  18793

          Members of the Board:

          You have requested the opinion of Tucker Anthony Incorporated ("Tucker Anthony") as to the fairness, from a financial point of view, of the consideration to be received by the holders of The Lion Brewery, Inc. (the "Company") common stock, $.01 par value (the "Common Stock") pursuant to the Agreement and Plan of Merger dated September 17, 1998 (the "Agreement") by and among the Company and Malt Acquiring, Inc. ("MAI"). Pursuant to the Agreement, MAI will be merged with and into the Company in accordance with applicable law (the "Merger"). Under the terms of the Agreement, each outstanding share of Common Stock (other than shares held by dissenting shareholders, if any) shall be converted into the right to receive an amount in cash of $4.70 (the "Merger Consideration").

          Tucker Anthony, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Tucker Anthony has served as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for its services, a significant portion of which is payable upon the consummation of the Merger.

          In arriving at our opinion, we have among other things:

          (i)  Reviewed the Agreement;

          (ii) Reviewed certain historical financial and other information concerning the Company for the five fiscal years ended September 30, 1997 and results for the nine months ended June 30, 1998, including the Company's reports on Forms 10-K and 10-Q;

          (iii)Held discussions with the senior management of the Company with respect to its past and current financial performance, financial condition and future prospects;

          (iv) Reviewed certain internal financial data, projections and other information of the Company, including financial projections prepared by management, and performed a discounted cash flow analysis using such projections;

          Board of Directors
          The Lion Brewery, Inc.
          September 17, 1998
          Page 2 of 2



          (v) Analyzed certain publicly available information of other companies that operate in similar industries and compared the Company from a financial point of view with certain of these companies;

          (vi) Reviewed   the   consideration   received   by   stockholders  in
               acquisitions of companies that operate in similar industries or that we otherwise deemed relevant to our inquiry;

          (vii)Reviewed historical trading activity of the Common Stock and considered the prospects for dividends and price movement; and

          (viii)Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

          In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by the Company and have not attempted to verify any of such information. We have assumed (i) that the financial projections provided to us have been prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance and results of the Company, and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods estimated. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of the Company nor did we verify any of the Company's books or records. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date hereof, and the information made available to us through the date hereof.

          This opinion is being furnished for the use and benefit of the Company's Board of Directors and is not a recommendation to shareholders. Tucker Anthony has advised the Board of Directors that it does not believe any person other than the Board of Directors has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

          Based upon and subject to the foregoing, it is our opinion that the Merger Consideration to be received by the stockholders of the Company pursuant to the Agreement is fair to such stockholders, from a financial point of view, as of the date hereof.

                                                  Very truly yours,

                                                  /s/  Tucker Anthony Inc.

                                                                ANNEX C
                                                                -------


                                VOTING AGREEMENT

                                   VOTING AGREEMENT

               VOTING AGREEMENT, dated as of September 17, 1998, among MALT ACQUIRING, INC., a Pennsylvania corporation ("Purchaser"), and each other entity and person listed on the signature pages hereof
          (each, a "Stockholder").    WHEREAS, as of the date hereof, each
          Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $.01 per share ("Lion Common Stock"), of The Lion Brewery, Inc., a Pennsylvania corporation ("Lion"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares and any shares hereafter acquired by any Stockholder prior to the termination of this Agreement being referred to herein as the "Shares");

               WHEREAS, Purchaser and Lion propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger (the "Merger") of Purchaser with and into Lion; and

               WHEREAS, as a condition to the willingness of Purchaser to enter into the Merger Agreement, Purchaser has requested that each Stockholder agree, and, in order to induce Purchaser to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to grant Purchaser certain voting rights and enter into certain other agreements with respect thereto;

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                      ARTICLE I

                            TRANSFER AND VOTING OF SHARES

               Section 1.01.  Transfer of Shares.  During the term of this
                              ------------------
          Agreement, and except as otherwise provided herein, each Stockholder shall not (a) sell, pledge (other than Permitted Liens (as defined below)) or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to its Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale,assignment, transfer or other disposition of any Lion Common Stock.Exercise of rights or remedies pursuant to bona fide pledges of Shares to banks or other financial institutions ("Permitted Liens") are not restricted by this Agreement; provided that in the case of Permitted Liens granted after the date of this Agreement, such Shares continue to be subject to Section 1.02 hereof.

               Section 1.02.  Voting of Shares; Further Assurances.  (a)
                              ------------------------------------
          Each Stockholder, by this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint Purchaser, or any nominee of Purchaser, with full power of substitution, during and for the term of this Agreement, as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of Lion, or any action by written consent in lieu of a meeting of the stockholders of Lion (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Purchaser that the law of the Commonwealth of Pennsylvania may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between Lion and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Lion under the Merger Agreement, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger
          Agreement.   Each Stockholder further agrees to cause the Shares
          owned by it beneficially to be voted in accordance with the foregoing. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement,and that the proxy and voting authority created hereby are coupled with an interest in the Shares and irrevocable until termination of the Merger Agreement.

               (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Purchaser the power to carry out the provisions of this Agreement.

               Section 1.03.  Term. This Agreement shall remain in effect
                              ----
          until the consummation of the Merger Agreement or its earlier termination pursuant to Article 7 thereof.


                                      ARTICLE II

                                  GENERAL PROVISIONS

               Section 2.01.  Notices.  All notices and other
                              -------
          communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

               (a)  if to Purchaser

                    Mr. Charles E. Lawson, Jr.
                    700 North Pennsylvania Avenue
                    Wilkes-Barre, PA  18705
                    Telecopier No.: (717) 823-9073

                    with a copy to:

                    Gregory Katz, Esq.
                    Thelen Reid & Priest, LLP
                    40 West 57th Street
                    New York, New York  10019
                    Telecopier No.: (212) 603-2001

               (b) If to a Stockholder, to the address set forth under that Stockholder's name on Exhibit A hereof.

                    with a copy to:
                    Andrew J. Beck, Esq.
                    Haythe & Curley
                    237 Park Avenue
                    New York, New York  10017-3142
                    Telecopier No.: (212) 682-0200


               Section 2.02.  Headings.  The headings contained in this
                              --------
          Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               Section 2.03.  Severability.  If any term or other provision
                              ------------
          of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

               Section 2.04.  Entire Agreement.  This Agreement constitutes
                              ----------------
          the entire agreement of the parties and supersedes all prior agreements and undertakings,both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

               Section 2.05.  Assignment.  This Agreement shall not be
                              ----------
          assigned by operation of law or otherwise.

               Section 2.06.  Parties in Interest.  This Agreement shall be
                              -------------------
          binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               Section 2.07.  Enforcement of Agreement.  The parties hereto
                              ------------------------
          agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts of the Commonwealth of Pennsylvania located in Wilkes-Barre, Pennsylvania or of the United States for the Middle District of Pennsylvania, this being in addition to any other remedy to which such party may be entitled at law or in equity. By each party's execution and delivery hereof, such party hereby irrevocably submits to the jurisdiction of any such court in connection with any such suit or proceeding,irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement, and each party irrevocably waives personal service of any summons, complaint or other process which may be made by any other means permitted by Pennsylvania law, and irrevocably consents to service pursuant to the notice provisions of Section 2.01 hereof. EACH PARTY HERETO FURTHER HEREBY IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BROUGHT HEREUNDER.

               Section 2.08.  Governing Law.  This Agreement shall be
                              -------------
          governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts executed and to be performed entirely within that state, without regard to the conflicts of laws principles thereof.

               Section 2.09.  Counterparts.  This Agreement may be executed
                              ------------
          in one or more counterparts, and by the different parties hereto in separate counterparts,each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               Section 2.10  Amendments.  This Agreement may not be amended
                             ----------
          except by an instrument in writing signed by or on behalf of each of the parties hereto.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        MALT ACQUIRING, INC.



                                        By:  /s/ Charles E. Lawson
                                             -----------------------------
                                             Charles E. Lawson, Jr.,
                                             President


                                        QUINCY PARTNERS
                                        By: Sans Peur Corp., general
                                             partner



                                        By:  /s/ D.J. Sutherland
                                             -----------------------------
                                             D.J. Sutherland, President

                                        LION PARTNERS COMPANY L.P.



                                        By:  /s/ D.J. Sutherland
                                             -----------------------------
                                             D.J. Sutherland, President of
                                             the corporate general partner
                                             of Quincy Partners, its
                                             general partner.

                                        NORTHWOOD VENTURES LLC



                                        By:  /s/ Henry T. Wilson
                                             ----------------------------
                                             Managing Director


                                        WESTON PRESIDIO OFFSHORE
                                        CAPITAL C.V.


                                        By:  Carlo von Schroeter
                                             ----------------------------
                                             Authorized Signatory

                                      EXHIBIT A

                                 LIST OF STOCKHOLDERS

          NAME AND ADDRESS OF STOCKHOLDER              NUMBER OF SHARES
          -------------------------------              ----------------

          Lion Partners Company, L.P.                       1,495,184
          c/o Quincy Partners
          P.O. Box 154
          High Farms Road
          Glen Head, New York  11545
          Telecopier No. 516-759-1754


          Weston Presidio Offshore Capital C.V.               150,000
          One Federal Street
          21st Floor
          Boston, MA  02111
          Telecopier No. 617-988-2515


          Quincy Partners                                      50,000
          P. O. Box 154
          High Farms Road
          Glen Head, New York  11545
          Telecopier No. 516-759-1754


          Northwood Ventures LLC                               25,000
          485 Underhill Boulevard
          Syosset, New York  11791-3419
          Telecopier No. 516-364-0879

                                                                ANNEX D
                                                                -------



                       DISSENTERS RIGHTS PROVISIONS OF THE
                      PENNSYLVANIA BUSINESS CORPORATION LAW

                        SUBCHAPTER D - DISSENTERS RIGHTS

ss.1571. Application and effect of subchapter.

         (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

          Section 1906(c) (relating to dissenters rights upon special treatment).
          Section 1930       (relating to dissenters rights).
          Section 1931(d)    (relating to dissenters rights in share exchanges).
          Section 1932(c)    (relating to dissenters rights in asset transfers).
          Section 1952(d)    (relating to dissenters rights in division).
          Section 1962(c)    (relating to dissenters rights in conversion).
          Section 2104(b)    (relating to procedure).
          Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
          Section 2325(b)    (relating to minimum vote requirement).
          Section 2704(c)    (relating to dissenters rights upon election).
          Section 2705(d) (relating to dissenters rights upon renewal of election).
          Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
          Section 7104(b)(3) (relating to procedure).

         (b)      Exceptions.

                  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                        (i)      listed on a national securities exchange; or

                        (ii)     held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

                  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                           (i) Shares converted by a plan if the shares are not
                  converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                           (ii) Shares of any preferred or special class unless
                  the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                           (iii) Shares entitled to dissenters rights under
                  section 1906(c) (relating to dissenters rights upon special treatment).

                  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

         (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

         (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                  (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

                  (2) A copy of this subchapter.

         (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

         (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

ss.1572. Definitions.

         The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

         "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have the sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

         "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

ss.1573. Record and beneficial holders and owners.

         (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

ss.1574. Notice of intention to dissent.

         If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

ss.1575. Notice to demand payment.

         (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

                  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

                  (4) Be accompanied by a copy of this subchapter.

         (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

ss.1576. Failure to comply with notice to demand payment, etc.

         (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

ss.1577. Release of restrictions or payment for shares.

         (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                  (2) A statement of the corporation's estimate of the fair value of the shares.

                  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value.

ss.1578. Estimate by dissenter of fair value of shares.

         (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

ss.1579. Valuation proceedings generally.

         (a)      General rule.  Within 60 days after the latest of:

                  (1)      Effectuation of the proposed corporate action;

                  (2)      Timely receipt of any demands for payment under
                           section 1575 (relating to notice to demand payment);
                           or

                  (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

                  If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53

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(relating to bases of jurisdiction and interstate and international procedure).
42 Pa.C.S.A. ss.5301 et. seq.

         (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

ss.1580. Costs and expenses of valuation proceedings.

         (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

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ss.1930. Dissenters rights.

         (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 Pa.C.S.A. ss. 1571 et. seq. (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

         (b) Plans adopted by directors only. Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(1)(i) (relating to adoption by board of directors).

         (c) Cross references. See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).


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